                                              Filed Pursuant to Rule 424(b)(5)
                                           Registration Statement No. 333-3574

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 24, 1998)

                           $472,881,618 (APPROXIMATE)

           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                   Depositor

                           FIRST UNION NATIONAL BANK,
                Seller, Master Servicer and Trust Administrator

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-B
   PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH, BEGINNING IN
                                  AUGUST 1998

    The Series 1998-B Mortgage Pass-Through Certificates (the "Certificates") will consist of two groups of certificates (the "Group 1 Certificates" and the "Group 2 Certificates," respectively, and each, a "Group"). The Group 1 Certificates will consist of senior certificates (the "Class 1A Certificates"), mezzanine certificates (the "Class 1M Certificates") and subordinate certificates (the "Class 1B Certificates," and together with the Class 1M Certificates, the "Group 1 Subordinate Certificates"). The Group 2 Certificates will consist of senior certificates (the "Class 2A Certificates"), mezzanine certificates (the "Class 2M Certificates") and subordinate certificates (the "Class 2B Certificates," and together with the Class 2M Certificates, the "Group 2 Subordinate Certificates"). The Class 1A Certificates are generally senior, relative to the Class 1M and Class 1B Certificates, in right of distributions on the Pool 1 Mortgage Loans. As between the Class 1M Certificates and the Class 1B Certificates, the Class 1M Certificates are generally senior in right of distributions on the Pool 1 Mortgage Loans. The Class 1A Certificates will consist of fifteen classes of Certificates designated as the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-PO, Class 1A-WIO and Class A-R Certificates. The Class 1M Certificates will not be divided into subclasses. The Class 1B Certificates will consist of five classes of Certificates designated as the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates. The Class 1A Certificates, the Class 1M Certificates and the Class 1B-1 and Class 1B-2 Certificates are the only Group 1 Certificates offered hereby and are referred to herein collectively as the "Group 1 Offered Certificates." The Class 1B-1 and Class 1B-2 Certificates are referred to herein collectively as the "Offered Class 1B Certificates."
                                                        (continued on next page)
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                          INITIAL CLASS       CERTIFICATE
CLASS                  PRINCIPAL BALANCE(1)      RATE
-----                  --------------------   -----------
Class 1A-1                 $ 23,175,000          6.75%
Class 1A-2                 $  5,000,000          6.75%
Class 1A-3                 $124,054,000          6.75%
Class 1A-4                 $ 45,000,000          6.75%
Class 1A-5                 $ 15,145,000          6.75%
Class 1A-6                 $100,000,000          6.75%
Class 1A-7                 $    776,000          6.75%
Class 1A-8                 $  6,589,000          6.75%
Class 1A-9                 $ 18,048,000          6.75%
Class 1A-10                $ 41,194,000          6.75%
Class 1A-11                $ 11,155,764           (2)

                          INITIAL CLASS       CERTIFICATE
CLASS                  PRINCIPAL BALANCE(1)      RATE
-----                  --------------------   -----------
Class 1A-12                $  2,892,236           (3)
Class 1A-PO                $    372,518           (4)
Class 1A-WIO                         (5)          (6)
Class A-R                  $        100          6.75%
Class 1M                   $  6,180,000          6.75%
Class 1B-1                 $  5,149,000          6.75%
Class 1B-2                 $  2,060,000          6.75%
Class 2A                   $ 64,361,000           (7)
Class 2M                   $    832,000           (7)
Class 2B-1                 $    332,000           (7)
Class 2B-2                 $    566,000           (7)

--------------------------------------------------------------------------------
                                                        (footnotes on next page)

     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" ON PAGE S-26 HEREIN AND ON PAGE 10 IN THE ACCOMPANYING PROSPECTUS.

     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC. OR ANY OF ITS AFFILIATES. NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Group 1 Offered Certificates are being offered by First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), an affiliate of the Depositor, the Seller and the Master Servicer, and Salomon Brothers Inc ("Salomon," and together with First Union Capital Markets, the "Group 1 Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Group 2 Offered Certificates are being offered by First Union Capital Markets and PaineWebber Incorporated ("PaineWebber," and together with First Union Capital Markets, the "Group 2 Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Group 1 Underwriters and the Group 2 Underwriters are sometimes referred to herein collectively as the "Underwriters". See "Underwriting" herein. The aggregate proceeds to the Depositor from the sale of the Offered Certificates will be approximately $477,044,239, plus accrued interest, before deducting expenses payable by the Depositor, estimated to be approximately $550,000 in the aggregate.

    The Group 1 and Group 2 Underwriters expect to enter into market making transactions in the Group 1 and Group 2 Offered Certificates, respectively, but are not obligated to do so and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets in connection with such transactions.

    The Offered Certificates offered hereby are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates (other than the Class A-R Certificates) will be made in book-entry form only through the facilities of The Depository Trust Company on or about July 30, 1998 (the "Closing Date").

                    UNDERWRITERS OF THE GROUP 1 CERTIFICATES

FIRST UNION CAPITAL MARKETS                                 SALOMON SMITH BARNEY

                    UNDERWRITERS OF THE GROUP 2 CERTIFICATES

FIRST UNION CAPITAL MARKETS                             PAINEWEBBER INCORPORATED

The date of this Prospectus Supplement is July 24, 1998.

(chart continued from previous page)

(1) Approximate. The initial Class Principal Balances are subject to adjustment as described herein.

(2) The Class 1A-11 Certificates will bear interest at approximately 6.5063% per annum for purposes of the Distribution Date occurring in August 1998 and thereafter will bear interest, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.85% per annum, at a rate per annum equal to 0.85% in excess of the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") as more fully described herein under "Description of the Certificates -- LIBOR".

(3) The Class 1A-12 Certificates will bear interest at approximately 7.689985% per annum for purposes of the Distribution Date occurring in August 1998 and thereafter will bear interest, subject to a maximum rate of approximately 29.507143% per annum and a minimum rate of 0.000% per annum, at a rate per annum equal to the excess of (i) 29.507143% over (ii) the product of (a) approximately 3.857143 and (b) LIBOR.

(4) The Class 1A-PO Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

(5) The Class 1A-WIO Certificates are interest-only certificates, have no principal balance and will bear interest on the Class 1A-WIO Notional Amount (initially, approximately $378,009,974), as described herein under "Description of the Certificates -- Distributions -- Group 1-Interest" and "--Group 2-Interest."

(6) The Class 1A-WIO will bear interest at approximately 0.467633% per annum for purposes of the Distribution Date occurring in August 1998 and thereafter interest will accrue on the Class 1A-WIO Notional Amount with respect to each Distribution Date at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Premium Pool 1 Mortgage Loans (based on the Scheduled Principal Balances of the Premium Pool 1 Mortgage Loans as of such Distribution Date) minus 6.75%.

(7) The Group 2 Certificates will bear interest at approximately 7.065746% per annum for purposes of the Distribution Date occurring in August 1998 and thereafter interest will accrue on the Group 2 Certificates with respect to each Distribution Date at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Pool 2 Mortgage Loans (based on the Scheduled Principal Balances of the Pool 2 Mortgage Loans as of such Distribution Date).

(cover continued from previous page)

The Class 1M, Class 1B-1 and Class 1B-2 Certificates are referred to herein collectively as the "Group 1 Senior Subordinate Certificates." The Class 1B-3, Class 1B-4 and Class 1B-5 Certificates are referred to herein collectively as the "Group 1 Junior Subordinate Certificates." The Group 1 Junior Subordinate Certificates are not offered hereby. The Class 2A Certificates are generally senior, relative to the Class 2M and Class 2B Certificates, in right of distributions on the Pool 2 Mortgage Loans. As between the Class 2M Certificates and the Class 2B Certificates, the Class 2M Certificates are generally senior in right of distributions on the Pool 2 Mortgage Loans. The Class 2A Certificates and the Class 2M Certificates will not be divided into subclasses. The Class 2B Certificates will consist of five classes of Certificates designated as Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5. The Class 2A Certificates, the Class 2M Certificates and the Class 2B-1 and Class 2B-2 Certificates are the only Group 2 Certificates offered hereby and are referred to herein collectively as the "Group 2 Offered Certificates," and together with the Group 1 Offered Certificates, as the "Offered Certificates". The Class 2B-1 and Class 2B-2 Certificates are referred to herein collectively as the "Offered Class 2B Certificates"). Each class of Certificates within the Class 1A, Class 2A, Class 1M, Class 2M, Class 1B and 2B Certificates is referred to herein as a "Class."

     The Certificates will represent undivided interests in FURST Mortgage Loan Trust 1998-B (the "Trust Fund") consisting of two pools (each, a "Pool") of first-lien, fixed-rate mortgage loans (the "Pool 1 Mortgage Loans" and the "Pool 2 Mortgage Loans," and together the "Mortgage Loans") secured by mortgages, security deeds or deeds of trust on one- to four-family residential properties, all monies received thereunder on or after a specified cut-off date, security interests in the properties which secure the Mortgage Loans, and certain other property. The aggregate principal balance of the Mortgage Loans as of July 1, 1998 (the "Cut-Off Date") was $478,463,912.73 (the "Cut-Off Date Aggregate Loan Balance"). All of the properties securing the Pool 2 Mortgage Loans are located in Illinois. See "Risk Factors -- Geographic Concentration" herein. All of the Mortgage Loans have original terms to stated maturity (based on the date of origination or any later modification) of at least 15 years but no more than 30 years. The characteristics of the Mortgage Loans in each Pool are described herein under "The Mortgage Loan Pool."

     The Mortgage Loans conveyed to the Trust Fund by First Union Residential Securitization Transactions, Inc. (the "Depositor") were originated or purchased by First Union National Bank (in such capacity, the "Seller") or its affiliates and were acquired from the Seller by the Depositor. First Union National Bank will service the Mortgage Loans (in such capacity, the "Master Servicer") and serve as trust administrator (in such capacity, the "Trust Administrator"). The Trust Fund will be created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Seller, the Master Servicer, Trust Administrator and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee") and as document custodian (the "Document Custodian"). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated July 24, 1998 attached hereto (the "Prospectus").

     Holders (alternatively, the "Holders" or the "Certificateholders") of the Offered Certificates will receive distributions of principal and interest on the 25th day of each month (or, if such day is not a business day, the next following business day), beginning in August, 1998 (each such day, a "Distribution Date").

     Interest and principal will be distributable on the Group 1 Certificates solely out of the Pool 1 Distribution Amount, and on the Group 2 Certificates solely out of the Pool 2 Distribution Amount. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED. Therefore, the Holders of Offered Certificates of a Group may experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Holders of Certificates of the other Group.

     The Class 1A-PO Certificates are principal-only certificates and will not be entitled to distributions of interest. On any Distribution Date, the Holders of the Class 1M Certificates will receive distributions of interest only if the Holders of the Class 1A Certificates have received all amounts due them (other than the Class 1A-PO Deferred Amount) on such date. Distributions of principal to Holders of the Class 1M Certificates will be made only after the Holders of the Class 1A Certificates have received all distributions to which they are entitled (including, in the case of the Class 1A-PO Certificates, the Class 1A-PO Deferred Amount) and the Holders of the Class 1M Certificates have received the amount of interest due them with respect to such Distribution Date. On any Distribution Date, the Holders of a Class of Class 1B Certificates will receive distributions of interest only if the Holders of the Class 1A Certificates and the Class 1M Certificates and each Class of Class 1B Certificates with a lower numerical designation have received all amounts of interest and of principal (other than the Class 1A-PO Deferred Amount) to which they are entitled on such date. Distributions of principal to Holders of a Class of Class 1B Certificates will be made only after the Holders of the Class 1A Certificates (including in the case of the Class 1A-PO Certificates, the Class 1A-PO Deferred Amount), the Class 1M Certificates and each Class of Class 1B Certificates with a lower numerical designation have received all distributions to which they are entitled and such Class of Class 1B Certificates has received the amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class 1A Certificates on any Distribution Date will be allocated among the Classes of the Class 1A Certificates in the manner described herein under "Description of the Certificates -- Group 1 -- Principal (Including Prepayments)" and "-- Group 2 -- Principal (Including Prepayments)." Distributions to each Class of Offered Certificates will be made pro rata among Certificateholders of such Class.

     On any Distribution Date, the Holders of the Class 2M Certificates will receive distributions of interest only if the Holders of the Class 2A Certificates have received all amounts due them on such date. Distributions of principal to Holders of the Class 2M Certificates will be made only after the Holders of the Class 2A Certificates have received all distributions to which they are entitled and the Holders of the Class 2M Certificates have received the amount of interest due them with respect to such Distribution Date. On any Distribution Date, the Holders of a Class of Class 2B Certificates will receive distributions of interest only if the Holders of the Class 2A Certificates and the Class 2M Certificates and each Class of Class 2B Certificates with a lower numerical designation have received all amounts of interest and of principal to which they are entitled on such date. Distributions of principal to Holders of a Class of Class 2B Certificates will be made only after the Holders of the Class 2A Certificates, the Class 2M Certificates and each Class of Class 2B Certificates with a lower numerical designation have received all distributions to which they are entitled and such Class of Class 2B Certificates has received the amount of interest due with respect to such Distribution Date. Distributions to each Class of Offered Certificates will be made pro rata among Certificateholders of such Class.

     THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICULARLY THE CLASS 1A-PO CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE RELEVANT POOL OF MORTGAGE LOANS OR, IN THE CASE OF THE CLASS 1A-PO CERTIFICATES, ON THE DISCOUNT POOL 1 MORTGAGE LOANS, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM OR THE CLASS 1A-WIO CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, THAT

A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE RELEVANT POOL OF MORTGAGE LOANS OR, IN THE CASE OF THE CLASS 1A-WIO CERTIFICATES, ON THE PREMIUM POOL 1 MORTGAGE LOANS (PARTICULARLY THOSE PREMIUM POOL 1 MORTGAGE LOANS WITH HIGHER RATES OF INTEREST) COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM OR INVESTORS PURCHASING CLASS 1A-WIO CERTIFICATES SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE RELEVANT POOL OF MORTGAGE LOANS OR, IN THE CASE OF THE CLASS 1A-WIO CERTIFICATES, ON THE PREMIUM POOL 1 MORTGAGE LOANS (PARTICULARLY THOSE PREMIUM POOL 1 MORTGAGE LOANS WITH HIGHER RATES OF INTEREST) COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS 1A-PO CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THOSE POOL 1 MORTGAGE LOANS WITH NET MORTGAGE INTEREST RATES LESS THAN 6.75% (THE "DISCOUNT POOL 1 MORTGAGE LOANS"). THE YIELD TO INVESTORS IN THE CLASS 1A-WIO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THOSE POOL 1 MORTGAGE LOANS WITH NET MORTGAGE RATES GREATER THAN 6.75% (THE "PREMIUM POOL 1 MORTGAGE LOANS").

     THE YIELD TO MATURITY ON THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE POOL 1 MORTGAGE LOANS. INVESTORS IN THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES SHOULD CONSIDER CAREFULLY THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS OR A LOWER THAN ANTICIPATED LEVEL OF LIBOR WITH RESPECT TO THE CLASS 1A-11 CERTIFICATES OR A HIGHER THAN ANTICIPATED LEVEL OF LIBOR WITH RESPECT TO THE CLASS 1A-12 CERTIFICATES COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS 1A-11 OR CLASS 1A-12 CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     THE YIELD TO MATURITY OF THE CLASS 1M CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS 1A CERTIFICATES TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE POOL 1 MORTGAGE LOANS IN THE EVENT THAT THE CLASS 1B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. THE YIELD TO MATURITY OF EACH CLASS OF OFFERED CLASS 1B CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS 1A CERTIFICATES, THE CLASS 1M CERTIFICATES AND, IN THE CASE OF THE CLASS 1B-2 CERTIFICATES, THE CLASS 1B-1 CERTIFICATES, TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE POOL 1 MORTGAGE LOANS IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE CLASSES OF CLASS 1B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS HAVE REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES -- GROUP 1 -- INTEREST," "-- GROUP 1 -- PRINCIPAL (INCLUDING PREPAYMENTS)" AND
"-- SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

     THE YIELD TO MATURITY OF THE CLASS 2M CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS 2A CERTIFICATES TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE POOL 2 MORTGAGE LOANS IN THE EVENT THAT THE CLASS 2B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. THE YIELD TO MATURITY OF EACH CLASS OF OFFERED CLASS 2B CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS 2A CERTIFICATES, THE CLASS 2M CERTIFICATES AND, IN THE CASE OF THE CLASS 2B-2 CERTIFICATES, THE CLASS 2B-1 CERTIFICATES, TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE POOL 2 MORTGAGE LOANS IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE CLASSES OF CLASS 2B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS HAVE REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES -- GROUP 2 -- INTEREST," "-- GROUP 2 -- PRINCIPAL (INCLUDING PREPAYMENTS)" AND
"-- SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

     One or more elections will be made to treat certain segregated pools of assets held by the Trust Fund as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. The Certificates (other than the Class A-R Certificate) will represent "Regular Interests" in a REMIC and the Class A-R Certificate will represent a "Residual Interest" in the REMIC. The Class A-R Certificate is sometimes referred to herein as the "Residual Certificate." See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     Although the Class 1A-10 Certificates are Senior Certificates, the Class 1A-10 Certificates generally will not be entitled to receive any distributions of scheduled principal or principal prepayments on the Pool 1 Mortgage Loans until the Distribution Date in August 2003. Therefore, the Class 1A-10 Certificates will not be entitled to receive the disproportionate allocations of such principal prepayments that the other Class 1A

Certificates are entitled to receive. See "Description of the Certificates -- Distributions -- Group 1" and "Prepayment and Yield Considerations" herein.

     The Group 1 and Group 2 Underwriters intend to make a secondary market in the Group 1 and Group 2 Offered Certificates, respectively, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will provide Holders of the Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. In addition, the Class 1M, Class 2M, Class 1B, Class 2B and Class A-R Certificates are subject to various transfer restrictions described herein.

     The Offered Certificates constitute part of a separate series of Mortgage Pass-Through Certificates being offered by the Depositor from time to time pursuant to the Prospectus. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus, and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     To the extent that any statements in this Prospectus Supplement modify statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or such Underwriter will deliver or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     It is a condition to the issuance of the Group 1 Certificates that the Class 1A Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch"), that the Class 1M Certificates be rated not less than "Aa" by Moody's and "AA" by Fitch, that the Class 1B-1 Certificates be rated not less than "A" by Moody's and "A" by Fitch and that the Class 1B-2 Certificates be rated not less than "Baa" by Moody's and "BBB" by Fitch.

     It is a condition to the issuance of the Group 2 Certificates that the Class 2A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies ("S&P") and "AAA" by Fitch, that the Class 2M Certificates be rated not less than "AA" by S&P and "AA" by Fitch, that the Class 2B-1 Certificates be rated not less than "A" by S&P and "A" by Fitch and that the Class 2B-2 Certificates be rated not less than "BBB" by S&P and "BBB" by Fitch.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by or on behalf of the Trust Fund with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates made by this Prospectus Supplement. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Secretary of First Union Residential Securitization Transactions, Inc. in writing at 301 South College Street, Charlotte, North Carolina 28288-0600, or by telephone at (704) 383-3624.

                  SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

Securities Offered.........  Mortgage Pass-Through Certificates, Series 1998-B.

Trust Fund.................  FURST Mortgage Loan Trust 1998-B (the "Trust Fund")
                             will be formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 1, 1998 among First Union Residential Securitization Transactions, Inc., as depositor (the "Depositor"), First Union National Bank ("First Union"), as seller (the "Seller"), as master servicer (the "Master Servicer") and as trust administrator (the "Trust Administrator"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and as document custodian (the "Document Custodian"). The property of the Trust Fund will include two pools (each, a "Pool") of first-lien, fixed-rate Mortgage Loans (the "Pool 1 Mortgage Loans" and the "Pool 2 Mortgage Loans", and together, the "Mortgage Loans"), secured by deeds of trust, security deeds or mortgages on residential properties that are primarily one- to four-family residential properties (the "Mortgaged Properties"); payments in respect of the Mortgage Loans received on and after the Cut-Off Date; property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and certain other property, as described more fully herein.

                             With respect to any date, the "Aggregate Loan Balance" will be equal to the aggregate of the outstanding principal balances of all Mortgage Loans as of such date. The "Cut-Off Date Loan Balance" with respect to each Mortgage Loan is the Scheduled Principal Balance (as defined herein) thereof as of the Cut-Off Date. The "Loan Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Loan Balance, minus all collections applied in reduction of the Cut-Off Date Loan Balance of such Mortgage Loan. The Loan Balance of a Liquidated Mortgage Loan (as defined herein) after the Collection Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero. The "Collection Period" with respect to any Distribution Date or Determination Date is the calendar month immediately preceding the calendar month in which such Distribution Date or Determination Date, as the case may be, occurs. Interest on each Mortgage Loan is payable monthly at a rate per annum (the "Loan Rate") specified in the related Mortgage Note on the outstanding Loan Balance thereof.

Depositor..................  First Union Residential Securitization
                             Transactions, Inc. ("FURST"), a North Carolina corporation, a wholly owned, limited purpose subsidiary of the Seller and an affiliate of First Union Capital Markets, will sell the Mortgage Loans to the Trust Fund in exchange for the Certificates. The Mortgage Loans will be acquired by the Depositor from the Seller.

Seller.....................  First Union National Bank, a national banking association, a wholly owned subsidiary of First Union Corporation and an affiliate of First Union Capital Markets, will originate or acquire the Mortgage Loans and sell them to the Depositor.

Master Servicer............  First Union National Bank will service the Mortgage
                             Loans.

Trustee and Document
Custodian..................  Norwest Bank Minnesota, National Association, a
                             national banking association, will act as trustee and document custodian of the Trust Fund.

Trust Administrator........  First Union National Bank will serve as Trust
                             Administrator. See "The Trustee -- Trust
                             Administrator" in this Prospectus Supplement.

Principal Amount
  of the Offered
  Certificates.............  $472,881,618 (approximate, subject to an upward or downward variance of no more than 5% with respect to each Group).

Description of the
Certificates...............  The Series 1998-B Certificates will consist of the
                             Group 1 Certificates and the Group 2 Certificates. The Group 1 Certificates will consist of the Class 1A Certificates, the Class 1M Certificates and the Class 1B Certificates. The Group 2 Certificates will consist of the Class 2A Certificates, the Class 2M Certificates and the Class 2B Certificates. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED.

                             The Class 1A Certificates are generally senior, relative to the Class 1M and Class 1B Certificates, in right of distributions on the Pool 1 Mortgage Loans underlying the Group 1 Certificates. As between the Class 1M Certificates and the Class 1B Certificates, the Class 1M Certificates are generally senior in right of distributions on the Pool 1 Mortgage Loans and as among the Classes of Class 1B Certificates, the Classes with lower numerical designations are generally senior in right of distributions on the Pool 1 Mortgage Loans relative to those Classes with higher numerical designations.

                             The Class 2A Certificates are generally senior, relative to the Class 2M and Class 2B Certificates, in right of distributions on the Pool 2 Mortgage Loans underlying the Group 2 Certificates. As between the Class 2M Certificates and the Class 2B Certificates, the Class 2M Certificates are generally senior in right of distributions on the Pool 2 Mortgage Loans and as among the Classes of Class 2B Certificates, the Classes with lower numerical designations are generally senior in right of distributions on the Pool 2 Mortgage Loans relative to those Classes with higher numerical designations.

                             The Class 1A and Class 2A Certificates are sometimes referred to herein as the "Class A Certificates" or the "Senior Certificates". The Class 1M and Class 2M Certificates are sometimes referred to herein as the "Class M Certificates." The Class 1B and Class 2B Certificates are sometimes referred to herein as the "Class B Certificates." See "--Distributions of Principal and Interest" in this Summary below.

                             The Class 1A Certificates will consist of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-PO, Class 1A-WIO and Class A-R Certificates. The Class 1M Certificates will not be divided into subclasses. The Class 1B Certificates will consist of the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates. The Class 1A Certificates, the Class 1M Certificates and the Class 1B-1 and Class 1B-2 Certificates are referred to in this Prospectus Supplement collectively as the "Group 1 Offered Certificates." The Class 1B-1 and Class 1B-2 Certificates are referred to in this Prospectus Supplement collectively as the "Offered Class 1B Certificates."

                             The Class 1M, Class 1B-1 and Class 1B-2
                             Certificates are sometimes collectively referred to herein as the "Group 1 Senior Subordinate Certificates."

                             The Class 1B-3, Class 1B-4 and Class 1B-5
                             Certificates are sometimes collectively referred to herein as the "Group 1 Junior Subordinate Certificates."

                             The Group 1 Junior Subordinate Certificates are not offered hereby. Any information contained herein relating to the Class 1B-3, Class 1B-4 or Class 1B-5 Certificates is presented solely to provide a better understanding of the Group 1 Offered Certificates.

                             The Class 2A and Class 2M Certificates will not be divided into subclasses. The Class 2B Certificates will consist of the Class 2B-1 Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates. The Class 2A, Class 2M, Class 2B-1 and Class 2B-2 Certificates are referred to in this Prospectus Supplement as the "Group 2 Offered Certificates." The Class 2B-1 and Class 2B-2 Certificates are referred to in this Prospectus Supplement collectively as the "Offered Class 2B Certificates."

                             The Class 2M, Class 2B-1 and Class 2B-2
                             Certificates are sometimes collectively referred to herein as the "Group 2 Senior Subordinate Certificates."

                             The Class 2B-3, Class 2B-4 and Class 2B-5
                             Certificates are sometimes collectively referred to herein as the "Group 2 Junior Subordinate Certificates."

                             The Group 2 Junior Subordinate Certificates are not offered hereby. Any information contained herein relating to the Class 2B-3, Class 2B-4 or Class 2B-5 Certificates is presented solely to provide a better understanding of the Group 2 Offered Certificates.

                             The approximate initial Class Principal Balances or Notional Amount, if applicable, and the interest rate applicable to each Class of the Offered Certificates (each, a "Certificate Rate") will be as set forth or described on the cover hereof. Any difference between the aggregate principal balance of the Class 1A, Class 1M and Offered Class 1B Certificates or Class 2A, Class 2M and Offered Class 2B Certificates as of the date of issuance of the Series 1998-B Certificates and the approximate aggregate initial principal balance of such Class as of the date of this Prospectus Supplement will not, with respect to the Class 1A or Class 2A Certificates, exceed 5% of the aggregate initial principal balance of the Class 1A Certificates or Class 2A Certificates, respectively, stated on the cover of this Prospectus Supplement, with respect to the Class 1M Certificates and Offered Class 1B Certificates, will be subject to the final subordination levels for the Group 1 Certificates and with respect to the Class 2M Certificates and Offered Class 2B Certificates will be subject to the final subordination levels for the Group 2 Certificates.

Denominations..............  The Offered Certificates, other than the Class 1A-7
                             Certificates, the Class 1A-WIO Certificates and the Class A-R Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance or Notional Amount, as applicable, each and multiples of $1 in excess thereof. The Class 1A-7 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class 1A-WIO Certificates are offered in minimum denominations equivalent to not less than $38,000,000 initial Notional Amount and multiples of $1 in excess thereof, provided, however, that one Class 1A-WIO Certificate will be issued in a denomination of $36,009,973.92. The Class A-R Certificate, which will have an initial Class Principal Balance of $100, will be offered in registered, certificated form in a single denomination of a 100% Percentage Interest. "Percentage Interest" means, as to any Class of Certificates (other than the Class 1A-WIO Certificates and the Class A-R Certificate), the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all certificates of the same Class.

Cut-Off Date...............  July 1, 1998.

Pooling and Servicing
  Agreement................  The Pooling and Servicing Agreement dated as of
                             July 1, 1998 among the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Document Custodian and the Trustee relating to the Certificates.

The Mortgage Loans.........  The Pool 1 Mortgage Loans are the source of distributions to Holders of the Group 1
                             Certificates and will not be available for distribution on the Group 2 Certificates. The Pool 2 Mortgage Loans are the source of distributions to Holders of the Group 2 Certificates and will not be available for distribution on the Group 1 Certificates. The Mortgage Loans to be conveyed to the Trust Fund consist of Mortgages and the related Mortgage Notes on single-family properties (which may include condominiums, manufactured/modular homes, townhouses, rowhouses or homes in one- to four-family residences), including investment properties, located in 47 states and the District of Columbia with respect to the Pool 1 Mortgage Loans and in Illinois with respect to the Pool 2 Mortgage Loans. No Loan-to-Value Ratio (as defined herein) (based upon appraisals made at the time of origination of the related Mortgage Loan) relating to any Mortgage Loan exceeded 95% as of the Cut-Off Date. All Mortgage Loans with Loan-to-Value Ratios greater than 80% will be insured by primary mortgage insurance. Neither the Offered Certificates nor the underlying Mortgage Loans are guaranteed by the Depositor, the Seller, the Master Servicer or the Trust Administrator or any affiliate of the Depositor, the Seller, the Master Servicer or the Trust Administrator. Neither the Offered Certificates nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality. No Mortgage Loan matures after July 1, 2028. Each of the Mortgage Loans provides for a schedule of substantially level and equal monthly payments sufficient to amortize fully its principal balance over the amortization period for such Mortgage Loan. As of the Cut-Off Date, none of the Mortgage Loans were more than 30 days past due, and none of the Mortgage Loans has been more than 30 days past due more than once in the 12 months preceding the Cut-Off Date. All of the Mortgage Loans have original terms to stated maturity (based on the date of origination or any later modification) of at least 15 years but not more than 30 years.

                             The Seller expects the Mortgage Loans to have the characteristics described below.

                       SELECTED POOL 1 MORTGAGE LOAN DATA
                       APPROXIMATE AS OF THE CUT-OFF DATE

Pool 1 Mortgage Loans

Number of Mortgage Loans.....................  1,345
Aggregate Unpaid Loan Balance................  $411,940,261.82
Range of Unpaid Loan Balances................  $18,865.04 to $999,257.85
Average Unpaid Loan Balance..................  $306,275.29
Range of Loan Rates..........................  6.875% to 9.625%
Weighted Average Loan Rate...................  7.454%
Range of Stated Remaining Terms to
  Maturity...................................  176 to 360 months
Weighted Average Stated Remaining Term to
  Maturity...................................  355 months
Weighted Average Loan Age(1).................  3 months
Range of Original Loan-to-Value Ratios.......  22.00% to 95.00%
Weighted Average Original Loan-to-Value
  Ratio......................................  74.83%
Geographic Concentration of Mortgaged
  Properties Securing Mortgage Loans in
  Excess of 5% of Aggregate Unpaid Principal
  Balance(2).................................  California -- 13.63%, Massachusetts -- 8.01%,
                                               Florida -- 6.69%, Georgia -- 6.58%,
                                               Arizona -- 6.34%, Virginia -- 5.93%,
                                               Maryland -- 5.76%

---------------

(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-Off Date.
(2) Approximate.

                       SELECTED POOL 2 MORTGAGE LOAN DATA
                       APPROXIMATE AS OF THE CUT-OFF DATE

Pool 2 Mortgage Loans

Number of Mortgage Loans.....................  218
Aggregate Unpaid Loan Balance................  $66,523,650.91
Range of Unpaid Loan Balances................  $181,019.65 to $709,816.77
Average Unpaid Loan Balance..................  $305,154.36
Range of Loan Rates..........................  6.375% to 8.875%
Weighted Average Loan Rate...................  7.242%
Range of Stated Remaining Terms to
  Maturity...................................  180 to 337 months
Weighted Average Stated Remaining Term to
  Maturity...................................  295 months
Weighted Average Loan Age(1).................  58 months
Range of Original Loan-to-Value Ratios.......  30.00% to 95.00%
Weighted Average Original Loan-to-Value
  Ratio......................................  71.12%
Location of All Mortgaged Properties.........  Illinois

---------------

(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-Off Date.

                             For a further description of the Mortgage Loans, see "The Mortgage Loan Pool" herein.

Distributions of Principal
and Interest...............  Distributions in General.  Distributions will be made on the 25th day of each month, or, if such day is not a business day, on the succeeding business day (each such date is referred to in this Prospectus Supplement as a "Distribution Date"), commencing in August 1998, to holders of record at the close of business on the last business day of the preceding month. In the case of the Book-Entry Certificates, the holder of record will be Cede & Co., as nominee of DTC.

                             The amount available for distribution on any Distribution Date to each Group of Certificates is primarily a function of (i) the amount remitted by mortgagors of the Mortgage Loans in the applicable Pool in payment of their scheduled installments of principal and interest, (ii) the amount of any prepayments made by the mortgagors of the Mortgage Loans in the applicable Pool, (iii) the amount of any proceeds from liquidations of defaulted Mortgage Loans in the applicable Pool and (iv) the amount of any Monthly Advances made with respect to such Distribution Date.

                             Distributions in respect of the Group 1
                             Certificates will be made solely from payments and other collections received in respect of the Pool 1 Mortgage Loans and distributions in respect of the Group 2 Certificates will be made solely from payments and other collections received in respect of the Pool 2 Mortgage Loans. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED.

                             On any Distribution Date, Holders of the Class 1A Certificates and the Class 2A Certificates will be entitled to receive all amounts due them (other than the Class 1A-PO Deferred Amount, as defined on page S-78) before any distributions are made to Holders of the related Class M or Class B Certificates of such Group on that Distribution Date. The Class 1A-PO Certificates will be entitled to receive the Class 1A-PO Deferred Amount as described below. The amount that is available to be distributed to a Group on any Distribution Date will be allocated first to pay interest due to the Holders of the Class A Certificates of such Group and then, if the amount available for distribution exceeds the amount of interest due to the Holders of such Certificates, to pay the principal due to the Holders of the Class A Certificates of such Group. The likelihood that a Holder of a particular Class of Class A Certificates of such Group (other than the Class 1A-PO Certificates) will receive principal distributions on any Distribution Date will depend on the priority in which such Class is entitled to principal distributions, as set forth under the headings "Description of the Certificates -- Distributions -- Group
                             1 -- Principal (Including Prepayments)",
                             "-- Distributions -- Group 2 -- Principal
                             (Including Prepayments)" and "-- Calculation of Amount to be Distributed to the Class 1A Certificates (other than the Class 1A-PO Certificates)" in this Prospectus Supplement.

                             After all amounts due on the Class 1A Certificates (other than the Class 1A-PO Deferred Amount) have been paid, the amount remaining will be distributed, in the following order, to pay (i) any Class 1A-PO Deferred Amount, first from amounts otherwise distributable as principal on the Classes of Class 1B Certificates in reverse numerical order (i.e., first from amounts otherwise distributable as principal on the Class 1B-5 Certificates, then from amounts otherwise distributable as principal on the Class 1B-4 Certificates, and so on), and then from amounts otherwise distributable as principal on the Class 1M Certificates, (ii) interest due to the Holders of the Class 1M Certificates, (iii) principal due to the Holders of the Class 1M Certificates less any amounts used to pay the Class 1A-PO Deferred Amount and (iv) with respect to each Class of Class 1B Certificates sequentially in numerical order, interest due and then principal due to the Holders of each such Class of Class 1B Certificates before any Classes of Class 1B Certificates with higher numerical designations receive any payments in respect of interest or principal, provided that the principal due to the Holders of any Class of Class 1B Certificates will be reduced by any amount used to pay the Class 1A-PO Deferred Amount. See "Description of the Certificates -- Distributions" in this Prospectus Supplement.

                             After all amounts due on the Class 2A Certificates have been paid, the amount remaining will be distributed, in the following order, to pay (i) interest due to the Holders of the Class 2M Certificates, (ii) principal due to the Holders of the Class 2M Certificates and (iii) with respect to each Class of Class 2B Certificates sequentially in numerical order, interest due and then principal due to the Holders of each such Class of Class 2B Certificates before any Classes of Class 2B Certificates with higher numerical designations receive any payments in respect of interest or principal. See "Description of the Certificates -- Distributions" in this Prospectus Supplement.

                             If any mortgagor is delinquent in the payment of principal or interest on a Mortgage Loan in any month, the Master Servicer is required to advance such payment unless the Master Servicer determines that the delinquent amount will not be recoverable by the Master Servicer from insurance proceeds, liquidation proceeds or other recoveries on the related Mortgage Loan. See "Description of the Certificates -- Advances" in this Prospectus Supplement.

                             Interest Distributions. The amount of interest to which Holders of each Class of Offered Certificates, other than the Class 1A-PO and Class 1A-WIO Certificates, will be entitled each month is calculated based on the outstanding principal balance of such Class as of the related Distribution Date minus certain shortfalls described herein. Interest will accrue each month on each such Class according to the following formula: 1/12th of the Certificate Rate for such Class multiplied by the outstanding principal balance of such Class as of the related Distribution Date. The amount of interest to which the Holders of the Class 1A-WIO Certificates are entitled each month is calculated based on a notional amount. A "Notional Amount" is an amount other than the actual outstanding principal balance of a Class and is solely used for the purpose of computing the amount of interest accrued on such Class. A notional amount does not entitle a Holder to receive distributions of principal on the basis of such notional amount. The Notional Amount of the Class 1A-WIO Certificates will equal the aggregate Scheduled Principal Balance (as defined herein) of the Premium Pool 1 Mortgage Loans as of the related Distribution Date. Interest will accrue on the Class 1A-WIO Certificates during each month according to the following formula: 1/12th of the Certificate Rate for such Class multiplied by the Notional Amount of such Class as of the related Distribution Date.

                             Holders of the Class 1A-PO Certificates will not be entitled to receive distributions of interest.

                             The "Certificate Rate" for each Class of Group 1 Offered Certificates, other than the Class 1A-WIO Certificates, is the percentage described on the cover of this Prospectus Supplement. The Certificate Rate for the Class 1A-WIO Certificates with respect to any Distribution Date will equal
                             (a) the weighted average of the Net Mortgage
                             Interest Rates of the Premium Pool 1 Mortgage Loans (based on the Scheduled Principal Balances of the Premium Pool 1 Mortgage Loans as of such Distribution Date) minus (b) 6.75%. The Certificate Rate for the Group 2 Offered Certificates with respect to any Distribution Date will equal the weighted average of the Net Mortgage Interest Rates of the Pool 2 Mortgage Loans based on the Scheduled Principal Balances of the Pool 2 Mortgage Loans as of each Distribution Date.

                             When mortgagors prepay principal or when principal is recovered through foreclosures or other liquidations of defaulted Mortgage Loans, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls. These interest shortfalls are handled differently, depending on the nature of the event resulting in the interest shortfall.

                             In the case of principal prepayments in full by mortgagors, with respect to each Pool, the Master Servicer will be obligated to cover resulting interest shortfalls with respect to a Distribution Date in an amount (such amount, "Compensating Interest") up to the Available Servicing Compensation for such Pool and such Distribution Date.

                             Shortfalls in collection of interest with respect to a Pool resulting from principal prepayments in full by mortgagors, to the extent they exceed the amount of Compensating Interest for such Pool with respect to a Distribution Date ("Non-Supported Interest Shortfalls"), will be allocated pro rata among the Class A Certificates of the related Group (other than the Class 1A-PO Certificates), the Class M Certificates of such Group and the Class B Certificates of such Group, based on their then-outstanding principal balances. The amount allocated to the Class A or Class B Certificates of such Group will be allocated pro rata among the Classes of Class A or Class B Certificates of such Group, as the case may be, based on interest accrued. See "Description of the
                             Certificates -- Group 1 -- Interest" and "-- Group 2 -- Interest" in this Prospectus Supplement.

                             Interest shortfalls with respect to a Pool resulting from partial principal prepayments and other unscheduled principal receipts (other than principal prepayments in full by mortgagors) will not be covered by the Master Servicer, but instead will be borne first by the Class B Certificates of the related Group in reverse numerical order, second by the Class M Certificates of such Group and, finally, pro rata by the Class A Certificates of such Group based on interest accrued. See "Description of the Certificates -- Subordination of Class M and Class B Certificates" in this Prospectus Supplement.

                             In addition, the amount of interest required to be distributed to Holders of the Group 1 Certificates or the Group 2 Certificates will be reduced by a portion of certain Special Hazard Losses, Fraud Losses and Bank-ruptcy Losses on the Mortgage Loans in the related Pool attributable to interest. See "-- Credit Enhancement -- Extent of Loss Coverage" in this Summary below and "Description of the Certificates -- Group 1 -- Interest" and "-- Group 2 -- Interest" in this Prospectus Supplement.

                             To the extent that the amount available for distribution to a Group on any Distribution Date is insufficient to permit the distribution of the applicable amount of accrued interest on the Class A Certificates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to the Class A Certificates of such Group as described above), the amount of interest to be distributed will be allocated among the outstanding Classes of Class A Certificates of such Group in accordance with their respective entitlements to interest. The amount of any deficiency will be added to the amount of interest that the Class A Certificates of such Group are entitled to receive on subsequent Distribution Dates. No interest will accrue on such deficiencies.

                             To the extent that the amount available for distribution to a Group on any Distribution Date, after the payment of all amounts due the Class A Certificates of such Group (other than any Class 1A-PO Deferred Amount) has been made, is insufficient to permit distribution in full of accrued interest on the Class M Certificates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to the Class M Certificates of such Group as described above), the amount of any deficiency will be added to the amount of interest that the Class M Certificates of such Group are entitled to receive on subsequent Distribution Dates. No interest will accrue on such deficiencies.

                             To the extent that the amount available for distribution to a Group on any Distribution Date, after the payment of all amounts due the Class A Certificates of such Group (other than the Class 1A-PO Deferred Amount), the Class M Certificates of such Group and each Class of Class B Certificates of such Group with a lower numerical designation has been made, is insufficient to permit distribution in full of accrued interest on a Class of Class B Certificates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to such Class of Class B Certificates of such Group as described above), the amount of any deficiency will be added to the amount of interest that such Class of Class B Certificates is entitled to receive on subsequent Distribution Dates. No interest will accrue on such deficiencies.

                             Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                             See "Description of the Certificates -- Group
                             1 -- Interest" and "--Group 2 -- Interest" in this Prospectus Supplement.

                             Principal Distributions.

                             Group 1. The aggregate amount of principal to which the Holders of the Class 1A Certificates (other than the Holders of the Class 1A-PO Certificates) are entitled each month will equal the sum for each Pool 1 Mortgage Loan of the product of (a) the Non-PO Fraction applicable to such Pool 1 Mortgage Loan and (b) the sum of (i) a percentage (the "Class A Percentage") of scheduled payments of principal on such Pool 1 Mortgage Loan and (ii) a percentage (the "Class A Prepayment

                             Percentage") of certain unscheduled payments of principal on such Pool 1 Mortgage Loan. The "Non-PO Fraction" with respect to any Pool 1 Mortgage Loan will equal the lesser of (a) the Net Mortgage Interest Rate for such Pool 1 Mortgage Loan divided by 6.75% and (b) 1.0. The Class A Percentage will be equal, with respect to Group 1, on each Distribution Date, to the percentage equivalent of the then-outstanding principal balance of the Class 1A Certificates (other than the Class 1A-PO Certificates) divided by the Pool Balance (Non-PO Portion) of Pool 1. The Class A Prepayment Percentage, with respect to Group 1, will be equal to the percentage described in the preceding sentence plus an additional amount equal to a percentage of the principal otherwise distributable to the Holders of the Group 1 Subordinate Certificates. As a result, the percentage of certain unscheduled principal payments otherwise distributable to the Holders of the Group 1 Subordinate Certificates that is instead distributable to the Holders of the Class 1A Certificates (other than the Class 1A-PO Certificates) will be equal to 100% during the first five years beginning on the first Distribution Date and, subject to meeting certain conditions, may decline during the subsequent four years, until the ninth anniversary of the first Distribution Date and thereafter may be equal to zero. See "Description of the
                             Certificates -- Principal (including Prepayment) -- Calculation of Amount to be Distributed to the Class 1A Certificates (other than the Class 1A-PO Certificates)" in this Prospectus Supplement. On each Distribution Date, the Group 1 Subordinate Certificates will collectively be entitled to receive the percentages of the scheduled and certain unscheduled payments of principal on the portion of each Pool 1 Mortgage Loan representing the Non-PO Fraction of such Pool 1 Mortgage Loan equal, in each case, to 100% less the applicable percentage for the Class 1A Certificates (other than the Class 1A-PO Certificates) described above.

                             As a result of the method of calculating the Class 1A-10 Priority Amount (as defined herein) and the priorities for the allocation of the Class 1A Non-PO Principal Distribution Amount (as defined herein), unless as a result of principal prepayments the principal balances of the other Class 1A Certificates have been reduced to zero, no principal payments will be made on the Class 1A-10 Certificates during the first five years following the issuance of the Certificates. Thereafter, until the principal balances of the other Class 1A Certificates have been reduced to zero, the percentage of principal payments allocated to the Class 1A-10 Certificates during the following four years will gradually increase, but until the tenth year following the issuance of the Group 1 Certificates, will be disproportionately lower than the percentage of principal payments allocated to the other Class 1A Certificates. See "Description of the Certificates -- Group 1 Principal (Including Prepayments) -- Allocation of Amount to be Distributed" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

                             The aggregate amount of principal to which Holders of the Class 1A-PO Certificates are entitled each month will equal the sum for each Discount Pool 1 Mortgage Loan of the product of (a) the PO Fraction for such Pool 1 Mortgage Loan and (b) the sum of
                             (i) scheduled principal payments on such Pool 1 Mortgage Loan due during the related Collection Period and (ii) certain unscheduled payments of principal on such Pool 1 Mortgage Loan. See "Description of the Certificates -- Group 1 -- Principal (Including Prepayments) -- Calculation of Amount to be Distributed to the Class 1A-PO Certificates" in this Prospectus Supplement. In addition, the Class 1A-PO Certificates will be entitled to receive any previously unpaid amounts of principal to which such Group 1 Certificates were entitled on prior Distribution Dates as part of the Class 1A-PO Deferred Amount. The "PO Fraction" with respect to any Discount Pool 1 Mortgage Loan will equal the difference between 1.0 and the Non-PO Fraction for such Discount Pool 1 Mortgage Loan. The PO Fraction with respect to each Pool 1 Mortgage Loan that is not a Discount Pool 1 Mortgage Loan will be equal to zero. See "Description of the Certificates -- Group 1 -- Principal (Including Prepayments)" in this Prospectus Supplement.

                             The Holders of the Class 1A-PO Certificates will also be entitled each month to an amount equal to the Class 1A-PO Deferred Amount. The Class 1A-PO Deferred Amount will be paid to Holders of the Class 1A-PO Certificates only from amounts otherwise distributable as principal to the Classes of Class 1B Certificates in reverse numerical order and then from amounts otherwise distributable as principal to the Class 1M Certificates. No interest will accrue on any Class 1A-PO Deferred Amount.

                             Except as described below under "-- Effect of Subordination Level on Principal Distributions," on each Distribution Date, the Class 1M, Class 1B-1 and Class 1B-2 Certificates will be entitled to a portion of scheduled payments and certain unscheduled payments of principal on the Pool 1 Mortgage Loans allocable to the Group 1 Subordinate Certificates that represents the ratio of the then-outstanding principal balance of the Class 1M, Class 1B-1 or Class 1B-2 Certificates, as the case may be, to the then-outstanding principal balance of the Group 1 Subordinate Certificates.

                             The amount that is available for distribution to the Holders of the Class 1A Certificates on any Distribution Date as a distribution of principal (other than any Class 1A-PO Deferred Amount) is equal to the amount remaining after deducting the amount of interest distributable on the Class 1A Certificates from the total amount collected that is available to be distributed to Holders of the Group 1 Certificates on such Distribution Date. Principal will be distributed to the Holders of the Class 1A Certificates in accordance with the payment priorities described herein under the heading "Description of the Certificates -- Group
                             1 -- Principal (Including Prepayments) --
                             Allocation of Amount to be Distributed."

                             The amount that is available for distribution to the Holders of the Class 1M Certificates on any Distribution Date as a distribution of principal is the amount remaining after all interest and principal distributions due on the Class 1A Certificates (including any Class 1A-PO Deferred Amount) and interest due on the Class 1M Certificates have been deducted from the total amount collected that is available to be distributed to Holders of the Group 1 Certificates.

                             The amount that is available for distribution to the Holders of a Class of Class 1B Certificates on any Distribution Date as a distribution of principal is the amount remaining after (i) all interest and principal distributions due on the Class 1A Certificates (including any Class 1A-PO Deferred Amount), the Class 1M Certificates and the Classes of Class 1B Certificates with lower numerical designations and (ii) all interest due on such Class of Class 1B Certificates have been deducted from the total amount collected that is available to be distributed to Holders of the Group 1 Certificates.

                             Group 2. The aggregate amount of principal to which the Holders of the Class 2A Certificates are entitled each month will equal the sum for each Pool 2 Mortgage Loan of the sum of (i) a percentage (the "Class A Percentage") of scheduled payments of principal on such Pool 2 Mortgage Loan and (ii) a percentage (the "Class A Prepayment Percentage") of certain unscheduled payments of principal on such Pool 2 Mortgage Loan. The Class A Percentage will be equal, with respect to Group 2, on each Distribution Date, to the percentage equivalent of the then-outstanding principal balance of the Class 2A Certificates divided by the Pool Balance of Pool
                             2. The Class A Prepayment Percentage, with respect to Group 2, will be equal to the percentage described in the preceding sentence plus an additional amount equal to a percentage of the principal otherwise distributable to the Holders of the Group 2 Subordinate Certificates. As a result, the percentage of certain unscheduled principal payments otherwise distributable to the Holders of the Group 2 Subordinate Certificates that is instead distributable to the Holders of the Class 2A Certificates will be equal to 100% during the first five years beginning on the first Distribution Date and, subject to meeting certain conditions, may decline during the subsequent four years until the ninth anniversary of the first Distribution Date and thereafter may be equal to zero. See "Description of the Certificates -- Group 2 -- Principal (including Prepayment) -- Calculation of Amount to be Distributed to the Class 2A Certificates" in this Prospectus Supplement. On each Distribution Date, the Group 2 Subordinate Certificates will collectively be entitled to receive the percentages of the scheduled and certain unscheduled payments of principal on the portion of each Pool 2 Mortgage Loan equal, in each case, to 100% less the applicable percentage for the Class 2A Certificates described above.

                             Except as described below under "-- Effect of Subordination Level on Principal Distributions," on each Distribution Date, the Class 2M, Class 2B-1 and Class 2B-2 Certificates will be entitled to a portion of scheduled payments and certain unscheduled payments of principal on the Pool 2 Mortgage Loans allocable to the Group 2 Subordinate Certificates that represents the ratio of the then-outstanding principal balance of the Class 2M, Class 2B-1 or Class 2B-2 Certificates, as the case may be, to the then-outstanding principal balance of the Group 1 Subordinate Certificates.

                             The amount that is available for distribution to the Holders of the Class 2A Certificates on any Distribution Date as a distribution of principal is equal to the amount remaining after deducting the amount of interest distributable on the Class 2A Certificates from the total amount collected that is available to be distributed to Holders of the Group 2

                             Certificates on such Distribution Date. Principal will be distributed to the Holders of the Class 2A Certificates in accordance with the payment priorities described herein under the heading "Description of the Certificates -- Group
                             2 -- Principal (Including Prepayments) --
                             Allocation of Amount to be Distributed."

                             The amount that is available for distribution to the Holders of the Class 2M Certificates on any Distribution Date as a distribution of principal is the amount remaining after all interest and principal distributions due on the Class 2A Certificates and interest due on the Class 2M Certificates have been deducted from the total amount collected that is available to be distributed to Holders of the Group 2 Certificates.

                             The amount that is available for distribution to the Holders of a Class of Class 2B Certificates on any Distribution Date as a distribution of principal is the amount remaining after (i) all interest and principal distributions due on the Class 2A Certificates, the Class 2M Certificates and the Classes of Class 2B Certificates with lower numerical designations and (ii) all interest due on such Class of Class 2B Certificates have been deducted from the total amount collected that is available to be distributed to Holders of the Group 2 Certificates.

                             Effect of Subordination Level on Principal
                             Distributions. In order to preserve the availability of the original subordination level as protection against losses on the Class M Certificates of a Group, the Class B-1 Certificates of a Group, the Class B-2 Certificates of a Group, the Class B-3 Certificates of a Group and the Class B-4 Certificates of a Group, some or all of the Classes of Class B Certificates of such Group, as described below, may not be entitled to distributions of principal on certain Distribution Dates and the principal balances of such Classes will not be considered for purposes of allocation of principal among the Subordinate Certificates of such Group.

                             In the case of the Class M Certificates of a Group, if on any Distribution Date the percentage obtained by dividing (i) the outstanding principal balance of the Class B Certificates of such Group by (ii) the sum of the outstanding principal balances of the Class A Certificates of such Group (other than the Class 1A-PO Certificates, if any, of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group, is less than such percentage was upon the initial issuance of the Certificates, then the Class B Certificates of such Group will not be entitled to distributions of principal on such Distribution Date and the Class M Certificates of such Group will be entitled to all distributions of principal allocable to the Subordinate Certificates of such Group for such Distribution Date.

                             In the case of the Class B-1, Class B-2, Class B-3 or Class B-4 Certificates of a Group, if on any Distribution Date the percentage obtained by dividing the sum of the then-outstanding principal balances of the Classes of Class B Certificates of a Group with higher numerical designations by the sum of the then-outstanding principal balances of the Class A Certificates of such Group (other than the Class 1A-PO Certificates, if any, of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group is less than such percentage at the time of the initial issuance of the Certificates, then such Classes of Class B Certificates of such Group with higher numerical designations will not be entitled to distributions of principal and the principal balances of such Classes will not be taken into account for purposes of calculating the portions of scheduled and unscheduled principal payments allocable to the Class M Certificates of such Group and to the Classes of Class B Certificates of such Group with lower numerical designations.

                             In either of the cases described above, the Class M Certificates of a Group and those Classes of Class B Certificates of such Group with lower numerical designations will receive a greater portion of scheduled and unscheduled payments of principal on the Mortgage Loans in the related Pool allocable to the Subordinate Certificates of such Group than the Class M Certificates of such Group and those Classes of Class B Certificates of such Group with lower numerical designations would have received had all Classes of Class B Certificates of such Group been entitled to their portion of such principal payments. See "Description of the Certificates -- Distributions -- Group 1-Principal (Including Prepayments)" and "-- Group 2-Principal (Including Prepayments)" in this Prospectus Supplement.

Credit Enhancement.........  Description of "Shifting-Interest"
                             Subordination. The rights of the Holders of the Class M Certificates of a Group to receive distributions will be subordinated to the rights of the Holders of the Class A Certificates of such Group to receive distributions, to the extent described herein. The rights of the Holders of a Class of Class B Certificates of a Group to receive distributions will be subordinate to the rights of the Holders of the Class A Certificates of such Group, the Class M Certificates of such Group and the Classes of Class B Certificates of such Group with lower numerical designations to receive distributions, to the extent described herein. This subordination provides a certain amount of protection to the Holders of the Class A Certificates of such Group (to the extent of the subordination of the Class M and Class B Certificates of such Group), the Class M Certificates of a Group (to the extent of the subordination of the Class B Certificates of such Group) and the Classes of Class B Certificates of a Group (other than the Class B-5 Certificates) (to the extent of the subordination of the Classes of Class B Certificates of such Group with higher numerical designations) against delays in the receipt of scheduled payments of interest and principal and against losses associated with the liquidation of defaulted Mortgage Loans in the related Pool and certain losses resulting from the bankruptcy of a mortgagor.

                             In general, the protection afforded the Holders of the Class A Certificates of a Group by means of this subordination will be effected in two ways:
                             (i) by the preferential right of the Holders of the Class A Certificates to receive, prior to any distribution being made on any Distribution Date in respect of the Class M and Class B Certificates of such Group, the amounts of interest and principal due the Holders of such Class A Certificates (other than the Class 1A-PO Deferred Amount, if applicable) and, if necessary, by the right of such Holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been allocated to the Holders of the Class M and Class B Certificates of such Group and
                             (ii) by the allocation to the

                             Class M and Class B Certificates of such Group, until their respective principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Class A Certificates. See "Description of the
                             Certificates -- Distributions" and
                             "-- Subordination of Class M and B Certificates" in this Prospectus Supplement.

                             In general, the protection afforded the Holders of the Class M Certificates of a Group by means of this subordination will also be effected in two ways: (i) by the preferential right of the Holders of such Class M Certificates to receive, prior to any distribution being made on any Distribution Date in respect of the Class B Certificates of such Group, the amounts of interest and principal due the Holders of such Class M Certificates on such date and, if necessary, by the right of such Holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been allocated to the Holders of the Class B Certificates of such Group and (ii) by the allocation to the Class B Certificates of such Group, until their principal balance has been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Class M Certificates. See "Description of the
                             Certificates -- Distributions" in this Prospectus Supplement.

                             In general, the protection afforded the Holders of a Class of Class B Certificates of a Group by means of this subordination will also be effected in two ways: (i) by the preferential right of the Holders of such Class to receive, prior to any distribution being made on any Distribution Date in respect of the Classes of Class B Certificates of such Group with higher numerical designations, the amounts of interest and principal due the Holders of such Class on such date and, if necessary, by the right of such Holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been allocated to the Holders of the Classes of Class B Certificates of such Group with higher numerical designations and (ii) by the allocation to the Classes of Class B Certificates of such Group with higher numerical designations, until their principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Class. See "Description of the Certificates -- Distributions" and "-- Subordination of Class M and B Certificates" in this Prospectus Supplement.

                             In addition, in order to increase the period during which the principal balances of the Class M and Class B Certificates of a Group remain available as credit enhancement to the Class A Certificates of such Group, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the Mortgage Loans in the related Pool will be allocated to the Class A Certificates of such Group (other than the Class 1A-PO Certificates, if any). This allocation has the effect of accelerating the amortization of the Class A Certificates of such Group (other than the Class 1A-PO Certificates, if any) while, in the absence of losses in respect of the liquidation of defaulted Mortgage

                             Loans in the related Pool or losses resulting from the bankruptcy of mortgagors of the Mortgage Loans in the related Pool, increasing the respective percentage interests in the principal balance of the Mortgage Loans in the related Pool evidenced by the Class M and Class B Certificates of such Group. See "-- Distributions of Principal and
                             Interest -- Principal Distributions" in this
                             Summary and "Prepayments and Yield Considerations" in this Prospectus Supplement.

                             Extent of Loss Coverage.  Realized losses on
                             Mortgage Loans in a Pool, other than losses that are (i) attributable to "special hazards" not insured against under a standard hazard insurance policy, (ii) incurred on defaulted Mortgage Loans in such Pool as to which there was fraud in the origination of such Mortgage Loans or (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan in such Pool, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan in such Pool or an extension of its maturity, will not be allocated to the Class A Certificates in the related Group until the date on which the aggregate principal balance of the Class M and Class B Certificates in such Group (which aggregate balance is expected initially to be approximately $18,538,643 with respect to the Class 1A Certificates and approximately $2,162,651 with respect to the Class 2A Certificates) has been reduced to zero; will not be allocated to the Class M Certificates in such Group until the date on which the aggregate principal balance of the Class B Certificates in such Group (which aggregate balance is expected initially to be approximately $12,358,643 with respect to the Class 1M Certificates and approximately $1,330,651 with respect to the Class 2M Certificates) has been reduced to zero; and will not be allocated to the Class 1B-1 or Class 1B-2 Certificates or to the Class 2B-1 or Class 2B-2 Certificates until the date on which the aggregate principal balance of the Classes of Class B Certificates in the related Group with higher numerical designations has been reduced to zero (which aggregate balance is expected initially to be approximately $7,209,643 with respect to the Class 1B-1 Certificates, approximately $5,149,643 with respect to the Class 1B-2 Certificates, approximately $998,651 with respect to the Class 2B-1 Certificates and approximately $432,651 with respect to the Class 2B-2 Certificates). Such losses will be allocated first among the Classes of Class B Certificates, in reverse numerical order (that is, to the Class 1B-5, Class 1B-4, Class 1B-3, Class 1B-2 and Class 1B-1 Certificates, respectively, in the case of the Group 1 Certificates and to the Class 2B-5, Class 2B-4, Class 2B-3, Class 2B-2 and Class 2B-1 Certificates, respectively, in the case of the Group 2 Certificates). See "Description of the
                             Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" in this Prospectus Supplement.

                             With respect to any Distribution Date subsequent to the first Distribution Date, the availability of the credit enhancement provided by the Class M Certificates of a Group and the Classes of Class B Certificates of such Group will be affected by the prior reduction of the principal balance of such Class M Certificates and such Classes of Class B Certificates. Reduction of the principal balance of such Class M Certificates and any such Class of Class B Certificates will result from (i) the prior allocation of losses due to the liquidation of defaulted Mortgage Loans in the related Pool, including losses due to special hazards and fraud losses up to the respective limits referred to below, (ii) the prior allocation of bankruptcy losses on the Mortgage Loans in related Pool up to the limit referred to below and
                             (iii) the prior receipt of principal distributions by the Holders of such Certificates.

                             As of the date of issuance of the Certificates, the amount of losses attributable to special hazards, fraud and bankruptcy that will be absorbed solely by the Holders of the Classes of Class B Certificates of a Group in reverse numerical order and then solely by the Holders of the Class M Certificates of such Group will be approximately 1.00% with respect to the Group 1 Certificates and approximately 2.14% with respect to the Group 2 Certificates (in the case of special hazards), 2.00% in the case of the Group 1 Certificates and 1.00% in the case of the Group 2 Certificates (in the case of fraud) and approximately 0.04% in the case of the Group 1 Certificates and approximately 0.15% in the case of Group 2 Certificates (in the case of bankruptcy), respectively, of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Pool (approximately $4,119,403, $8,238,805 and $150,000, respectively, with respect to the Pool 1 Mortgage Loans and $1,421,438, $665,237 and $100,000, respectively, with respect to the Pool 2 Mortgage Loans). If losses due to special hazards, fraud or bankruptcy on the Mortgage Loans in a Pool exceed any of such amounts prior to the principal balances of the Class M and Class B Certificates of the related Group being reduced to zero, (a) the principal portion of any such excess losses with respect to the Mortgage Loans in the related Pool will generally be shared pro rata by (i) the Class A Certificates of such Group (other than the Class 1A-PO Certificates of such Group with respect to Group 1), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) with respect to Group 1 to extent such losses arise with respect to Discount Pool 1 Mortgage Loans, the Class 1A-PO Certificates of Group 1, in each case according to their respective interests in such Mortgage Loans and (b) the interest portion of any such losses with respect to the Mortgage Loans in the related Pool will generally be shared pro rata by the Class A, Class M and Class B Certificates of such Group based on their respective interest accrual amounts, except that the Class 1A-WIO Certificates will only share in losses on the Premium Pool 1 Mortgage Loans. Under certain circumstances, the limits set forth above may be reduced as described under "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" in this Prospectus Supplement.

                             After the principal balances of the Class M and Class B Certificates have been reduced to zero, the principal portion of all losses (other than the portion attributable to the Class 1A-PO Certificates, with respect to Group 1) will be allocated to the Class A Certificates (other than the Class 1A-PO Certificates). With respect to Pool 1 only, to the extent such losses arise with respect to Discount Pool 1 Mortgage Loans, principal losses will be shared among the Class 1A Certificates, according to their respective interests in such Mortgage Loans. The principal portion of any losses borne by the Class A Certificates (other than losses borne by the Class 1A-PO Certificates) will be shared pro rata by the Classes of Class A Certificates (other than the Class 1A-PO Certifi-cates) based on their then-outstanding principal balances and the interest portion of such losses will be shared pro rata by such Classes based on interest accrued. See "Description of the Certificates -- Distributions -- Group 1-Interest" and "-- Group 2-Interest" and "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" in this Prospectus Supplement.

                             THE YIELD TO MATURITY ON THE CLASS 1M CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE POOL 1 MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THAT ON THE CLASS 1A CERTIFICATES, IN THE EVENT THAT THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS 1B CERTIFICATES HAS BEEN REDUCED TO ZERO.

                             THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CLASS 1B CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE POOL 1 MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THAT ON THE CLASS 1A CERTIFICATES AND THE CLASS 1M CERTIFICATES AND, IN THE CASE OF THE CLASS 1B-2 CERTIFICATES, THE CLASS 1B-1 CERTIFICATES, IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE CLASSES OF CLASS 1B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS HAVE BEEN REDUCED TO ZERO.

                             THE YIELD TO MATURITY ON THE CLASS 2M CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE POOL 2 MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THAT ON THE CLASS 2A CERTIFICATES, IN THE EVENT THAT THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS 2B CERTIFICATES HAS BEEN REDUCED TO ZERO.

                             THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CLASS 2B CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE POOL 2 MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THAT ON THE CLASS 2A CERTIFICATES AND THE CLASS 2M CERTIFICATES AND, IN THE CASE OF THE CLASS 2B-2 CERTIFICATES, THE CLASS 2B-1 CERTIFICATES, IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE CLASSES OF CLASS 2B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS HAVE BEEN REDUCED TO ZERO.

                             See "Description of the Certificates --
                             Subordination of Class M and Class B Certificates" in this Prospectus Supplement.

Effects of Prepayments on
  Investment
  Expectations.............  The actual rate of prepayment of principal on the
                             Mortgage Loans in either Pool cannot be predicted. The investment performance of the Offered Certificates of each Group may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans in the related Pool being higher or lower than anticipated by investors. In addition, the Class A Certificates in a Group (other than the Class 1A-PO Certificates with respect to Group 1) in the aggregate will be more sensitive to prepayments on the Mortgage Loans in the related Pool than the Subordinate Certificates of such Group due to the disproportionate allocation of such prepayments to investors in such Class A Certificates then entitled to principal distributions during the nine years beginning on the first Distribution Date. See "-- Distributions of Principal and Interest -- Principal Distributions" in this Summary and "Prepayment and Yield Considerations" in this Prospectus Supplement. The actual yield to the Holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. These effects are summarized below. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                             Yield.  If an investor purchases an Offered
                             Certificate (other than a Class 1A-PO or Class 1A-WIO Certificate) at an amount equal to its unpaid principal balance (that is, at "par"), the effective yield to that investor (assuming that there are no interest shortfalls and assuming the full return of the investor's invested principal) will approximate the Certificate Rate on that Certificate. If an investor pays less or more than the unpaid principal balance of an Offered Certificate (that is, buys the Certificate at a "discount" or "premium," respectively), then, based on the assumptions set forth in the preceding sentence, the effective yield to the investor will be higher or lower, respectively, than the stated interest rate on the Certificate, because such discount or premium will be amortized over the life of the Certificate. Any deviation in the actual rate of prepayments on the Mortgage Loans in the related Pool from the rate assumed by the investor will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will change the investor's actual yield from that anticipated. The timing of receipt of prepayments may also affect the investor's actual yield. The yield experienced by an investor in the Class 1A-PO Certificates, which do not bear interest, is primarily a function of the price paid by such investor, the rate and timing of principal payments on the Discount Pool 1 Mortgage Loans and losses incurred on and after the Cross-Over Date with respect to Pool 1. The particular sensitivities of the Class 1A-PO and Class 1A-WIO Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement.

                             THE YIELD TO MATURITY ON THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE POOL 1 MORTGAGE LOANS. INVESTORS IN THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES SHOULD CONSIDER CAREFULLY THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS OR A LOWER THAN ANTICIPATED LEVEL OF LIBOR WITH RESPECT TO THE CLASS 1A-11 CERTIFICATES OR A HIGHER THAN ANTICIPATED LEVEL OF LIBOR WITH RESPECT TO THE CLASS 1A-12 CERTIFICATES COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS 1A-11 OR CLASS 1A-12 CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A DISCOUNT, PARTICULARLY THE CLASS 1A-PO CERTIFICATES, SHOULD CONSIDER THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED POOL OR, IN THE CASE OF THE CLASS 1A-PO CERTIFICATES, ON THE DISCOUNT POOL 1 MORTGAGE LOANS, WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A PREMIUM OR THAT PURCHASES ANY CLASS 1A-WIO CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED POOL OR, IN THE CASE OF THE CLASS 1A-WIO CERTIFICATES, ON THE PREMIUM POOL 1 MORTGAGE LOANS (PARTICULARLY THOSE PREMIUM POOL 1 MORTGAGE LOANS WITH HIGHER RATES OF INTEREST) WILL RESULT IN AN ACTUAL

                             YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

                             Reinvestment Risk. As stated above, if an Offered Certificate (other than a Class 1A-PO or Class 1A-WIO Certificate), is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that Certificate. However, the total return on any investor's investment, including an investor who purchases at par, will be reduced to the extent that principal distributions received on its Certificate cannot be reinvested at a rate as high as the stated interest rate of the Certificate or, in the case of the Class 1A-PO Certificates, the expected yield, which is based on the price paid by the investor and the rate of prepayments anticipated by such investor. Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans in the related Pool may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance Mortgage Loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to an investor for reinvestment as such low prevailing interest rates may be relatively large. Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

                             Weighted Average Life Volatility. One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life. The "weighted average life" of an Offered Certificate (other than a Class 1A-WIO Certificate), is the average amount of time that will elapse between the date of issuance of the Certificates and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. The weighted average life of a Class 1A-WIO Certificate is the average amount of time that will elapse between the date of issuance of the Series 1998-B Certificates and the date on which the aggregate Scheduled Principal Balance of the Premium Pool 1 Mortgage Loans will be reduced to zero. Low rates of prepayment may result in the extension of the weighted average life of a Certificate; high rates, in the shortening of such weighted average life.

                             In general, if the weighted average life of a Certificate purchased at par is extended beyond that initially anticipated, such Certificate's market value may be adversely affected even though the yield to maturity on the Certificate is unaffected. The weighted average lives of the Class 1A-PO and Class 1A-WIO Certificates will be determined by the rate of prepayment of the Discount Pool 1 Mortgage Loans and Premium Pool 1 Mortgage Loans, respectively, and generally will not be affected by the rate of prepayment on other Mortgage Loans.

                             The weighted average lives of the Offered
                             Certificates, under various prepayment scenarios, are displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement.

Advances...................  The Master Servicer will be obligated to make advances of cash in an amount equal to all amounts of scheduled principal and interest, if any, at the time known by the Master Servicer to be delinquent on each Mortgage Loan and not previously advanced, but only to the extent that such amounts are deemed recoverable by the Master Servicer. Any advance made by the Master Servicer with respect to a Mortgage Loan will be reimbursable to it. The Master Servicer will be entitled to reimburse itself in respect of otherwise non-recoverable advances from funds otherwise distributable to Certificateholders. See "Description of the Certificates -- Advances" herein. The Master Servicer may distribute Payaheads paid to the Master Servicer not yet due in lieu of a required advance of scheduled principal and interest, but must increase its advances in subsequent months for which such Payaheads are due to cover scheduled payments represented thereby.

Master Servicing Fee.......  The Master Servicer will receive a fee (the "Master
                             Servicing Fee") with respect to each Collection Period computed at an annual rate equal to 0.02% with respect to the Pool 1 Mortgage Loans and 0.04% with respect to the Pool 2 Mortgage Loans (the "Master Servicing Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Master Servicing Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. See "Description of the Certificates -- Master Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.

SubServicing Fee...........  The SubServicers will receive a fee (the
                             "SubServicing Fee" and together with the Master Servicing Fee, sometimes collectively referred to herein as the "Servicing Fees") with respect to each Collection Period computed at an annual rate equal to 0.25% with respect to the Pool 1 Mortgage Loans and 0.125% with respect to the Pool 2 Mortgage Loans (the "SubServicing Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the SubServicing Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. See "Description of the
                             Certificates -- Servicing and Other Compensation and Payment of Expenses" herein.

Trustee Fee................  The Trustee will receive a fee (the "Trustee Fee")
                             with respect to each Collection Period computed at an annual rate equal to 0.0025% (the "Trustee Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Trustee Fee will be deducted from collections allocable to payments of interest received during the related Collection Period.

Trust Administration Fee...  The Trust Administrator will receive a fee (the
                             "Trust Administration Fee") with respect to each Collection Period computed at an annual rate equal to 0.0085% (the "Trust Administration Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Trust Administration Fee will be deducted from collections allocable to payments of interest received during the related Collection Period.

Optional Termination by the
  Master Servicer..........  The Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Aggregate Loan Balance is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (the "Cut-Off Date Aggregate Loan Balance") at the price described herein under "Description of the Certificates -- Termination; Purchase of Mortgage Loans."

Certain Federal Income Tax
  Consequences.............  For federal income tax purposes, the Trust Fund will make one or more elections to treat certain assets of the Trust Fund as one or more REMICs. The Certificates (other than the Class A-R Certificates) will constitute "Regular Interests" in a REMIC and generally will be treated for federal income tax purposes as debt instruments of a REMIC with payment terms equivalent to the terms of such certificates. The Class A-R Certificate will constitute the single class of "Residual Interests" in a REMIC. Continued qualification of each REMIC of the Trust Fund as a REMIC will be subject to compliance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the related requirements set forth in the Pooling and Servicing Agreement.

                             Interest on the Offered Certificates (other than the Class A-R Certificate discussed below) will be required to be included in the income of the Holders thereof, including Holders that generally report income on the cash method of accounting, in accordance with the accrual method of accounting. Certain Classes of the Offered Certificates will be issued with original issue discount for federal income tax purposes, and certain other Classes of Offered Certificates will be issued at a premium. Original issue discount arising in respect of an Offered Certificate will be includable in the gross income of the Holder as it accrues generally under a constant yield accrual method taking into account the Standard Prepayment Assumption of 275%. At the election of the Holder, any premium paid for an Offered Certificate may be amortized under a constant yield method over the life of the Certificate, as an offset to interest income thereon. See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein.

                             The Class 1A-8, Class 1A-12, Class 1A-PO, Class 1A-WIO, Class 1B-2 and Class 2B-2 Certificates will be issued with original issue discount for federal income tax purposes. It is also expected that the Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates, which are not being offered hereby, will be issued with original issue discount. The Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-10, Class 1A-11, Class 1M, and Class 2A-1 Offered Certificates will be issued at a premium.

                             A Holder of a Class A-R Certificate, which will constitute a residual interest in a REMIC, generally will be required to include in income the REMIC's net income or net loss, without regard to the timing or amount of cash distributions. It is anticipated that all or a substantial part of the taxable income of the REMIC includible by the Class A-R Certificateholder will be treated as "excess inclusion" income subject to special rules and requirements under the Code. Accordingly, the tax liability of a Holder of a Class A-R Certificate attributable to its ownership of this REMIC residual interest may substantially exceed the amount of cash distributed thereon, and thus the after-tax return of the Class A-R Certificate may be significantly lower than would be the case were those Certificates treated as debt instruments for federal income tax purposes. Further, it should be noted that significant restrictions apply to the transfer of a Class A-R Certificate.

                             For further information regarding the federal income tax consequences of investing in the Offered certificates, see "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

Transfer Restrictions on
Residual Certificates......  A Residual Certificate may not be transferred, sold or otherwise assigned unless generally, prior to such transfer, the proposed transferee delivers to the Trustee an affidavit to the effect that, among other things, such transferee is not a "disqualified organization" within the meaning of the Code. If, notwithstanding such restrictions, a Residual Certificate is transferred to a "disqualified organization", a substantial tax may be imposed on the transferor. In the case of a purported transfer of a Residual Certificate to a non-U.S. person, certain additional significant conditions must be satisfied prior to transfer of the Residual Certificate. In addition to the foregoing, Treasury regulations prescribe that certain transfers of a Residual Certificate be disregarded with the result that the transferor will continue to be treated as the owner of the Residual Certificate for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations.......  A fiduciary of a pension or other employee benefit plan (an "ERISA Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), contemplating the purchase of the Offered Certificates should consult with its counsel before making a purchase and the fiduciary and such legal advisors should consider the possible application of the prohibited transaction rules under ERISA and the Code and the possible availability of the prohibited transaction exemption and certain other exemptions described herein. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

                             Subject to the considerations and conditions described under "ERISA Considerations" herein, it is expected that the Senior Certificates (other than the Class A-R Certificate) may be purchased by an ERISA Plan. The Class A-R Certificate and the Senior Subordinate Certificates may not be transfered except upon satisfaction of certain conditions. See "ERISA Considerations" in this Prospectus Supplement.

Legal Investment
  Considerations...........  As of the date of their issuance, the Offered
                             Certificates, other than the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA provides that states may override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action prior to October 4, 1991. Certain states have enacted legislation which has overridden the provisions of SMMEA. See "Legal Investment Considerations" in this Prospectus Supplement. It is antici-pated that the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.

                             Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

Use of Proceeds............  Substantially all of the net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and to pay expenses connected with pooling the Mortgage Loans and issuing the Certificates.

Certificate Rating.........  It is a condition to the issuance of the Group 1
                             Certificates that the Class 1A Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch", and together with Moody's, the "Group 1 Rating Agencies"), that the Class 1M Certificates be rated not less than "Aa" by Moody's and "AA" by Fitch, that the Class 1B-1 Certificates be rated not less than "A" by Moody's and "A" by Fitch and that the Class 1B-2 Certificates be rated not less than "Baa" by Moody's and "BBB" by Fitch.

                             It is a condition to the issuance of the Group 2 Certificates that the Class 2A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies ("S&P", and together with Fitch, the "Group 2 Rating Agencies") and "AAA" by Fitch, that the Class 2M Certificates be rated not less than "AA" by S&P and "AA" by Fitch, that the Class 2B-1 Certificates be rated not less than "A" by S&P and "A" by Fitch and that the Class 2B-2 Certificates be rated not less than "BBB" by S&P and "BBB" by Fitch.

                             The Group 1 Rating Agencies and the Group 2 Rating Agencies are sometimes referred to herein collectively as the "Rating Agencies."

                             The ratings of S&P on mortgage pass-through certificates address the likelihood of receipt by the certificateholders of timely payment of interest and the ultimate return of principal. The ratings are not recommendations to buy, sell or hold such Certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, Holders of such Certificates may receive a lower than anticipated yield. The ratings also do not address the possibility that, as a result of principal prepayments, the Holders of the Class 1A-WIO Certificates may not recover their initial investments. See "-- Effects of Prepayments on Investment Expectations" in this Prospectus Supplement and "Ratings" in the Prospectus.

Registration of Offered
  Certificates.............  Except in certain limited circumstances as described herein, the Offered Certificates (except for the Class A-R Certificate) generally will be available only in book-entry form through the facilities of The Depository Trust Company ("DTC"). See "Risk Factors -- Book-Entry System", "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the Offered Certificates. While the Underwriters currently intend to make a market in the Offered Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Holders of the Offered Certificates with liquidity of investment or that it will continue for the lives of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange.

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

RISKS ASSOCIATED WITH MORTGAGE LOANS

     In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of payments of principal and interest when due on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. Further, application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Mortgage Loans if such laws result in certain Mortgage Loans being uncollectible. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" herein.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delay could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Certificateholders. Further, the Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Certificateholders in the related Group. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans in a Pool and the protection provided by the subordination feature is insufficient, Certificateholders in the related Group could experience a loss on their investment. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure" and "-- Rights of Redemption" herein.

     Under federal and state environmental legislation and applicable case law, it is unclear whether liability for costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust Fund) acquiring title to such real property. Such costs could be substantial. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" herein.

GEOGRAPHIC CONCENTRATION/LOCAL REAL ESTATE MARKETS

     Approximately 13.63% of all Pool 1 Mortgage Loans (by Cut-Off Date Principal Balances) are secured by Mortgaged Properties located in the State of California. In addition, approximately 8.01%, 6.69%, 6.58%, 6.34%, 5.93% and 5.76% of the Pool 1 Mortgage Loans are located in Massachusetts, Florida, Georgia, Arizona, Virginia, and Maryland, respectively.

     All of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in the State of Illinois. See "Certain Legal Aspects of the Mortgage Loans" herein. In addition, with respect to the Pool 2 Mortgage Loans, there are cities and Zip Codes in Illinois with concentrations of the related Mortgaged Properties in excess of 5.00%. See "The Mortgage Loan Pool -- Pool 2."

     An overall decline in the residential real estate markets in the states in which the Mortgaged Properties of a Pool are located could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances equal or exceed the value of the Mortgaged Properties. Such declines could reduce the interest of the holder of a mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Seller with respect to the rate at which real estate values have declined in such states. The Seller can neither quantify the impact of such declines in property values nor predict how long such declines may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

PREPAYMENTS; DUE-ON-SALE PROVISIONS

     The Mortgage Loans may be prepaid in whole or in part at any time without penalty. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Master Servicer, will result in prepayment of such Mortgage Loans. See "Prepayment and Yield Considerations" and "Certain Legal Aspects of the Mortgage
Loans -- Enforceability of Certain Provisions" herein. The rate of prepayments on fixed-rate mortgage loans, such as the Mortgage Loans, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates, and, if purchased at other than par, the yields realized by Holders of the Offered Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans, the "Prepayments") on the Mortgage Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level.

     An investor that purchased any Offered Certificates at a discount, particularly the Class 1A-PO Certificates, should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans or, in the case of the Class 1A-PO Certificates on the Discount Pool 1 Mortgage Loans, will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium or that purchases any Class 1A-WIO Certificates, which have no principal balances, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans or, in the case of the Class 1A-WIO Certificates, on the Premium Pool 1 Mortgage Loans (particularly those Premium Pool 1 Mortgage Loans with higher rates of interest) will result in an actual yield that is lower than such investor's expected yield and should consider the risk that a rapid rate of principal payments on the Mortgage Loans in the related Pool could result in the failure of such investor to fully recover its initial investment.

     The yield to maturity on each Class of Group 1 Senior Subordinate Certificates and Group 2 Senior Subordinate Certificates will be extremely sensitive to realized losses on the Mortgage Loans in the related Pool (other than Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage therefor provided by the Group 1 Subordinate Certificates or Group 2 Subordinate Certificates, as applicable), because a disproportionately large amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes of Certificates following the reduction of the aggregate Class Principal Balances of the Junior Subordinate Certificates of such Group to zero, as described under "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein.

LIBOR

     The yield to maturity on the Class 1A-11 and Class 1A-12 Certificates will be extremely sensitive to changes in the rate of LIBOR and to the rate and timing of principal payments on the Pool 1 Mortgage Loans. Investors in the Class 1A-11 and Class 1A-12 Certificates should consider carefully the risk that a rapid rate of prepayment of the Mortgage Loans or a low level of LIBOR with respect to the Class 1A-11 Certificates or a high level of LIBOR with respect to the Class 1A-12 Certificates could result in the failure of investors in the Class 1A-11 or Class 1A-12 Certificates to fully recover their initial investment. See "Prepayment and Yield Considerations -- Yield on the Class 1A-11 and Class 1A-12 Certificates" herein.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The rights of the Holders of the Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates to receive distributions with respect to the Mortgage Loans of the related Pool will be subordinated to such rights of the Holders of the Senior Certificates in the related Group and the rights of the Holders of each Class of Subordinate Certificates in the related Group to receive such distributions with respect to the Mortgage Loans of such Pool will be senior to such rights of the Class or Classes of Subordinate Certificates in the related Group subordinate thereto in each case only to the extent described herein. Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Subordinate Certificates in the related Group. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the related Group, in reverse order of their Class designations, and then by the related Senior Certificates in such Group. If, as a result of such shortfalls, the aggregate of the Class Principal Balances of all Classes of Certificates in a Group exceeds the Aggregate Loan Balance in the related Pool, the Class of Subordinate Certificates in such Group then outstanding with the highest Class designation will be reduced by the amount of such excess.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates in a Group, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Pool. If the actual rate and severity of losses on the Mortgage Loans in a Pool is higher than those assumed by a Holder of a Subordinate Certificate in the related Group, the actual yield to maturity of such Certificate may be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Mortgage Loans in a Pool will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in such Pool are consistent with such investors expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Losses on the Mortgage Loans in a Pool will reduce the Class Principal Balance of the Subordinate Certificates in the related Group to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates in the related Group than otherwise would be the case. The yield to maturity of the Subordinate Certificates in such Group will also be affected by disproportionate allocations of Prepayments to the Senior Certificates and other cash shortfalls in Available Funds for such Group. See "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLER, MASTER SERVICER, THE TRUST ADMINISTRATOR, OR TRUSTEE

     The Mortgage Loans in a Pool are to be the sole source of payments on the Certificates in the related Group. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Trustee or any of their affiliates, except for the limited obligations of the Depositor and the Seller with respect to certain breaches of their representations and warranties and of the Master Servicer with respect to its servicing obligations. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans in a Pool are insufficient or otherwise unavailable to make all payments required on the Certificates in the related Group, there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee, the Trust Administrator or any of their affiliates.

     THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED. Interest and principal will be distributable on the Group 1 Certificates solely out of the Pool 1 Distribution Amount, and on the Group 2 Certificates solely out of the Pool 2 Distribution Amount. Therefore, the Holders of Offered Certificates of a Group may experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Certificates of the other Group.

EFFECT OF RATE CAP ON CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES

     The Certificate Rates for the Class 1A-11 and Class 1A-12 Certificates are based upon the value of an adjustable index (LIBOR). The Certificate Rates with respect to the Class 1A-11 and Class 1A-12 Certificates are subject to certain maximum rates as described on the cover hereof. As a result, such maximum rates may temporarily or permanently limit the Certificate Rates of such Certificates thereby affecting their value. The Class 1A-11 and Class 1A-12 Certificates do not provide for any "carry-forward" or "catch-up" if the amount of interest paid to the Holders of the Class 1A-11 or Class 1A-12 Certificates is so limited.

BOOK-ENTRY SYSTEM

     Since transactions in the Class A Certificates (other than the Class A-R) and the Senior Subordinate Certificates (the "Book-Entry Certificates") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates. In addition, the Certificateholders may experience some delay in their receipt of distribution of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

CERTIFICATE RATINGS

     The rating of the Offered Certificates in each Group will depend primarily on an assessment by the Rating Agencies of the underlying Mortgage Loans in the related Pool and the amount of subordination with respect to such Group. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, in as much as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies.

RISK OF YEAR 2000

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The Master Servicer, the Trust Administrator and the Trustee are currently modifying their computer systems and applications such that they will be year 2000 compliant by no later than August 31, 1999. If the Master Servicer, the Trust Administrator or the Trustee is unable to complete such modifications by the year 2000, the ability of the Master Servicer, the Trust Administrator or Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

OTHER LEGAL CONSIDERATIONS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust, security deed or mortgage. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, security deed or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust Fund to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" herein.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

          (iv) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (v) the Real Estate Settlement Procedures Act and the Fair Credit Billing Act.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Seller will be required to repurchase any Mortgage Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Loans" herein.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Master Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Master Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" herein.

RISK OF EARLY DEFAULTS

     The majority of the Pool 1 Mortgage Loans were originated within 12 months prior to the Cut-Off Date. The weighted average stated remaining term to maturity of the Pool 1 Mortgage Loans as of the Cut-Off Date is approximately 355 months. The weighted average stated remaining term to maturity of the Pool 2 Mortgage Loans as of the Cut-Off Date is approximately 295 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

                             THE MORTGAGE LOAN POOL

GENERAL

     The Mortgage Loans will be transferred by the Depositor to the Trust Fund on July 30, 1998 (the "Startup Day"). The Pool 1 Mortgage Loans will consist of 1,345 and the Pool 2 Mortgage Loans will consist of 218 first-lien, fixed-rate conventional mortgage loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages and deeds of trust, security deeds or mortgages (each, a "Mortgage"), on properties which are located in 47 states and the District of Columbia with respect to Pool 1 and in Illinois with respect to Pool 2. The Mortgaged Properties securing the Mortgage Loans consist of single-family residences (which may be detached, part of a two-to-four family dwelling, a condominium unit, a manufactured or modular home, a townhouse or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. All Pool 1 Mortgage Loans were originated or purchased after December 1986. All Pool 2 Mortgage Loans were originated or purchased after December 1991.

     The Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values").

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market in general or in any particular area has experienced or should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     No Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Mortgage Loan) relating to any Mortgage Loan exceeded 95% as of the Cut-Off Date. No pool insurance insures the Mortgage Loans. The Mortgage Loans are not guaranteed by the Depositor, the Seller or any affiliate of the Depositor or the Seller.

POOL 1

     The information set forth in this subsection is only relevant to the Pool 1 Mortgage Loans. While this information is relevant to the source of the distributions to the Group 1 Certificateholders, it is not necessary for the Holders of Group 2 Certificates to read and understand the information detailed in this subsection because they receive their distributions of principal and interest from the Pool 2 Mortgage Loans. See "The Mortgage Loan Pool -- Pool 2."

     As of the Cut-Off Date, the average Loan Balance of the Pool 1 Mortgage Loans was $306,275.29, the Loan Rates of the Pool 1 Mortgage Loans ranged from 6.875% to 9.625% per annum, the weighted average Loan-to-Value Ratio of the Pool 1 Mortgage Loans was 74.83% (based upon appraisals made at the time of the origination of such loans), the weighted average Loan Rate of the Pool 1 Mortgage Loans was 7.454% per annum, and the weighted average stated remaining term to maturity of the Pool 1 Mortgage Loans was 355 months. All of the Pool 1 Mortgage Loans with Loan-to-Value Ratio in excess of 80% have primary mortgage insurance. The stated remaining terms to maturity of the Pool 1 Mortgage Loans as of the Cut-Off Date ranged from 176 months to 360 months. The maximum Loan Balance, as of the Cut-Off Date, was

$999,257.85. No Pool 1 Mortgage Loan matures after July 1, 2028. Pool 1 consists of 1,345 loans as of the Cut-Off Date. As a percentage of the Cut-Off Date Aggregate Loan Balance attributable to the Pool 1 Mortgage Loans (the "Cut-Off Date Aggregate Pool 1 Loan Balance"), 74.66% were secured by mortgages, deeds to secure debt or deeds of trust on single-family dwellings, 0.39% were secured by mortgages or deeds of trust on two-to-four family dwellings, 24.54% were secured by mortgages or deeds of trust on condominium units and planned unit developments, 0.41% were secured by mortgages or deeds of trust on other types of dwellings.

     The following information sets forth in tabular format certain information, as of the Cut-Off Date, with respect to the Pool 1 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Cut-Off Date Aggregate Pool 1 Loan Balance.

     The percentages of the Cut-Off Date Aggregate Pool 1 Loan Balance set forth in the following tables may not sum to 100.00% due to rounding.

                     POOL 1 MORTGAGE LOANS IN THE AGGREGATE

             GEOGRAPHIC DISTRIBUTION OF ALL MORTGAGED PROPERTIES(1)

     The geographic distribution of Mortgaged Properties by state, as of the Cut-Off Date, was as follows:

                                                NUMBER OF          CUT-OFF                % OF
                                                  POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                         MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
-----                                         --------------   ---------------   ----------------------
Alabama.....................................          5        $  1,413,211.48             0.34%
Arizona.....................................         79          26,104,704.11             6.34
Arkansas....................................          1             379,255.57             0.09
California..................................        169          56,161,969.10            13.63
Colorado....................................         50          14,178,269.56             3.44
Connecticut.................................         34          12,502,121.08             3.03
Delaware....................................          2             672,051.53             0.16
District of Columbia........................          4           1,094,342.84             0.27
Florida.....................................        104          27,539,482.83             6.69
Georgia.....................................         93          27,106,141.90             6.58
Idaho.......................................          2             522,429.77             0.13
Illinois....................................         30          10,058,943.10             2.44
Indiana.....................................         13           5,063,589.82             1.23
Iowa........................................          8           2,315,814.35             0.56
Kansas......................................          3             939,130.05             0.23
Kentucky....................................          7           2,523,846.02             0.61
Louisiana...................................          5           1,583,222.64             0.38
Maine.......................................         22           7,168,490.29             1.74
Maryland....................................         76          23,740,756.96             5.76
Massachusetts...............................        103          33,007,987.42             8.01
Michigan....................................         30           9,421,097.09             2.29
Minnesota...................................          2             551,430.09             0.13
Mississippi.................................          3             856,840.46             0.21
Missouri....................................          8           2,131,936.89             0.52
Montana.....................................          2             373,254.00             0.09
Nebraska....................................          5           1,938,105.75             0.47
Nevada......................................          7           1,982,664.09             0.48
New Hampshire...............................          7           2,460,704.16             0.60
New Jersey..................................         45          14,382,626.86             3.49
New Mexico..................................          9           2,901,001.96             0.70
New York....................................          6           1,518,438.46             0.37
North Carolina..............................         68          19,043,478.36             4.62

                                                NUMBER OF          CUT-OFF                % OF
                                                  POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                         MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
-----                                         --------------   ---------------   ----------------------
Ohio........................................         26           8,254,098.99             2.00
Oklahoma....................................          2             491,328.10             0.12
Oregon......................................         15           3,800,250.70             0.92
Pennsylvania................................         21           4,894,198.59             1.19
Rhode Island................................          3             896,296.80             0.22
South Carolina..............................         18           5,611,414.42             1.36
South Dakota................................          1              39,884.40             0.01
Tennessee...................................         14           4,685,533.02             1.14
Texas.......................................         66          19,752,453.51             4.79
Utah........................................         17           4,357,192.31             1.06
Vermont.....................................          1              70,067.55             0.02
Virginia....................................         88          24,448,594.19             5.93
Washington..................................         59          18,684,102.30             4.54
West Virginia...............................          2             793,577.09             0.19
Wisconsin...................................          9           3,051,635.53             0.74
Wyoming.....................................          1             472,295.73             0.11
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

---------------

(1) Determined by property address designated as such in the related Mortgage.

                     LOAN PURPOSES OF POOL 1 MORTGAGE LOANS

     The loan purposes of the Pool 1 Mortgage Loans are as follows:

                                                NUMBER OF          CUT-OFF                % OF
                                                  POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
                  PURPOSE                     MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
                  -------                     --------------   ---------------   ----------------------
Rate/Term Refinance.........................        551        $180,746,645.29            43.88%
Purchase....................................        606         171,396,837.39            41.61
Cash-out Refinance..........................        186          59,124,726.97            14.35
Construction -- Permanent...................          2             672,052.17             0.16
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

             LOAN-TO-VALUE RATIOS(1) FOR ALL POOL 1 MORTGAGE LOANS

     The Loan-to-Value Ratios of the Pool 1 Mortgage Loans were as follows as of the Cut-Off Date:

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN-TO-VALUE RATIOS                          MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
--------------------                          --------------   ---------------   ----------------------
20.01% -- 25.00%............................          2        $    476,786.50             0.12%
25.01% -- 30.00%............................          2             783,313.13             0.19
30.01% -- 35.00%............................          2             909,031.58             0.22
35.01% -- 40.00%............................          8           2,656,103.43             0.64
40.01% -- 45.00%............................         22           9,390,302.77             2.28
45.01% -- 50.00%............................         22           6,763,249.26             1.64
50.01% -- 55.00%............................         21           7,050,300.32             1.71
55.01% -- 60.00%............................         39          13,704,019.59             3.33
60.01% -- 65.00%............................         72          24,462,905.69             5.94
65.01% -- 70.00%............................        130          43,497,587.00            10.56
70.01% -- 75.00%............................        251          78,722,995.43            19.11
75.01% -- 80.00%............................        537         162,307,718.29            39.40
80.01% -- 85.00%............................         31           8,552,219.24             2.08
85.01% -- 90.00%............................        146          36,438,719.60             8.85
90.01% -- 95.00%............................         60          16,225,009.99             3.94
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

---------------

(1) The loan-to-value ratios (the "Loan-to-Value Ratios") shown above are equal, with respect to each Pool 1 Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan and (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgage Property.

                    LOAN RATES FOR ALL POOL 1 MORTGAGE LOANS

     The Loan Rates borne by the Mortgage Notes relating to the Pool 1 Mortgage Loans were distributed as follows as of the Cut-Off Date:

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN RATES                                    MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
----------                                    --------------   ---------------   ----------------------
 6.751% -- 7.000%...........................        107        $ 33,930,287.90             8.24%
 7.001% -- 7.250%...........................        358         116,403,513.90            28.26
 7.251% -- 7.500%...........................        453         148,977,243.69            36.16
 7.501% -- 7.750%...........................        217          66,083,040.92            16.04
 7.751% -- 8.000%...........................         90          26,351,959.14             6.40
 8.001% -- 8.250%...........................         41           9,811,926.01             2.38
 8.251% -- 8.500%...........................         32           3,769,628.23             0.92
 8.501% -- 8.750%...........................         34           4,921,273.69             1.19
 8.751% -- 9.000%...........................          7             889,386.45             0.22
 9.001% -- 9.250%...........................          4             322,081.59             0.08
 9.251% -- 9.500%...........................          1             275,626.67             0.07
 9.501% -- 9.750%...........................          1             204,293.63             0.05
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

          CUT-OFF DATE PRINCIPAL BALANCES OF ALL POOL 1 MORTGAGE LOANS

     The distribution of the outstanding principal balances of the Pool 1 Mortgage Loans as of the Cut-Off Date was as follows:

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
CUT-OFF DATE LOAN BALANCES                    MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
--------------------------                    --------------   ---------------   ----------------------
$ 10,000.01 -- $  20,000.00.................          1        $     18,865.04             0.00%
$ 20,000.01 -- $  30,000.00.................          1              26,474.31             0.01
$ 30,000.01 -- $  40,000.00.................          9             320,179.67             0.08
$ 40,000.01 -- $  50,000.00.................          7             322,400.81             0.08
$ 50,000.01 -- $  60,000.00.................          8             441,690.56             0.11
$ 60,000.01 -- $  70,000.00.................          8             531,484.54             0.13
$ 70,000.01 -- $  80,000.00.................         14           1,039,432.15             0.25
$ 80,000.01 -- $  90,000.00.................         10             843,926.14             0.20
$ 90,000.01 -- $ 100,000.00.................          7             678,268.08             0.16
$100,000.01 -- $ 110,000.00.................         10           1,052,425.20             0.26
$110,000.01 -- $ 120,000.00.................         10           1,157,803.21             0.28
$120,000.01 -- $ 130,000.00.................          4             495,724.14             0.12
$130,000.01 -- $ 140,000.00.................         11           1,474,118.63             0.36
$140,000.01 -- $ 150,000.00.................          3             442,716.41             0.11
$150,000.01 -- $ 160,000.00.................          6             930,498.68             0.23
$160,000.01 -- $ 170,000.00.................          6           1,000,877.36             0.24
$170,000.01 -- $ 180,000.00.................          1             177,721.45             0.04
$180,000.01 -- $ 190,000.00.................          3             564,181.03             0.14
$190,000.01 -- $ 200,000.00.................          6           1,171,371.64             0.28
$200,000.01 -- $ 210,000.00.................          6           1,231,488.39             0.30
$210,000.01 -- $ 220,000.00.................          9           1,957,643.91             0.48
$220,000.01 -- $ 230,000.00.................         14           3,171,387.53             0.77
$230,000.01 -- $ 240,000.00.................         76          17,909,007.29             4.35
$240,000.01 -- $ 250,000.00.................        102          25,112,868.87             6.10
$250,000.01 -- $ 260,000.00.................         93          23,695,278.72             5.75
$260,000.01 -- $ 270,000.00.................         94          24,964,065.21             6.06
$270,000.01 -- $ 280,000.00.................         89          24,511,321.18             5.95
$280,000.01 -- $ 290,000.00.................         75          21,391,028.15             5.19
$290,000.01 -- $ 300,000.00.................         87          25,735,937.01             6.25
$300,000.01 -- $ 310,000.00.................         54          16,472,497.34             4.00
$310,000.01 -- $ 320,000.00.................         74          23,393,518.99             5.68
$320,000.01 -- $ 330,000.00.................         49          15,928,329.76             3.87
$330,000.01 -- $ 340,000.00.................         34          11,390,425.55             2.77
$340,000.01 -- $ 350,000.00.................         44          15,247,455.18             3.70
$350,000.01 -- $ 360,000.00.................         35          12,442,314.34             3.02
$360,000.01 -- $ 370,000.00.................         19           6,944,081.94             1.69
$370,000.01 -- $ 380,000.00.................         19           7,129,385.95             1.73
$380,000.01 -- $ 390,000.00.................         15           5,776,225.79             1.40
$390,000.01 -- $ 400,000.00.................         30          11,884,280.14             2.88
$400,000.01 -- $ 410,000.00.................          9           3,646,678.66             0.89
$410,000.01 -- $ 420,000.00.................         15           6,248,674.25             1.52
$420,000.01 -- $ 430,000.00.................         14           5,967,007.81             1.45
$430,000.01 -- $ 440,000.00.................         18           7,837,517.48             1.90
$440,000.01 -- $ 450,000.00.................         14           6,261,901.32             1.52
$450,000.01 -- $ 460,000.00.................          9           4,098,909.39             1.00
$460,000.01 -- $ 470,000.00.................         12           5,591,706.53             1.36
$470,000.01 -- $ 480,000.00.................         18           8,564,681.17             2.08
$480,000.01 -- $ 490,000.00.................          4           1,934,865.12             0.47
$490,000.01 -- $ 500,000.00.................         15           7,476,570.24             1.81
$500,000.01 -- $ 510,000.00.................          7           3,536,028.96             0.86

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
CUT-OFF DATE LOAN BALANCES                    MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
--------------------------                    --------------   ---------------   ----------------------
$510,000.01 -- $ 520,000.00.................          2           1,030,787.14             0.25
$520,000.01 -- $ 530,000.00.................          5           2,631,621.40             0.64
$530,000.01 -- $ 540,000.00.................          5           2,677,459.21             0.65
$540,000.01 -- $ 550,000.00.................          3           1,631,625.27             0.40
$550,000.01 -- $ 560,000.00.................          5           2,779,881.29             0.67
$560,000.01 -- $ 570,000.00.................          4           2,257,204.40             0.55
$570,000.01 -- $ 580,000.00.................          3           1,721,468.08             0.42
$580,000.01 -- $ 590,000.00.................          3           1,755,234.31             0.43
$590,000.01 -- $ 600,000.00.................          6           3,587,667.72             0.87
$600,000.01 -- $ 610,000.00.................          2           1,209,656.88             0.29
$620,000.01 -- $ 630,000.00.................          1             629,014.09             0.15
$630,000.01 -- $ 640,000.00.................          2           1,278,079.14             0.31
$640,000.01 -- $ 650,000.00.................         16          10,361,049.26             2.52
$690,000.01 -- $ 700,000.00.................          1             697,849.69             0.17
$710,000.01 -- $ 720,000.00.................          2           1,428,072.46             0.35
$730,000.01 -- $ 740,000.00.................          1             732,435.78             0.18
$770,000.01 -- $ 780,000.00.................          1             773,175.28             0.19
$790,000.01 -- $ 800,000.00.................          1             795,425.32             0.19
$830,000.01 -- $ 840,000.00.................          1             833,034.04             0.20
$980,000.01 -- $ 990,000.00.................          1             988,548.50             0.24
$990,000.01 -- $1,000,000.00................          2           1,997,731.34             0.48
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

          TYPES OF MORTGAGED PROPERTIES FOR ALL POOL 1 MORTGAGE LOANS

     The Mortgaged Properties securing the Pool 1 Mortgage Loans were of the property types as follows:

                                                NUMBER OF          CUT-OFF                % OF
                                                  POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
PROPERTY TYPE                                 MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
-------------                                 --------------   ---------------   ----------------------
Single Family...............................        987        $307,563,960.32            74.66%
Condominium/Planned Unit Development........        344         101,096,404.26            24.54
Other.......................................         14           3,279,897.24             0.80
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

             MONTHS SINCE ORIGINATION FOR ALL POOL 1 MORTGAGE LOANS

     The distribution of the number of months since the date of origination of the Pool 1 Mortgage Loans as of the Cut-Off Date was as follows:

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
MONTHS SINCE ORIGINATION                      MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
------------------------                      --------------   ---------------   ----------------------
       0....................................         13        $  3,847,000.00             0.93%
 1 --  5....................................      1,227         379,151,619.74            92.04
 6 -- 12....................................         97          26,902,759.84             6.53
13 -- 24....................................          4           1,175,204.68             0.29
25 -- 36....................................          2             464,664.32             0.11
61 -- 72....................................          1             194,719.61             0.05
73 or more..................................          1             204,293.63             0.05
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

        REMAINING TERM TO STATED MATURITY FOR ALL POOL 1 MORTGAGE LOANS

     The distribution of the number of months remaining to stated maturity of the Pool 1 Mortgage Loans as of the Cut-Off Date was as follows:

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
REMAINING MONTHS TO STATED MATURITY           MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
-----------------------------------           --------------   ---------------   ----------------------
169 -- 180..................................          3        $    341,477.28             0.08%
217 -- 228..................................          1             204,293.63             0.05
229 -- 240..................................         13           3,462,616.02             0.84
253 -- 264..................................          1             275,626.67             0.07
289 -- 300..................................         10           2,799,725.51             0.68
301 -- 312..................................          1             233,943.26             0.06
313 -- 324..................................          2             470,624.28             0.11
325 -- 336..................................          5           2,606,468.02             0.63
337 -- 348..................................         21           6,124,365.46             1.49
349 -- 360..................................      1,288         395,421,121.69            95.99
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

       OCCUPANCY TYPE OF MORTGAGED PROPERTY FOR ALL POOL 1 MORTGAGE LOANS

     The Mortgaged Properties securing the Pool 1 Mortgage Loans were used as follows as of the Cut-Off Date:

                                                NUMBER OF          CUT-OFF                % OF
                                                  POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
OCCUPANCY TYPE                                MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
--------------                                --------------   ---------------   ----------------------
Owner Occupied..............................      1,264        $396,823,596.61            96.33%
Second Home.................................         49          12,301,461.39             2.99
Non-Owner Occupied..........................         32           2,815,203.82             0.68
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

         ORIGINAL TERM TO STATED MATURITY FOR ALL POOL 1 MORTGAGE LOANS

                                                NUMBER OF          CUT-OFF                % OF
RANGE OF                                          POOL 1          DATE LOAN      CUT-OFF DATE AGGREGATE
ORIGINAL MONTHS TO STATED MATURITY            MORTGAGE LOANS      BALANCES        POOL 1 LOAN BALANCE
----------------------------------            --------------   ---------------   ----------------------
169 -- 180..................................          3        $    341,477.28             0.08%
229 -- 240..................................         13           3,462,616.02             0.84
265 -- 276..................................          1             275,626.67             0.07
289 -- 300..................................          9           2,605,005.90             0.63
313 -- 324..................................          3             704,567.54             0.17
325 -- 336..................................          2           1,497,806.46             0.36
337 -- 348..................................         18           5,592,486.63             1.36
349 -- 360..................................      1,296         397,460,675.32            96.49
                                                  -----        ---------------           ------
          Total.............................      1,345        $411,940,261.82           100.00%
                                                  =====        ===============           ======

POOL 2

     The information set forth in this subsection is only relevant to the Pool 2 Mortgage Loans. While this information is relevant to the source of the distributions to the Group 2 Certificateholders, it is not necessary for the Holders of Group 1 Certificates to read and understand the information detailed in this subsection because they receive their distributions of principal and interest from the Pool 1 Mortgage Loans. See "The Mortgage Loan Pool -- Pool 1."

     All of the Mortgaged Properties securing the Pool 2 Mortgage Loans are located in Illinois. The following cities in Illinois have at least 5% (by Cut-Off Date Principal Balances) of Mortgaged Properties securing the

Pool 2 Mortgage Loans: Chicago, IL-8.60%, Evanston, IL-7.59%, Wilmette, IL-8.65%, Winnetka, IL-7.87%. In addition, the following zip codes in Illinois have at least 5% (by Cut-Off Date Principal Balances) of the Mortgaged Properties securing the Pool 2 Mortgage Loans: Zip Code: 60091-8.65%, Zip Code:
60093-7.87%, Zip Code: 60010-7.40%, Zip Code: 60201-5.95%, Zip Code:
60521-5.28%. See "Risk Factors -- Geographic Concentration/Local Real Estate Markets" and "The Seller and the Master Servicer -- Credit and Underwriting Guidelines with Respect to Pool 2" herein.

     As of the Cut-Off Date, the average Loan Balance of the Pool 2 Mortgage Loans was $305,154.36, the Loan Rates of the Pool 2 Mortgage Loans ranged from 6.375% to 8.875% per annum, the weighted average Loan-to-Value Ratio of the Pool 2 Mortgage Loans was 71.12% (based upon appraisals made at the time of the origination of such loans), the weighted average Loan Rate of the Pool 2 Mortgage Loans was 7.242% per annum, and the weighted average stated remaining term to maturity of the Pool 2 Mortgage Loans was 295 months. All of the Pool 2 Mortgage Loans with Loan-to-Value Ratio in excess of 80% have primary mortgage insurance. The remaining terms to stated maturity of the Pool 2 Mortgage Loans as of the Cut-Off Date ranged from 180 months to 337 months. The maximum Loan Balance, as of the Cut-Off Date, was $709,816.77. No Pool 2 Mortgage Loan matures after August 1, 2026. Pool 2 consists of 218 loans as of the Cut-Off Date. As a percentage of the Cut-Off Date Aggregate Loan Balance attributable to the Pool 2 Mortgage Loans (the "Cut-Off Date Aggregate Pool 2 Loan Balance"), 92.53% were secured by mortgages, deeds to secure debt or deeds of trust on single-family dwellings and 7.47% were secured by mortgages or deeds of trust on condominium units and planned unit developments.

     The following information sets forth in tabular format certain information, as of the Cut-Off Date, with respect to the Pool 2 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Cut-Off Date Aggregate Pool 2 Loan Balance.

     The percentages of the Cut-Off Date Aggregate Pool 2 Loan Balance set forth in the following tables may not sum to 100.00% due to rounding.

                     POOL 2 MORTGAGE LOANS IN THE AGGREGATE

             GEOGRAPHIC DISTRIBUTION OF ALL MORTGAGED PROPERTIES(1)

     The geographic distribution of Mortgaged Properties by state, as of the Cut-Off Date, was as follows:

                                                 NUMBER OF         CUT-OFF                % OF
                                                   POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
STATE                                          MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
-----                                          --------------   --------------   ----------------------
Illinois.....................................       218         $66,523,650.91           100.00%
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

---------------

(1) Determined by property address designated as such in the related Mortgage.

                     LOAN PURPOSES OF POOL 2 MORTGAGE LOANS

     The loan purposes of the Pool 2 Mortgage Loans are as follows:

                                                 NUMBER OF         CUT-OFF                % OF
                                                   POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
PURPOSE                                        MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
-------                                        --------------   --------------   ----------------------
Rate/Term Refinance..........................        81         $24,607,270.40            36.99%
Purchase.....................................        92          28,085,298.16            42.22
Cash-out Refinance...........................        45          13,831,082.35            20.79
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

             LOAN-TO-VALUE RATIOS(1) FOR ALL POOL 2 MORTGAGE LOANS

     The Loan-to-Value Ratios of the Pool 2 Mortgage Loans were as follows as of the Cut-Off Date:

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN-TO-VALUE RATIOS                           MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
--------------------                           --------------   --------------   ----------------------
25.01% -- 30.00%.............................         1         $   254,520.04             0.38%
35.01% -- 40.00%.............................         4           1,219,953.02             1.83
45.01% -- 50.00%.............................         6           1,751,291.95             2.63
50.01% -- 55.00%.............................        14           4,312,622.04             6.48
55.01% -- 60.00%.............................        15           3,950,370.26             5.94
60.01% -- 65.00%.............................        20           6,036,277.48             9.07
65.01% -- 70.00%.............................        29           8,839,121.44            13.29
70.01% -- 75.00%.............................        38          11,685,241.10            17.57
75.01% -- 80.00%.............................        78          24,868,217.52            37.38
80.01% -- 85.00%.............................         7           1,861,568.33             2.80
85.01% -- 90.00%.............................         4           1,244,029.34             1.87
90.01% -- 95.00%.............................         2             500,438.39             0.75
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

---------------

(1) The loan-to-value ratios (the "Loan-to-Value Ratios") shown above are equal, with respect to each Pool 2 Mortgage Loan, to (i) the original principal balance of such Mortgage Loan at the date of origination divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan and (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgage Property.

                    LOAN RATES FOR ALL POOL 2 MORTGAGE LOANS

     The Loan Rates borne by the Mortgage Notes relating to the Pool 2 Mortgage Loans were distributed as follows as of the Cut-Off Date:

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
LOAN RATES                                     MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
----------                                     --------------   --------------   ----------------------
 6.001% -- 6.500%............................        10         $ 2,800,335.11             4.21%
 6.501% -- 7.000%............................        82          25,287,569.67            38.01
 7.001% -- 7.500%............................        76          23,835,086.56            35.83
 7.501% -- 8.000%............................        37          10,629,348.46            15.98
 8.001% -- 8.500%............................        10           3,215,812.25             4.83
 8.501% -- 9.000%............................         3             755,498.86             1.14
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

          CUT-OFF DATE PRINCIPAL BALANCES OF ALL POOL 2 MORTGAGE LOANS

     The distribution of the outstanding principal balances of the Pool 2 Mortgage Loans as of the Cut-Off Date was as follows:

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
CUT-OFF DATE LOAN BALANCES                     MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
--------------------------                     --------------   --------------   ----------------------
$180,000.01 -- $200,000.00...................         1         $   181,019.65             0.27%
$200,000.01 -- $220,000.00...................        18           3,844,985.04             5.78
$220,000.01 -- $240,000.00...................        33           7,564,325.97            11.37
$240,000.01 -- $260,000.00...................        26           6,484,129.79             9.75
$260,000.01 -- $280,000.00...................        30           8,040,420.57            12.09
$280,000.01 -- $300,000.00...................        28           8,067,349.60            12.13

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
CUT-OFF DATE LOAN BALANCES                     MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
--------------------------                     --------------   --------------   ----------------------
$300,000.01 -- $320,000.00...................         9           2,783,147.48             4.18
$320,000.01 -- $340,000.00...................        14           4,591,497.92             6.90
$340,000.01 -- $360,000.00...................        16           5,646,905.69             8.49
$360,000.01 -- $380,000.00...................        12           4,408,685.25             6.63
$380,000.01 -- $400,000.00...................         3           1,157,697.28             1.74
$400,000.01 -- $420,000.00...................         6           2,441,432.31             3.67
$420,000.01 -- $440,000.00...................         3           1,298,415.04             1.95
$440,000.01 -- $460,000.00...................         3           1,330,213.35             2.00
$460,000.01 -- $480,000.00...................         5           2,336,416.27             3.51
$500,000.01 -- $520,001.00...................         2           1,031,508.53             1.55
$520,000.01 -- $540,000.00...................         2           1,061,836.82             1.60
$560,000.01 -- $580,000.00...................         3           1,701,327.42             2.56
$580,000.01 -- $600,000.00...................         1             589,096.47             0.89
$600,000.01 -- $620,000.00...................         1             618,762.93             0.93
$620,000.01 -- $640,000.00...................         1             634,661.76             0.95
$700,000.01 -- $720,000.00...................         1             709,816.77             1.07
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

          TYPES OF MORTGAGED PROPERTIES FOR ALL POOL 2 MORTGAGE LOANS

     The Mortgaged Properties securing the Pool 2 Mortgage Loans were of the property types as follows:

                                                 NUMBER OF         CUT-OFF                % OF
                                                   POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
PROPERTY TYPE                                  MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
-------------                                  --------------   --------------   ----------------------
Single Family................................       201         $61,556,547.36            92.53%
Condominium/Planned Unit Development.........        17           4,967,103.55             7.47
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

             MONTHS SINCE ORIGINATION FOR ALL POOL 2 MORTGAGE LOANS

     The distribution of the number of months since the date of origination of the Pool 2 Mortgage Loans as of the Cut-Off Date was as follows:

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
MONTHS SINCE ORIGINATION                       MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
------------------------                       --------------   --------------   ----------------------
12 -- 23.....................................         2         $   534,202.07             0.80%
24 -- 35.....................................        15           4,155,941.12             6.25
36 -- 47.....................................         3             866,049.21             1.30
48 -- 59.....................................       105          32,331,105.29            48.60
60 -- 71.....................................        87          26,883,618.63            40.41
72 -- 83.....................................         6           1,752,734.59             2.63
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

        REMAINING TERM TO STATED MATURITY FOR ALL POOL 2 MORTGAGE LOANS

     The distribution of the number of months remaining to stated maturity of the Pool 2 Mortgage Loans as of the Cut-Off Date was as follows:

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
REMAINING MONTHS TO STATED MATURITY            MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
-----------------------------------            --------------   --------------   ----------------------
180 -- 191...................................         7         $ 1,568,464.44             2.36%
204 -- 215...................................         1             225,073.53             0.34
240 -- 251...................................         1             242,316.21             0.36
252 -- 263...................................         6           2,156,852.89             3.24
264 -- 275...................................         3             715,545.45             1.08
276 -- 287...................................        24           7,085,337.89            10.65
288 -- 299...................................        73          22,001,154.19            33.07
300 -- 311...................................        84          27,126,981.04            40.78
312 -- 323...................................         3             974,835.14             1.47
324 -- 335...................................        15           4,108,063.12             6.18
336 -- 347...................................         1             319,027.01             0.48
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

       OCCUPANCY TYPE OF MORTGAGED PROPERTY FOR ALL POOL 2 MORTGAGE LOANS

     The Mortgaged Properties securing the Pool 2 Mortgage Loans were used as follows as of the Cut-Off Date:

                                                 NUMBER OF         CUT-OFF                % OF
                                                   POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
OCCUPANCY TYPE                                 MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
--------------                                 --------------   --------------   ----------------------
Owner Occupied...............................       217         $66,193,358.02            99.50%
Second Home..................................         1             330,292.89             0.50
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

         ORIGINAL TERM TO STATED MATURITY FOR ALL POOL 2 MORTGAGE LOANS

                                                 NUMBER OF         CUT-OFF                % OF
RANGE OF                                           POOL 2         DATE LOAN      CUT-OFF DATE AGGREGATE
ORIGINAL MONTHS TO STATED MATURITY             MORTGAGE LOANS      BALANCES       POOL 2 LOAN BALANCE
----------------------------------             --------------   --------------   ----------------------
240 -- 360...................................       218         $66,523,650.91           100.00%
                                                    ---         --------------           ------
          Total..............................       218         $66,523,650.91           100.00%
                                                    ===         ==============           ======

PAYMENTS ON THE MORTGAGE LOANS

     The Mortgage Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Loans provide for monthly installments of principal and interest sufficient to amortize fully their respective principal balances over their respective amortization periods.

     The Mortgage Loans provide for required monthly payments to be due on the first day of each month (the "Due Date").

                       THE SELLER AND THE MASTER SERVICER

GENERAL

     First Union National Bank is the Seller, Master Servicer and Trust Administrator under the Pooling and Servicing Agreement. First Union National Bank is a national banking association and a banking subsidiary of First Union Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. First Union Corporation is the sixth largest bank holding company in the United States based on total assets as of December 31, 1997.

     The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Seller, the Master Servicer, the Trust Administrator or any of their affiliates.

     The Master Servicer will use subservicers (the "SubServicers") in the performance of the administrative and servicing obligations of the Master Servicer under the Pooling and Servicing Agreement, but no such subservicing arrangements will discharge the Master Servicer from its obligations under the Pooling and Servicing Agreement.

     The Trustee may remove the Master Servicer, and the Master Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith.

     Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

CREDIT AND UNDERWRITING GUIDELINES WITH RESPECT TO POOL 1

     The following is a description of the underwriting guidelines customarily employed by the Seller with respect to mortgage loans which it purchases (including by acquisitions or mergers) or originates. The Seller believes that some of the Pool 1 Mortgage Loans were underwritten with exceptions to these guidelines. Those that were made with exceptions to these underwriting guidelines were approved when other compensating factors existed. The Seller believes its standards are consistent with those utilized by mortgage lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. The Seller's general underwriting guidelines are specified in the "FUNB Mortgage Loan Conduit -- Seller Guide." The Seller Guide is available upon request by contacting the Seller at (704) 374-6607. Approximately 3.74% of the Mortgage Loans (by Cut-Off Date Principal Balances) in Group 1 are originated under the Seller's "ESP guidelines" as specified in Sections 8.5 through 8.15 of the Seller Guide. The ESP program provides for reduced documentation, expanded loan parameters or international borrowers in cases where such factors are off-set by excellent credit characteristics of the borrower. Loans may be made outside of those guidelines with the prior approval of a senior official of the Seller. Of the Pool 1 Mortgage Loans, approximately 83.19% (by Cut-Off Date Principal Balances) were underwritten to full documentation, approximately 15.25% were underwritten to alternative documentation and approximately 1.56% were underwritten to limited documentation.

     The Seller generally originates or purchases fixed rate loans, which fully amortize over a period not to exceed 360 months. The original loan amounts generally range from a minimum of $227,151 to a maximum of $1,000,000.

     The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, condominiums, planned unit developments or modular homes or townhouses.

     The Loan-to-Value Ratio generally may not exceed 95% for a primary residence and 90% for a second home. Each property proposed as security for a loan must be appraised.

     Each mortgage applicant generally provides, and the Seller generally verifies, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 38% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and the Seller verifies this information. Verifications are based on written confirmation from employers or a combination of a recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years. The self-employed applicant must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     A credit report by an independent credit reporting agency is generally required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 120 or 180 days (depending on type of property) prior to the loan closing, the lender must determine that the reported information has not changed. All taxes and assessments not included in the payment must be verified as current.

     The Seller is responsible for using sound judgment in underwriting the loans consistent with prudent industry practices. Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. An attorney's title opinion or an ALTA title insurance policy is required for all loans.

     The applicant is required to secure property insurance in an amount sufficient to cover the new loan. The Seller must ensure that its name and address is properly added to the mortgagee clause of the insurance policy.

STREAMLINED FUNDING PROGRAM

     Approximately 51.91% of the Pool 1 Mortgage Loans (the "Streamlined Funding Loans") have been originated by First Union Mortgage Corporation and third party correspondents under the Seller's Streamlined Funding Program. These Streamlined Funding Loans have been underwritten in compliance with the Seller's guidelines and comply with appraisal requirements, minimum FICO credit scores, loan-to-value ratios, credit requirements, and all other general underwriting guidelines of the Seller.

     The Seller reviews a 10% to 30% sample of the credit files for the Streamlined Funding Loans depending on the correspondent and based on various factors. No additional credit review will be performed. Correspondents that submit loans through the Streamlined Funding Program represent and warrant to the Seller that all of the loans meet the Seller's underwriting guidelines. The Seller, in turn, will make similar representations and warranties to the Trust Fund based on its review. The loans are purchased pursuant to the delivery of the legal files for each loan and the credit files for the sample loans. The legal files consist of: (i) the Note endorsed to the Seller; (ii) a power of attorney, if applicable; (iii) a loan modification, if applicable; (iv) the security instrument and riders; (v) any assignments, intervening and to the Seller; (vi) the title binder; and (vii) the Private Mortgage Insurance Certification, if applicable.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

     The following table sets forth the Master Servicer's delinquency experience, on a servicing portfolio of mortgage loans similar to the Mortgage Loans, at the dates indicated below. The Master Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Trust Fund in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other relevant characteristics. There can be no assurance the delinquency and loss experienced on the Mortgage Loans (most of which have been acquired by the Seller during the past twelve months) will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

     The following table sets forth information relating to the delinquency experience of mortgage loans serviced by the Master Servicer that are similar to and including the Mortgage Loans for the four quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 and March 31, 1998.

                                                               QUARTER ENDED
                            ------------------------------------------------------------------------------------
                                  MARCH 31, 1998             DECEMBER 31, 1997            SEPTEMBER 30, 1997
                            --------------------------   --------------------------   --------------------------
                            NUMBER OF       DOLLAR       NUMBER OF       DOLLAR       NUMBER OF       DOLLAR
                              LOANS         AMOUNT         LOANS         AMOUNT         LOANS         AMOUNT
                            ---------   --------------   ---------   --------------   ---------   --------------
Portfolio.................    5,869     $1,532,803,062     4,732     $1,175,099,280     4,353     $1,068,460,754
Delinquency percentage(1)
  30-59 days..............     1.79%              1.27%     0.99%              0.92%     1.29%              1.23%
  60-89 days..............     0.12               0.10      0.15               0.12      0.07               0.06
  90 days or more.........     0.20               0.19      0.25               0.26      0.18               0.18
                              -----     --------------     -----     --------------     -----     --------------
        Total.............     2.11%              1.56%     1.39%              1.30%     1.54%              1.47%
Foreclosures..............     0.17%              0.16%     0.21%              0.23%     0.21%              0.20%

                                 QUARTER ENDED
                            ------------------------
                                 JUNE 30, 1997
                            ------------------------
                            NUMBER OF      DOLLAR
                              LOANS        AMOUNT
                            ---------   ------------
Portfolio.................    3,232     $748,217,823
Delinquency percentage(1)
  30-59 days..............     0.62%            0.62%
  60-89 days..............     0.03             0.02
  90 days or more.........     0.19             0.20
                              -----     ------------
        Total.............     0.84%            0.84%
Foreclosures..............     0.22%            0.24%

---------------

(1) The period of delinquency is based on the number of days the payment is contractually past due.

     The above delinquency experience percentages are calculated on the basis of the total mortgage loan portfolio of similar loans serviced by the Master Servicer at the date indicated, all of which loans were acquired or originated by the Master Servicer. However, because the total amount of loans serviced by the Master Servicer has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. Because the Trust Fund consists of a fixed group of Mortgage Loans, the actual delinquency percentages with respect to the Mortgage Loans may differ from the delinquency percentages indicated above.

SUBSERVICERS -- POOL 1

     First Union Mortgage Corporation - Raleigh ("FUMC-Raleigh") and the servicers listed below (collectively, the "SubServicers") will service the Pool 1 Mortgage Loans, each pursuant to a separate underlying servicing agreement.

     The Pool 1 Mortgage Loans initially will be serviced by the following entities:

                                                              APPROXIMATE PERCENTAGE OF
                                                              CUT-OFF AGGREGATE POOL 1
NAME OF SUBSERVICER                                                 LOAN BALANCE
-------------------                                           -------------------------
FUMC-Raleigh................................................            53.56%
Sunbelt National Mortgage...................................            17.99
National City Mortgage Corp.................................             8.31
Banc One....................................................             6.39
Suntrust Mortgage, Inc......................................             5.54
Commercial Federal Mtg. Corp................................             1.71
Colonial Mortgage Co........................................             1.55
Crestar Mortgage Corp.......................................             0.80
Brenton Mortgages...........................................             0.56
First Citizens National Bank................................             0.45
Branch Bank & Trust.........................................             0.42
Carolina Bancshares, Inc....................................             0.39
Fort Worth Mortgage.........................................             0.36
Guardian Mortgage Company, Inc..............................             0.29
Pfefferkorn Co..............................................             0.28
Nations Bank................................................             0.27
Star Bank...................................................             0.24
Bank of Lenawee.............................................             0.18
Chevy Chase/B.F. Saul.......................................             0.16
Mid-Continent Federal Savings...............................             0.10
Atlantic Coast Mortgage.....................................             0.09

                                                              APPROXIMATE PERCENTAGE OF
                                                              CUT-OFF AGGREGATE POOL 1
NAME OF SUBSERVICER                                                 LOAN BALANCE
-------------------                                           -------------------------
Primewest Mortgage Corporation..............................             0.08
Standard Mortgage Corp......................................             0.07
First Tennessee.............................................             0.06
Boatmen's National Mortgage.................................             0.05
American Home Funding.......................................             0.05
Pittsburgh National.........................................             0.05
                                                                       ------
          Total.............................................           100.00%
                                                                       ======

     The following table sets forth information relating to the delinquency experience of mortgage loans serviced by FUMC-Raleigh that are similar to and including the Pool 1 Mortgage Loans for the four quarters ended June 30, 1997, September 30, 1997, December 31, 1997, and March 31, 1998.

                                                             QUARTER ENDED
                          ------------------------------------------------------------------------------------
                                MARCH 31, 1998             DECEMBER 31, 1997            SEPTEMBER 30, 1997
                          --------------------------   --------------------------   --------------------------
                          NUMBER OF       DOLLAR       NUMBER OF       DOLLAR       NUMBER OF       DOLLAR
                            LOANS         AMOUNT         LOANS         AMOUNT         LOANS         AMOUNT
                          ---------   --------------   ---------   --------------   ---------   --------------
Portfolio...............    9,166     $2,994,181,709     8,236     $2,672,931,162     7,238     $2,354,647,047
Delinquency
  percentage(1)
  30-59 days............     0.93%              1.00%     1.14%              1.12%     1.09%              1.01%
  60-89 days............     0.16               0.15      0.13               0.13      0.19               0.19
  90 days or more.......     0.32               0.40      0.35               0.46      0.33               0.39
                            -----     --------------     -----     --------------     -----     --------------
        Total...........     1.41%              1.55%     1.62%              1.71%     1.61%              1.59%
Foreclosures............     0.47%              0.45%     0.49%              0.50%     0.46%              0.46%

                                QUARTER ENDED
                          --------------------------
                                JUNE 30, 1997
                          --------------------------
                          NUMBER OF       DOLLAR
                            LOANS         AMOUNT
                          ---------   --------------
Portfolio...............    6,513     $2,110,917,890
Delinquency
  percentage(1)
  30-59 days............     1.29%              1.27%
  60-89 days............     0.29               0.29
  90 days or more.......     0.46               0.48
                            -----     --------------
        Total...........     2.04%              2.04%
Foreclosures............     0.29%              0.31%

---------------

(1) The period of delinquency is based on the number of days the payment is contractually past due.

     The above delinquency experience percentages are calculated on the basis of the total mortgage loan portfolio of similar loans serviced by FUMC-Raleigh at the date indicated, all of which loans were acquired or originated by FUMC-Raleigh. However, because the total amount of loans serviced by FUMC-Raleigh has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. Because the Trust Fund consists of a fixed group of Pool 1 Mortgage Loans, the actual delinquency percentages with respect to the Pool 1 Mortgage Loans may differ from the delinquency percentages indicated above.

CREDIT AND UNDERWRITING GUIDELINES WITH RESPECT TO POOL 2

     The Pool 2 Mortgage Loans were originated or purchased by, and are subserviced by, Northern Trust Company whose address is 50 South LaSalle St., Chicago, IL 60675, a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. First Union reunderwrote these loans to general FNMA/FHLMC guidelines, except with respect to original loan size. These guidelines are generally similar to First Union's own underwriting guidelines, with minor exceptions. In addition, First Union reviewed pay histories on the loans and reviewed FICO credit scores to ensure general accordance with First Union's underwriting guidelines.

     The following table sets forth information relating to the delinquency experience of mortgage loans serviced by Northern Trust Company that are similar to and including the Pool 2 Mortgage Loans for the four quarters ended June 30, 1997, September 30, 1997, December 31, 1997, and March 31, 1998.

                               MARCH 31, 1998             DECEMBER 31, 1997            SEPTEMBER 30, 1997
                         --------------------------   --------------------------   --------------------------
                         NUMBER OF       DOLLAR       NUMBER OF       DOLLAR       NUMBER OF       DOLLAR
                           LOANS         AMOUNT         LOANS         AMOUNT         LOANS         AMOUNT
                         ---------   --------------   ---------   --------------   ---------   --------------
Portfolio..............   12,162     $2,552,557,000    12,037     $2,475,721,000    12,033     $2,434,893,000
Delinquency percentage
  30-59 days...........     0.92%              0.73%     0.80%              0.49%     0.85%              0.68%
  60-89 days...........     0.16               0.17      0.17               0.13      0.20               0.14
  90 days or more......     0.16               0.07      0.22               0.11      0.26               0.12
                          ------     --------------    ------     --------------    ------     --------------
      Total............     1.24%              0.97%     1.19%              0.73%     1.31%              0.94%

                               JUNE 30, 1997
                         --------------------------
                         NUMBER OF       DOLLAR
                           LOANS         AMOUNT
                         ---------   --------------
Portfolio..............   11,582     $2,383,364,000
Delinquency percentage
  30-59 days...........     0.85%              0.63%
  60-89 days...........     0.27               0.19
  90 days or more......     0.23               0.12
                          ------     --------------
      Total............     1.35%              0.94%

                      PREPAYMENT AND YIELD CONSIDERATIONS
GENERAL

     The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such Certificates are purchased, the applicable Certificate Rate, the actual characteristics of the Mortgage Loans in the related Pool, the rate of principal payments (including Prepayments) on the Mortgage Loans in the related Pool and the rate of liquidations on the Mortgage Loans in such Pool. The yield to maturity to Holders of the Certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). Distributions to the Group 1 Certificates and the Group 2 Certificates relate to payments on the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, respectively.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

     When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to related Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

     In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a prepayment in full (a "Payoff"), but not partial principal prepayments (a "Curtailment"), on a Mortgage Loan between its Due Dates, the Master Servicer will pass through Compensating Interest to the related Certificateholders to the limited extent and in the manner set forth below. In the case of principal prepayments in full by mortgagors, with respect to each Pool, the Master Servicer will be obligated to cover resulting interest shortfalls with respect to a Distribution Date in an amount (such amount, "Compensating Interest") up to the Available Servicing Compensation for such Pool and such Distribution Date.

     To the extent that the amount allocated to a Pool to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a Payoff on a Mortgage Loan in such Pool, such deficiency will be allocated to the Certificates of the related Group pro rata according to the amount of interest to which each related Class of Certificates would otherwise be entitled in reduction thereof.

THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates in a Group, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Pool. If the actual rate and severity of losses on the Mortgage Loans in a Pool is higher than those assumed by a Holder of a Subordinate Certificate in the related Group, the actual yield to maturity of such Certificate may be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Mortgage Loans in a Pool will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in such Pool are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Losses on the Mortgage Loans in a Pool will reduce the Class Principal Balance of the Subordinate Certificates in the related Group to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates in a Group will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates in the related Group and other cash shortfalls in Available Funds for such Group. See "Description of the Certificates -- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein.

RATE OF PAYMENTS

     The rate of principal payments on the Certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Pool, which may be in the form of scheduled payments or Prepayments. See "Risk Factors" herein and "Yield and Prepayment Considerations" in the Prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans in a Pool would be substantially less than expected, therefore, a higher rate of Prepayments in a Pool could result in a lower than expected yield to maturity on each related Class of Certificates purchased at a premium and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of Prepayments in a Pool would reduce the return to investors on any related Classes of Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans in such Pool would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Certificates at a rate which is comparable to the applicable Certificate Rate. Investors should fully consider all of the associated risks.

SPECIAL SENSITIVITIES

     An investor that purchased any Offered Certificates at a discount, particularly the Class 1A-PO Certificates, should consider the risk that a slower than anticipated rate of principal payments on the Pool 1 Mortgage Loans or, in the case of the Class 1A-PO Certificates on the Discount Pool 1 Mortgage Loans, will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium or that purchases any Class 1A-WIO Certificates, which have no principal balance, should consider the risk that a faster than anticipated rate of principal payments on the Pool 1 Mortgage Loans or, in the case of the Class 1A-WIO Certificates, on the Premium Pool 1 Mortgage Loans (particularly those Premium Pool 1 Mortgage Loans with higher rates of interest) will result in an actual yield that is lower than such investor's expected yield and should consider the risk that a rapid rate of principal payments on the Mortgage Loans in the related Pool could result in the failure of such investor to fully recover its initial investment.

STANDARD PREPAYMENT ASSUMPTION

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement (the "Standard Prepayment Assumption" or "SPA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For all mortgage loans, a 100% Standard Prepayment Assumption assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of such mortgage loan, following which, such annual prepayment rate increases by 0.2% each month until the 30th month after origination of such mortgage loans and remains constant at 6% per annum in the 30th month after origination of such mortgage loans and in each month thereafter. As used in the tables below, a 0% SPA assumes current rates equal to 0% of the SPA. Correspondingly, a 275% SPA assumes prepayment rates equal to 275% of the SPA, and so forth.

     SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans in any Pool will prepay at any given percentage of the SPA. The actual rate of Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of Prepayments on the Mortgage Loans in a Pool and an earlier than expected retirement of the Certificates in the related Group.

     The Depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Depositor or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

     For purposes of the tables set forth in Appendix A, it is assumed that the Mortgage Loans included in each Pool on the Closing Date have the characteristics set forth below: (i) the scheduled payments on all Mortgage Loans are received on the first day of each month beginning August 1, 1998, (ii) any Prepayments on the Mortgage Loans are received on the last day of each month beginning on July 31, 1998 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) there are no partial prepayments on the Mortgage Loans and Prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans in each Pool prepay at the indicated constant percentages of the SPA,
(vii) the date of issuance for the Certificates is July 30, 1998, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due, and (ix) the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance, Loan Rate and amortized remaining term such that the Mortgage Loan will fully amortize on its maturity date, (collectively, the "Modeling Assumptions"). The approximate Class Principal Balances of the Group 1 Junior Subordinate Certificates as of the Closing Date will be as follows: Class 1B-3, $3,295,000, Class 1B-4, $824,000 and Class 1B-5 $1,030,643.44. The approximate Class Principal Balances for the Group 2 Junior Subordinate Certificates as of the Closing Date will be as follows: Class 2B-3, $166,000, Class 2B-4, $133,000, and Class 2B-5,
$133,650.91.

                      REPRESENTATIVE LOAN POOLS FOR POOL 1

                                           REMAINING     ORIGINAL
   PRINCIPAL       GROSS         NET        TERM TO      TERM TO
    BALANCE      LOAN RATE    LOAN RATE     MATURITY     MATURITY
---------------  ----------   ----------   ----------   ----------
$378,009,973.92  7.49863342%  7.21763342%  355 months   358 months
$ 33,930,287.90  6.95689220%  6.67589220%  357 months   359 months

                      REPRESENTATIVE LOAN POOLS FOR POOL 2

                                           REMAINING     ORIGINAL
   PRINCIPAL       GROSS         NET        TERM TO      TERM TO
    BALANCE      LOAN RATE    LOAN RATE     MATURITY     MATURITY
---------------  ----------   ----------   ----------   ----------
$ 66,523,650.91  7.24174584%  7.06574584%  295 months   353 months

     Any discrepancy between the actual characteristics of the Mortgage Loans in a Pool and the characteristics of the applicable mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans in a Pool differ and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

     Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Such variations may occur even if the average prepayment experience of all the Mortgage Loans in the related Pool equals the indicated percentage of the applicable Standard Prepayment Assumption. There is no assurance, however, that prepayment of the Mortgage Loans of any Pool will conform to any given percentage of the Standard Prepayment Assumption. The Depositor makes no representations that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made herein.

     Based on the foregoing assumptions, the tables in Appendix A indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balances of each such Class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the Standard Prepayment Assumption.

     There is no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally.

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including Prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including Prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

YIELD ON THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES

     The Certificate Rate for the Class 1A-11 and Class 1A-12 Certificates are based upon the value of an adjustable index (LIBOR). The significance of the effects of changes in LIBOR on the Class 1A-11 and Class 1A-12 Certificates is illustrated in the following tables which show the pre-tax yield (on a CBE basis) to the Holders of Class 1A-11 and Class 1A-12 Certificates under different constant percentages of SPA and rates of LIBOR. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the additional assumptions that (i) on the LIBOR Determination Date in August 1998 and on each LIBOR Determination Date thereafter, LIBOR will be as indicated and (ii) the assumed aggregate price for all of the Class 1A-11 and Class 1A-12 Certificates is approximately $11,214,233.44 and $2,910,152.56, respectively (which includes accrued interest).

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. INVESTORS IN THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES SHOULD CONSIDER CAREFULLY THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE POOL 1 MORTGAGE LOANS OR CHANGES IN LIBOR COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS 1A-11 AND CLASS 1A-12 CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     It is not likely that the Pool 1 Mortgage Loans will prepay at a constant rate until maturity or that all of the Pool 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Pool 1 Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a Holder of a Class 1A-11 and Class 1A-12 Certificate and there can be no assurance that the pre-tax yield to an investor in the Class 1A-11 and Class 1A-12 Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1A-11 and Class 1A-12 Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

                  SENSITIVITY OF THE CLASS 1A-11 CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                       (PRE-TAX YIELDS TO MATURITY (CBE))

                                                       PERCENTAGE OF SPA
                                    --------------------------------------------------------
LIBOR                                 0%       100%      275%      350%      500%      700%
-----                               ------    ------    ------    ------    ------    ------
2.6563%...........................   3.52%     3.52%     3.51%     3.51%     3.49%     3.47%
3.6563%...........................   4.53%     4.53%     4.52%     4.51%     4.49%     4.47%
4.6563%...........................   5.54%     5.54%     5.53%     5.52%     5.50%     5.47%
5.6563%...........................   6.56%     6.56%     6.55%     6.54%     6.51%     6.47%
6.6563%...........................   7.58%     7.58%     7.57%     7.56%     7.52%     7.48%
7.6563%...........................   8.60%     8.60%     8.58%     8.57%     8.53%     8.48%

                  SENSITIVITY OF THE CLASS 1A-12 CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                       (PRE-TAX YIELDS TO MATURITY (CBE))

                                                       PERCENTAGE OF SPA
                                    --------------------------------------------------------
LIBOR                                 0%       100%      275%      350%      500%      700%
-----                               ------    ------    ------    ------    ------    ------
2.6563%...........................  19.78%    19.78%    19.76%    19.74%    19.65%    19.56%
3.6563%...........................  15.74%    15.73%    15.72%    15.70%    15.62%    15.55%
4.6563%...........................  11.73%    11.73%    11.71%    11.70%    11.64%    11.58%
5.6563%...........................   7.77%     7.77%     7.75%     7.74%     7.70%     7.67%
6.6563%...........................   3.85%     3.85%     3.84%     3.84%     3.82%     3.80%
7.6563%...........................   0.00%     0.00%     0.00%     0.00%     0.00%     0.01%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class 1A-11 or Class 1A-12 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 1A-11 or Class 1A-12 Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class 1A-11 or Class 1A-12 Certificates and consequently does not purport to reflect the return on any investment in the Class 1A-11 or Class 1A-12 Certificates when such reinvestment rates are considered.

SENSITIVITY OF THE CLASS 1A-PO CERTIFICATES

     The yield to an investor in the Class 1A-PO Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Discount Pool 1 Mortgage Loans, which rate may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments) on the Discount Pool 1 Mortgage Loans will have a negative effect on the yield to an investor in the Class 1A-PO Certificates. The Discount Pool 1 Mortgage Loans will have lower Net Mortgage Interest Rates than the other Mortgage Loans. In general, mortgage loans with lower mortgage interest rates may tend to prepay at a slower rate of payment in respect of principal than mortgage loans with relatively higher mortgage interest rates, in response to changes in market interest rates. As a result, the Discount Pool 1 Mortgage Loans may prepay at a slower rate of payment in respect of principal than the other Pool 1 Mortgage Loans, resulting in a lower yield on the Class 1A-PO Certificates than would be the case if the Discount Pool 1 Mortgage Loans prepaid at the same rate as the other Pool 1 Mortgage Loans.

     The following table indicates the sensitivity to various rates of prepayments on the Discount Pool 1 Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class 1A-PO Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Modeling Assumptions and on the further assumptions that the Class 1A-PO Certificates will be purchased on July 30, 1998 at an aggregate purchase price of 70% of the initial Class Principal Balance of the Class 1A-PO Certificates.

  SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1A-PO CERTIFICATES TO
                                  PREPAYMENTS

                                                               PERCENTAGE OF SPA
                                                 ----------------------------------------------
                                                  0%     100%    275%    350%    500%     700%
                                                 ----    ----    ----    ----    -----    -----
Pre-Tax Yield to Maturity (CBE)................  1.88%   3.44%   6.75%   8.15%   10.82%   14.12%

     The pre-tax yields to maturity set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 1A-PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price for the Class 1A-PO Certificates of 70% of their initial Class Principal Balance and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 1A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class 1A-PO Certificates when such reinvestment rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Discount Pool 1 Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Pool 1 Mortgage Loans will prepay at the same rate or that the Discount Pool 1 Mortgage Loans will not experience any losses. In addition, the characteristics of the Discount Pool 1 Mortgage Loans initially included in the Trust Fund will differ from those characteristics which are assumed in preparing the table. As a result of these factors, the pre-tax yields to maturity on the Class 1A-PO Certificates are likely to differ from those shown in such table, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA.

SENSITIVITY OF THE CLASS 1A-WIO CERTIFICATES

     The yield to investors in the Class 1A-WIO Certificates, which are interest-only certificates and have no principal balance, will be highly sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments on the Premium Pool 1 Mortgage Loans, particularly with respect to those Premium Pool 1 Mortgage Loans with higher rates of interest, which overall rate may fluctuate significantly from time to time. The Premium Pool 1 Mortgage Loans will have higher Mortgage Interest Rates than the other Pool 1 Mortgage Loans. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Pool 1 Mortgage Loans may prepay at a faster rate than the other Pool 1 Mortgage Loans, resulting in a lower yield on the Class 1A-WIO Certificates than would be the case if the Premium Pool 1 Mortgage Loans prepaid at the same rate as the other Mortgage Loans. An investor in the Class 1A-WIO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

     The following table indicates the sensitivity to various rates of prepayment on the Premium Pool 1 Mortgage Loans of the pre-tax yields to maturity, on a CBE basis. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Modeling Assumptions and on the further assumptions that (i) the Class 1A-WIO Certificates will be purchased on July 30, 1998 for a purchase price equal to approximately 1.4029% of the assumed initial Class 1A-WIO Notional Amount plus accrued interest from July 1 to (but not including) July 30, and (ii) the initial Class 1A-WIO Notional Amount which is applicable to the Distribution Date occurring in August 1998 will be approximately $378,009,974.

 SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1A-WIO CERTIFICATES TO
                                  PREPAYMENTS

                                                         PERCENTAGES OF SPA
                                     ----------------------------------------------------------
                                      0%      100%     275%     350%     500%    620%     700%
                                     -----    -----    -----    -----    ----    -----    -----
Pre-Tax Yield to Maturity (CBE)....  33.46%   28.31%   19.07%   15.02%   6.74%   (0.06)%  (4.67)%

     The pre-tax yields to maturity set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 1A-WIO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal a purchase price for the Class 1A-WIO Certificates of approximately 1.44057% of the assumed initial Class 1A-WIO Notional Amount (which includes accrued interest from July 1, 1998 to July 30, 1998), and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which an investor may be able to reinvest funds received by such investor as distributions on the Class 1A-WIO Certificates and consequently does not purport to reflect the return on any investment in the Class 1A-WIO Certificates when such reinvestment rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Premium Mortgage Loans will prepay at any constant rate, that the Premium Pool 1 Mortgage Loans will prepay at the same rate or that the Premium Pool 1 Mortgage Loans will not experience any losses. In addition, the characteristics of the Premium Pool 1 Mortgage Loans initially included in the Trust Fund will differ from those characteristics which are assumed in preparing the table. As a result of these factors, the pre-tax yields to maturity of the Class 1A-WIO Certificates are likely to differ from those shown in such table, even if all of the Premium Pool 1 Mortgage Loans prepay at the indicated percentages of SPA.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 1B-1, CLASS 1B-2, CLASS 2B-1 AND CLASS 2B-2 CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no defaults). Correspondingly, "50% SDA" assumes default rates equal to 50% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the Mortgage Loans in the related Pools. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumptions that defaults (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a Due Date) at the percentages of SDA set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans in the related Pool as indicated in the tables below (referred to as a "Loss Severity Percentage") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates are purchased on July 30, 1998 at assumed purchase prices equal to approximately

99.00%, approximately 97.00%, approximately 99.00% and approximately 97.00%, respectively, of the Class B Principal Balances thereof plus accrued interest from July 1, 1998 to (but not including) July 30, 1998.

     It is unlikely that the Mortgage Loans in a Pool will have the precise characteristics referred to herein or that they will prepay or liquidate at any of the rates specified. The assumed percentages of SDA and SPA shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of any Pool will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to maturity of the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates will correspond to any of the pre-tax yields to maturity shown below.

     The pre-tax yields to maturity set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates when such reinvestment rates are considered.

       SENSITIVITY OF PRE-TAX YIELDS TO MATURITY (CBE) OF THE CLASS 1B-1
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                 LOSS                        PERCENTAGE OF SPA
                               SEVERITY     ----------------------------------------------------
     PERCENTAGE OF SDA        PERCENTAGE      0%       100%      150%      275%     350%    500%
     -----------------        ----------    ------    ------    ------    ------    ----    ----
  0%........................       0%         6.90%     6.91%     6.91%     6.92%   6.93%   6.93%
 50%........................      25%         6.90%     6.91%     6.92%     6.92%   6.93%   6.93%
 50%........................      50%         6.89%     6.91%     6.92%     6.92%   6.93%   6.93%
 75%........................      25%         6.90%     6.91%     6.92%     6.92%   6.93%   6.93%
 75%........................      50%         6.89%     6.91%     6.92%     6.92%   6.93%   6.93%
100%........................      25%         6.90%     6.91%     6.92%     6.92%   6.93%   6.93%
100%........................      50%         6.39%     6.90%     6.92%     6.93%   6.93%   6.93%
150%........................      25%         6.89%     6.92%     6.92%     6.92%   6.93%   6.93%
150%........................      50%        (1.83)%    4.22%     5.30%     6.93%   6.93%   6.93%

       SENSITIVITY OF PRE-TAX YIELDS TO MATURITY (CBE) OF THE CLASS 1B-2
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                 LOSS                        PERCENTAGE OF SPA
                               SEVERITY     ----------------------------------------------------
PERCENTAGE OF SDA             PERCENTAGE      0%       100%      150%      275%     350%    500%
-----------------             ----------    ------    ------    ------    ------    ----    ----
  0%........................       0%         7.11%     7.15%     7.17%     7.21%   7.23%   7.26%
 50%........................      25%         7.08%     7.15%     7.17%     7.21%   7.23%   7.26%
 50%........................      50%         7.06%     7.14%     7.18%     7.21%   7.23%   7.26%
 75%........................      25%         7.07%     7.16%     7.17%     7.21%   7.23%   7.26%
 75%........................      50%         5.22%     7.09%     7.14%     7.21%   7.23%   7.26%
100%........................      25%         7.07%     7.14%     7.18%     7.21%   7.23%   7.26%
100%........................      50%       (18.67)%    3.40%     5.62%     7.22%   7.23%   7.26%
150%........................      25%         5.47%     7.10%     7.15%     7.21%   7.23%   7.26%
150%........................      50%       (39.45)%  (33.55)%  (29.80)%   (0.59)%  3.99%   7.27%

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 1 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans as of the Cut-Off Date.

               AGGREGATE REALIZED LOSSES ON POOL 1 MORTGAGE LOANS

                                 LOSS                        PERCENTAGE OF SPA
                               SEVERITY     ----------------------------------------------------
PERCENTAGES OF SDA            PERCENTAGE      0%       100%      150%      275%     350%    500%
------------------            ----------    ------    ------    ------    ------    ----    ----
 50%........................      25%         0.49%     0.39%     0.35%     0.27%   0.24%   0.19%
 50%........................      50%         0.98%     0.77%     0.70%     0.55%   0.48%   0.37%
 75%........................      25%         0.73%     0.58%     0.52%     0.41%   0.36%   0.28%
 75%........................      50%         1.46%     1.16%     1.04%     0.82%   0.71%   0.55%
100%........................      25%         0.97%     0.77%     0.69%     0.54%   0.47%   0.37%
100%........................      50%         1.94%     1.53%     1.38%     1.08%   0.95%   0.74%
150%........................      25%         1.44%     1.14%     1.03%     0.81%   0.71%   0.55%
150%........................      50%         2.88%     2.28%     2.06%     1.62%   1.41%   1.10%

       SENSITIVITY OF PRE-TAX YIELDS TO MATURITY (CBE) OF THE CLASS 2B-1
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                 LOSS                        PERCENTAGES OF SPA
                               SEVERITY     ----------------------------------------------------
PERCENTAGES OF SDA            PERCENTAGE      0%       100%      150%      275%     350%    500%
------------------            ----------    ------    ------    ------    ------    ----    ----
  0%........................       0%         7.23%     7.24%     7.24%     7.25%   7.25%   7.26%
 50%........................      25%         7.23%     7.24%     7.24%     7.25%   7.25%   7.26%
 50%........................      50%         7.23%     7.24%     7.24%     7.25%   7.25%   7.26%
 75%........................      25%         7.23%     7.24%     7.24%     7.25%   7.25%   7.26%
 75%........................      50%         7.22%     7.24%     7.25%     7.25%   7.25%   7.26%
100%........................      25%         7.23%     7.24%     7.24%     7.25%   7.25%   7.26%
100%........................      50%         7.22%     7.24%     7.24%     7.25%   7.25%   7.26%
150%........................      25%         7.22%     7.24%     7.25%     7.25%   7.25%   7.26%
150%........................      50%         7.22%     7.23%     7.24%     7.25%   7.26%   7.26%

       SENSITIVITY OF PRE-TAX YIELDS TO MATURITY (CBE) OF THE CLASS 2B-2
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                 LOSS                        PERCENTAGES OF SPA
                               SEVERITY     ----------------------------------------------------
PERCENTAGES OF SDA            PERCENTAGE      0%       100%      150%      275%     350%    500%
------------------            ----------    ------    ------    ------    ------    ----    ----
  0%........................       0%         7.47%     7.51%     7.52%     7.56%   7.57%   7.60%
 50%........................      25%         7.45%     7.51%     7.53%     7.56%   7.58%   7.60%
 50%........................      50%         7.43%     7.50%     7.53%     7.56%   7.58%   7.60%
 75%........................      25%         7.44%     7.51%     7.53%     7.56%   7.58%   7.60%
 75%........................      50%         7.14%     7.49%     7.51%     7.56%   7.58%   7.60%
100%........................      25%         7.43%     7.50%     7.53%     7.56%   7.58%   7.60%
100%........................      50%         5.06%     6.18%     6.69%     7.56%   7.58%   7.61%
150%........................      25%         7.17%     7.49%     7.51%     7.56%   7.58%   7.60%
150%........................      50%        (4.33)%    0.86%     1.61%     3.25%   4.43%   6.57%

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 2 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 2 Mortgage Loans as of the Cut-Off Date.

               AGGREGATE REALIZED LOSSES ON POOL 2 MORTGAGE LOANS

                                 LOSS                        PERCENTAGES OF SPA
                               SEVERITY     ----------------------------------------------------
PERCENTAGES OF SDA            PERCENTAGE      0%       100%      150%      275%     350%    500%
------------------            ----------    ------    ------    ------    ------    ----    ----
 50%........................      25%         0.24%     0.20%     0.19%     0.16%   0.14%   0.12%
 50%........................      50%         0.48%     0.40%     0.37%     0.31%   0.29%   0.24%
 75%........................      25%         0.36%     0.30%     0.28%     0.23%   0.21%   0.18%
 75%........................      50%         0.72%     0.60%     0.55%     0.47%   0.43%   0.36%
100%........................      25%         0.48%     0.40%     0.37%     0.31%   0.28%   0.24%
100%........................      50%         0.96%     0.80%     0.74%     0.62%   0.57%   0.48%
150%........................      25%         0.71%     0.60%     0.55%     0.47%   0.43%   0.36%
150%........................      50%         1.43%     1.19%     1.10%     0.93%   0.85%   0.72%

     Notwithstanding the assumed percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans in a Pool will be prepaid or that the defaults on the Mortgage Loans in a Pool will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans in a Pool will prepay at any particular rate or that Realized Losses on the Mortgage Loans in a Pool will be incurred at any particular level or that the yields on the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates will conform to any of the yields described herein.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses on the Mortgage Loans in a Pool under a variety of scenarios. Investors in Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans in the related Pool could result in the failure of such investors to fully recover their investments.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     Holders of interest in a Residual Certificate may have tax liabilities with respect to their Certificates during many or all of the years of the REMICs' terms that substantially exceed any distributions payable thereon during any such period. In addition, Holders of interests in a Residual Certificate may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on a Residual Certificate may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to a Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the applicable Pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such Holders in connection with the purchase, ownership and disposition of interests in a Residual Certificate and the after-tax rate of return thereon. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ADDITIONAL INFORMATION

     The Depositor intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Group 1 and Group 2 Offered Certificates on a Current Report on Form 8-K. Such tables and material were prepared by First Union Capital Markets and Salomon with respect to the Group 1 Offered Certificates and First Union Capital Markets and PaineWebber with respect to the Group 2 Offered Certificates at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                 FORMATION OF THE TRUST FUND AND TRUST PROPERTY

     The FURST Mortgage Loan Trust 1998-B will be created and established pursuant to the Pooling and Servicing Agreement. As of the Closing Date, the Depositor will convey without recourse (subject to certain obligations to repurchase Defective Mortgage Loans or replace Defective Mortgage Loans with Eligible Substitute Mortgage Loans) the Mortgage Loans to the Trust Fund and the Trust Fund will issue the Certificates to the Depositor.

     The property of the Trust Fund shall include (a) the Mortgage Loans together with the related Mortgage Loan documents (including any guaranty executed in connection therewith) and the Depositor's interest in any property which secures a Mortgage Loan (the "Mortgaged Property") and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held in the Distribution Account and the Collection Account, and (c) proceeds of all the foregoing (including, but not by way of limitation, all of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing but excluding any net investment income from the investment of funds in the Collection Account, if any, and the Distribution Account) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Seller, the Master Servicer, the Trustee, the Trust Administrator or any of their affiliates.

     Prior to its formation the Trust Fund will have had no assets or obligations. Upon formation, the Trust Fund will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust Fund will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Mortgage Loans the Trust Fund will have sufficient liquidity to make distributions on the Certificates. As the Trust Fund does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust Fund.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Document Custodian, the Depositor, the Seller, the Master Servicer, the Trustee and the Trust Administrator. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Certificates will evidence all the beneficial ownership in a trust established by the Depositor into which Mortgage Loans will be deposited. The Mortgage Pass-Through Certificates, Series 1998-B (the "Certificates"), will consist of two groups of certificates (the "Group 1 Certificates" and the "Group 2

Certificates," respectively, and each, a "Group"). The Group 1 Certificates will consist of senior certificates (the "Class 1A Certificates"), mezzanine certificates (the "Class 1M Certificates") and subordinate certificates (the "Class 1B Certificates," and together with the Class 1M Certificates, the "Group 1 Subordinate Certificates"). The Group 2 Certificates will consist of senior certificates (the "Class 2A Certificates"), of mezzanine certificates (the "Class 2M Certificates"), and subordinate certificates (the "Class 2B Certificates" and collectively with the Class 2M Certificates, the "Group 2 Subordinate Certificates"). The "Class Principal Balance" for any Class of Certificates will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class and (ii) allocations of losses required to be borne by such Class. Notwithstanding the foregoing, the Class Principal Balance of the most Subordinate Class of Certificates of a Group outstanding at any time is equal to the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the related Pool less the Class Principal Balance of all other Classes of Certificates of such Group. As used herein the "Principal Balance" of a Class means the Class Principal Balance thereof.

     The "Certificate Principal Balance" for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The aggregate initial Certificate Principal Balance of each Group will be approximately equal to the aggregate principal balance of the Mortgage Loans in the related Pool as of the Cut-Off Date. The Offered Certificates, other than the Class 1A-7, Class 1A-WIO and Class A-R Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance or Notional Amount, as applicable, each and multiples of $1 in excess thereof. The Class 1A-7 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class 1A-WIO Certificates are offered in minimum denominations equivalent to not less than $38,000,000 initial notional amount and multiples of $1 in excess thereof, provided, however, that one Class 1A-WIO Certificate will be issued in a denomination of $36,009,973.92. The Class A-R Certificate, which will have an initial Class Principal Balance of $100, will be offered in registered, certificated form in a single denomination of a 100% Percentage Interest.

BOOK-ENTRY REGISTRATION

     Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of DTC. DTC has advised the Depositor that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the Holder of record of the Book-Entry Certificates. No Beneficial Owners will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Beneficial Owners shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports, and statements to Beneficial Owners shall refer to distributions, notices, reports, and statements to Cede, as the registered Holder of such Certificates, for distribution to Beneficial Owners in accordance with DTC procedures.

     Certificateholders may hold their Book-Entry Certificate through DTC, if they are DTC Participants (as defined below), or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificates for the Book-Entry Certificates.

     DTC has advised the Depositor that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

     Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates as issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Beneficial Owners. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) for each Class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Beneficial Owners will not be recognized by the Trustee or the Trust Administrator as Certificateholders under the Pooling and Servicing Agreement. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom Beneficial Owners have accounts with respect to the Book-Entry Certificates are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Beneficial Owner under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee and the Trust Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Trustee, the Trust Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee, the Trust Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders.

     Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trust Administrator will recognize the Holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to Holders of such Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names such Certificates were registered at the close of business on the last business day of the month preceding the month of such Distribution Date. Distributions will be made by wire transfer in immediately available funds for the account of each such Holder or, if a Holder has not provided wire instructions, by check mailed to the address of such Holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate (whether a Definitive Certificate or the global Certificates registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to Holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

     Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the offices of the Trustee or its agent. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     On the Closing Date, upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund assets, the Trustee will execute, deliver and authenticate the Certificates.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Depositor will assign to the Trustee all of its right, title and interest in and to the Mortgage Loans, including all payments of interest and principal, from whatever source derived, which are received on or with respect to the Mortgage Loans on or after the Cut-Off Date, together with the other assets and related documents (collectively, the "Related Documents") included in the Trust Fund. Concurrently with such assignment, the Trustee will deliver the Certificates to the Depositor. Each Mortgage Loan will be identified in a schedule delivered to the Trustee.

     Under the terms of the Pooling and Servicing Agreement, the Depositor will deliver the Mortgages, the Mortgage Notes and certain of the other Related Documents (together, the "Mortgage Files") to the Trustee, as Document Custodian. The Document Custodian shall maintain possession of the Mortgage Files. The Document Custodian will review such Mortgage Files within the period specified in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Document Custodian shall perform the review required by the Pooling and Servicing Agreement as to each Mortgage File and shall deliver a certificate as to the status of such review within 90 days, and a final review certificate within 180 days from (i) the Closing Date with respect to Mortgage Files delivered on or before the Closing Date and (ii) the date a Mortgage File is delivered, if delivered after the Closing Date. If any document required to be included in any Mortgage File, has not been received or is unrelated to the applicable Mortgage Loan, and such defect is not cured as provided in the Pooling and Servicing Agreement following receipt of notification thereof to the Seller by the Trustee, the Seller will be required either to repurchase or to replace the affected Mortgage Loan in the manner set forth below. In the Pooling and Servicing Agreement, Norwest Bank Minnesota, National Association as Trustee of the Trust Fund will acknowledge the assignment of the Mortgage Loans to the Trust

Fund and the Document Custodian will agree to hold the Mortgage Files for the Mortgage Loans for and on behalf of the Trust Fund for so long as the Mortgage Loans are owned by the Trust Fund. The Seller shall use its best efforts, within 180 days of the Closing Date, at its own expense, to either (i) record the assignment of each Mortgage in favor of the Trustee in the appropriate real property office or other records office or (ii) deliver to the Trustee the assignment of each Mortgage in favor of the Trustee in form for recordation, together with an opinion of counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in the event a court should recharacterize the conveyance of the Mortgage Loans as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan.

     The Seller will make certain representations and warranties with respect to each Mortgage Loan. In the event there is a breach of any representation or warranty made by the Seller in the Pooling and Servicing Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders, the Seller will be required either to (i) repurchase the related Mortgage Loan from the Trust Fund or (ii) prior to the expiration of two years following the date the Offered Certificates are initially issued, substitute therefor an Eligible Substitute Mortgage Loan into the related Pool, in each case in the manner described below.

     Any Mortgage Loan required to be repurchased by the Seller as a result of a defect, omission or breach of representation or warranty will be repurchased at a price (the "Purchase Price") equal to the sum of (i) the Loan Balance of such Mortgage Loan as of the last day of the Collection Period ended immediately preceding the date of repurchase, (ii) accrued and unpaid interest at the applicable Loan Rate, (iii) any delinquent interest on such Mortgage Loan as to which no monthly advance has been made, and (iv) all unreimbursed advances relating to such Mortgage Loan. The Purchase Price will be deposited into the Collection Account, for the benefit of the applicable Group, on the second Business Day next preceding the Distribution Date in the month following expiration of the related cure period. "Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which (x) banking institutions in the State of North Carolina, the State of Minnesota or the State of Maryland or
(y) any depository holding certificates issued by the Depositor are required or authorized by law or executive order to be closed.

     As to any Eligible Substitute Mortgage Loan, the Seller will deposit into the Collection Account, for the benefit of the applicable Group, the amount, if any, by which the conveyed balance of such Eligible Substitute Mortgage Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the Loan Balance of the related Mortgage Loan being removed from the Trust Fund at the end of such Collection Period (the "Substitution Adjustment Amount"). The Seller will substitute any Eligible Substitute Mortgage Loan, and deposit any such Substitution Adjustment Amount into the Collection Account, for the benefit of the applicable Group, on the second Business Day next preceding the Distribution Date in the month following such Collection Period. Upon substitution, an Eligible Substitute Mortgage Loan will be subject to the terms of the Pooling and Servicing Agreement and the Seller will be deemed to have made, with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made by the Seller with respect to all other Mortgage Loans in the Trust Fund. Upon receipt by the Trustee of written notification of any such repurchase or substitution, subject to certain conditions set forth in the Pooling and Servicing Agreement, the Document Custodian will execute and deliver an instrument of transfer or assignment necessary to vest in the Seller legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Seller to repurchase or replace any such Mortgage Loan will be the sole remedy against the Seller available to Certificateholders or the Trustee.

     An "Eligible Substitute Mortgage Loan" is a Mortgage Loan that, as of the substitution date, (i) has an outstanding Loan Balance not in excess of, and not more than 10% less than, the Loan Balance of the Defective Mortgage Loan it replaces as of the substitution date; (ii) has a Loan Rate not less than the current Loan Rate of such Defective Mortgage Loan and not more than one percent in excess thereof; (iii) complies with each representation and warranty set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (iv) has a remaining term to maturity not later than nor more than six months earlier than the remaining term to maturity of such Defective Mortgage Loan (provided that a Mortgage Loan that meets all the other requirements of this definition, but has a remaining term to maturity that is (A) not more than one year longer than that of the Defective Mortgage Loan and (B) not later than the maturity date of the latest maturing Mortgage Loan then owned by the Trust Fund, will not fail to qualify as an Eligible Substitute Mortgage Loan if the Loan Balance of such Mortgage Loan on the date of such substitution, when added to the Loan Balances (determined as of the date of the substitution of such loan) that qualified as Eligible Substitute Mortgage Loans in reliance upon the provisions of this proviso clause, does not exceed an amount equal to $5,000,000); (v) has a Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (vi) has an original principal balance of not more than $1,000,000. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Rating Agencies.

     In the event the Seller repurchases or substitutes a Mortgage Loan as provided above, there will be delivered to the Trustee an opinion of counsel as to whether the repurchase or substitution (i) will be subject to tax as a result of being deemed a prohibited transaction under section 860F(a)(2) of the Code;
(ii) will be deemed a contribution to the REMIC after the startup day that would give rise to the tax specified under section 860G(d)(1) of the Code; or (iii) will cause any portion of the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding. The Seller will not be required to repurchase or replace any Defective Mortgage Loan in the event such repurchase or replacement, as evidenced by such opinion, would result in the imposition of a prohibited transaction tax or be deemed a contribution to the REMIC after the startup day, unless the Master Servicer has determined that there is an actual or imminent default by the borrower with respect to the affected Mortgage Loan. The Seller will not be required or permitted to repurchase or replace any Defective Mortgage Loan if such repurchase or replacement, as evidenced by such opinion, will cause any portion of the Trust Fund to fail to qualify as a REMIC.

     Mortgage Loans required to be repurchased or substituted by the Seller as described in the preceding paragraphs as a result of a defect, omission or breach of a representation or warranty are referred to herein as "Defective Mortgage Loans".

     In the event any such repurchase results in a prohibited transaction tax, such tax is required to be charged first against amounts otherwise distributable to the Junior Subordinate Certificateholders in the Group related to the Pool from which such Mortgage Loan was replaced or substituted and second, to the extent such amounts are insufficient, against amounts otherwise distributable to the Holders of the Offered Certificates of such Group, in each case on a pro rata basis among Certificateholders of the applicable Class.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION AND DISTRIBUTION ACCOUNTS

     Collection Account. The Master Servicer will, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of the third following paragraph, establish and maintain in the name of the Trustee with an entity meeting the requirements of the definition of "Eligible Account," a separate trust account (the "Collection Account") for the benefit of the Holders of the Certificates. Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing unreimbursed advances, the Servicing Fees, Foreclosure Profits, fees or late charge penalties payable by Mortgagors, amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items and Payaheads received during such Collection Period intended for application in subsequent Collection Periods), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Trustee.

     The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date or, if the Master Servicer is not required to make deposits to the Collection Account, amounts received from the Master Servicer. The Distribution Account will be an Eligible Account.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by S&P, (ii) one or more accounts with a depository institution which accounts are fully insured by either the SAIF or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of BBB by S&P, (iii) a segregated trust account maintained with the corporate trust departments of (A) the Trustee or an affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term secured debt rating of BBB by S&P, (iv) an account the deposits in which are fully FDIC insured or (v) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, (i) for so long as (A) the Master Servicer remains an affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a short-term rating of at least A-1 by S&P, and for five Business Days following any reduction in either such rating, or (ii) following the occurrence and continuation of certain events described in the Pooling and Servicing Agreement, an arrangement is established that is satisfactory to the Rating Agencies and which does not in itself result in any reduction of (I) any rating issued in respect of the Offered Certificates or (II) any reduction below investment grade of the Offered Certificates, the Master Servicer need not establish or make the daily deposits to the Collection Account as provided herein, but may make a single deposit in the Distribution Account in immediately available funds not later than 12:00 noon, New York City time, on the first Business Day immediately preceding a Distribution Date in a net amount equal to the amount that would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account.

ADVANCES

     Not later than one Business Day prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to the sum of the scheduled payment of principal and interest due on each Mortgage Loan for the related Due Date but not received by the Master Servicer as of the close of business on such date and not previously advanced (net of the Servicing Fees) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan. The Master Servicer may distribute Payaheads paid to the Master Servicer not yet due in lieu of a required advance of scheduled principal and interest, but must increase its advances in subsequent months for which such Payaheads are due to cover scheduled payments represented thereby.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loan. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, related Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of principal and interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the

Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any outstanding Servicing Advance or Monthly Advance is later determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account related to Mortgage Loans in the same Pool.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than one Business Day prior to each Distribution Date, the following amounts in respect of the previous Collection Period shall be deposited into the Distribution Account and shall constitute the "Pool 1 Available Funds" and the "Pool 2 Available Funds" for such Distribution Date:
(i)(a) payments of principal and interest on the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received during such Collection Period (net of amounts representing the Servicing Fees with respect to each Mortgage Loan, the Trustee Fee and Trust Administration Fee for such Distribution Date, reimbursement for related Monthly Advances and Servicing Advances, and Payaheads received during such Collection Period intended for application in subsequent Collection Periods) and (b) Payaheads in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received in prior Collection Periods intended for application in such Collection Period; (ii) Prepayments (including Curtailments and Payoffs) in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received during the such Collection Period; (iii) Net Liquidation Proceeds in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received during such Collection Period; (iv) the Purchase Price for repurchased Defective Mortgage Loans and any Substitution Adjustments Amounts in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, in respect of such Collection Period; and (v) payments from the Master Servicer in connection with (a) Monthly Advances in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, (b) Compensating Interest in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, and (c) the termination of the Trust Fund with respect to the Mortgage Loans as provided in the Pooling and Servicing Agreement. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED.

     A "Payahead" is a required monthly payment received by the Master Servicer with the required monthly payment for the current Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date (for example, because the Mortgagor intends to be on vacation the following month). Payaheads will be held by the Master Servicer until deposited to the Distribution Account as part of the Available Funds for the Collection Period in which the Due Date that the Mortgagor designates for the application of monthly payment occurs.

     The Master Servicer may distribute Payaheads paid to the Master Servicer not yet due in lieu of a required advance of scheduled principal and interest, but must increase its advances in subsequent months for which such Payaheads are due to cover scheduled payments represented thereby.

STATEMENTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trust Administrator will forward to the Trustee, which will forward to each Certificateholder of a Group a statement (based on information received from the Master Servicer) setting forth among other items with respect to each Distribution Date:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

          (iii) the amount of distribution set forth in paragraph (i) above in respect of principal in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

          (iv) the Pool Distribution Amount for such Distribution Date in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

          (v) for the applicable Group of Certificates: any Class A Interest Shortfall Amount or Class B Interest Shortfall Amount arising with respect to each Class or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A Interest Shortfall Amount or Class B Interest Shortfall Amount with respect to each Class, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Class with respect to such Distribution Date;

          (vi) for the applicable Pool: the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), if applicable, and the Pool Scheduled Principal Balance of the Mortgage Loans in such Pool and, for the Holders of Group 1 Certificates, the aggregate Scheduled Principal Balance of the Discount Pool 1 Mortgage Loans for such Distribution Date;

          (vii) for the applicable Group of Certificates: the Class A Percentage, Class M Percentage and Class B Percentage of each Class of Class B Certificates for the following Distribution Date (without giving effect to Unscheduled Principal Receipts for the related Pool received after the applicable Unscheduled Principal Receipt Period for the current Distribution Date that are applied during such Unscheduled Principal Receipt Period);

          (viii) for the Holders of Group 1 Certificates, the Class 1A-PO Deferred Amount;

          (ix) the aggregate Master Servicing Fee, SubServicing Fee, Trust Administration Fee and Trustee Fee for the applicable Pool;

          (x) the Aggregate Loan Balance, as of the close of business on the last day of the preceding Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xi) the Class Principal Balance for each Class after giving effect to payments allocated to principal above in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

          (xii) the number and aggregate Loan Balances of the Mortgage Loans as to which the scheduled monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xiv) the aggregate amount of Prepayments received on the Mortgage Loans during the previous Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xv) the aggregate amount of scheduled principal payments received on the Mortgage Loans during the previous Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xvi) the weighted average maturity of the Mortgage Loans as of the first day of the month prior to the Distribution Date in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xvii) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xviii) the aggregate amount of Realized Losses related to such Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xix) the Aggregate Loan Balance and the Weighted Average Loan Rate, in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

          (xx) for Holders of Group 1 Certificates, the Notional Amount of the Class 1A-WIO Certificates; and

          (xxi) for the Holders of Group 1 Certificates, the Certificate Rate for the Class 1A-11 and Class 1A-12 Certificates and the applicable LIBOR.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trust Administrator will forward to each person, if requested in writing by such person, who was a Certificateholder during the prior calendar year a statement prepared by the Trustee Administrator containing the information set forth in clauses (ii) and
(iii) above aggregated for such calendar year for the applicable Group.

POOL DISTRIBUTION AMOUNT

     The aggregate amount available for distribution to Holders of the Group 1 Certificates on each Distribution Date will be the Pool 1 Distribution Amount. The aggregate amount available for distribution to Holders of the Group 2 Certificates will be the Pool 2 Distribution Amount. The Pool 1 Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Pool 1 Mortgage Loans and the Pool 2 Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Pool 2 Mortgage Loans. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED.

     The "Pool Distribution Amount" for any Distribution Date for each Pool (the "Pool 1 Distribution Amount" and the "Pool 2 Distribution Amount", respectively) as more fully described in the Pooling and Servicing Agreement, will equal the sum, with respect to the Mortgage Loans in such Pool, of the following amounts:

          (1) the total amount of all cash received by or on behalf of the Master Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds), except:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

             (b) all Curtailments received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

             (c) all Payoffs received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such a Payoff to the extent that it represents the payment of interest accrued on the related Mortgage Loan for the period subsequent to the previous calendar month);

             (d) Liquidation Proceeds and Insurance Proceeds received on such Mortgage Loans after the previous calendar month;

             (e) all amounts in the Collection Account which are due and reimbursable to the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement;

             (f) the Servicing Fees, the Trustee Fee and the Trust Administration Fee for each such Mortgage Loan; and

             (g) the excess, if any, of aggregate Liquidation Proceeds on such Mortgage Loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received ("Excess Liquidation Proceeds");

          (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master Servicer:

             (a) all Monthly Advances made by the Master Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans; and

             (b) any amounts payable as Compensating Interest by the Master Servicer on such Distribution Date relating to such Mortgage Loans; and

          (3) the total amount of any cash received by the Trustee or the Master Servicer in respect of the obligation of the Seller to repurchase any such Mortgage Loans.

     The determination date (the "Determination Date") with respect to any Distribution Date is the eighteenth day (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day) of the month in which such Distribution Date occurs.

DISTRIBUTIONS

     On each Distribution Date, the Pool 1 Distribution Amount will be allocated among the Classes of Group 1 Certificates and the Pool 2 Distribution Amount will be allocated among the Classes of Group 2 Certificates. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED AND WILL NOT BE ENTITLED TO ANY PROCEEDS FROM THE UNRELATED POOL. In each case, funds will be distributed to the Certificateholders of record as of the related Record Date as set forth below with respect to each Group (each, a "Pool Distribution Amount Allocation").

GROUP 1

     With respect to the Pool 1 Distribution Amount funds will be distributed as follows:

          first, to the Classes of Class 1A Certificates, pro rata based on their respective Class A Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amounts with respect to such Distribution Date;

          second, to the Classes of Class 1A Certificates, pro rata based on their respective unpaid Class A Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Interest Shortfall Amounts;

          third, concurrently, pro rata to the Class 1A Certificates (other than the Class 1A-PO Certificates), based on the Class 1A Non-PO Optimal Principal Amount, and to the Class 1A-PO Certificates, based on the Class 1A-PO Optimal Principal Amount (A) to the Classes of Class 1A Certificates (other than the Class 1A-PO Certificates) in an aggregate amount up to the Class 1A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with the priorities set forth below under "-- Group 1 -- Principal (Including Prepayments) -- Allocation of Amount to be Distributed" and (B) to the Class 1A-PO Certificates in an amount up to the Class 1A-PO Optimal Principal Amount;

          fourth, to the Class 1A-PO Certificates in an amount up to the Class 1A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this priority) to: first, the Classes of Class 1B Certificates pursuant to priorities fourteenth clause (C), thirteenth and tenth (in that order) of this Pool Distribution Amount Allocation; and then the Class 1M Certificates pursuant to priority seventh of this Pool Distribution Amount Allocation;

          fifth, to the Class 1M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

          sixth, to the Class 1M Certificates in an amount up to the sum of the previously unpaid Class M Interest Shortfall Amounts;

          seventh, to the Class 1M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable pursuant to this priority seventh to the Class 1M Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class 1A-PO Deferred Amount in accordance with priority fourth;

          eighth, to the Class 1B-1 Certificates in an amount up to the Class B Interest Accrual Amount for such Class with respect to such Distribution Date;

          ninth, to the Class 1B-1 Certificates in an amount up to the sum of the previously unpaid Class B Interest Shortfall Amounts for such Class;

          tenth, to the Class 1B-1 Certificates in an amount up to the Class B Optimal Principal Amount for such Class; provided, however, that the amount distributable pursuant to this priority tenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class 1A-PO Deferred Amount in accordance with priority fourth;

          eleventh, to the Class 1B-2 Certificates in an amount up to the Class B Interest Accrual Amount for such Class with respect to such Distribution Date;

          twelfth, to the Class 1B-2 Certificates in an amount up to the sum of the previously unpaid Class B Interest Shortfall Amounts for such Class;

          thirteenth, to Class 1B-2 Certificates in an amount up to the Class B Optimal Principal Amount for such Class; provided, however, that the amount distributable pursuant to this priority thirteenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class 1A-PO Deferred Amount in accordance with priority fourth; and

          fourteenth, sequentially, to the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates so that each such Class shall receive (A) first, an amount up to its Class B Class Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Class B Class Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that amount distributable pursuant to this priority fourteenth clause (C) to any Classes of Class 1B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class 1A-PO Deferred Amount in accordance with priority fourth.

     The "Class 1A Non-PO Distribution Amount" for any Distribution Date and the Group 1 Certificates will be equal to the sum of the amounts distributed in accordance with priorities first, second and third clause (A) of the Pool Distribution Amount Allocation for Pool 1 set forth above.

     The "Class M Distribution Amount" for any Distribution Date and the Group 1 Certificates will be equal to the sum of the amounts distributed in accordance with priorities fifth through seventh of the Pool Distribution Amount Allocation set forth above.

     The "Class B Distribution Amount" for any Distribution Date and the Group 1 Certificates and the Class 1B-1 or Class 1B-2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities eighth through tenth of the Pool Distribution Amount Allocation set forth above with respect to the Class 1B-1 Certificates and priorities eleventh through thirteenth of the Pool Distribution Amount Allocation set forth above with respect to the Class 1B-2 Certificates.

     The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class (other than a Class 1A-WIO Certificate) in distributions to such Group 1 Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Class, as the case may be. The Percentage Interest represented by a Class 1A-WIO Certificate or a Class A-R Certificate will be the percentage specified as such on the face of such Certificate, which percentages in the aggregate will equal 100%.

GROUP 1 -- INTEREST

     The information set forth in this subsection is only relevant to the Pool 1 Mortgage Loans and the distributions of principal and interest to the Group 1 Certificateholders. While this information is relevant to the calculations of distributions to the Group 1 Certificateholders, it is not necessary for the Holders of Group 2 Certificates to read and understand the information detailed under this subheading because they receive their distributions of principal and interest from the Pool 2 Mortgage Loans.

     The amount of interest that will accrue on each Class of Class 1A Certificates, other than the Class 1A-PO Certificates, during each month, after taking into account any applicable Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class A Interest Accrual Amount" for such Class. The Class A Interest Accrual Amount for each Class of Class 1A Certificates, other than the Class 1A-PO Certificates, will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such Class and (ii) the outstanding Class A Principal Balance of such Class or, in the case of the Class 1A-WIO Certificates, the outstanding Class 1A-WIO Notional Amount over (b) the sum of
(i) any Non-Supported Interest Shortfall allocable to such Class, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class on or after the Cross-Over Date with respect to Group 1. The certificate rate for each Class of Class 1A Certificates, other than the Class 1A-WIO and Class 1A-PO Certificates (the "Certificate Rate"), is the percentage set forth on the cover of this Prospectus Supplement.

     The Certificate Rate for the Class 1A-11 Certificates with respect to the Distribution Date occurring in August 1998 will be approximately 6.5063% per annum. Thereafter, the Certificate Rate for the Class 1A-11 Certificates with respect to any Distribution Date will be, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.85% per annum, a per annum rate equal to 0.85% in excess of LIBOR as described herein under "-- LIBOR."

     The Certificate Rate for the Class 1A-12 Certificates with respect to the Distribution Date occurring in August 1998 will be approximately 7.689985% per annum. Thereafter, the Certificate Rate for the Class 1A-12 Certificates with respect to any Distribution Date will be, subject to a maximum rate of approximately 29.507143% per annum and a minimum rate of 0.00% per annum, a per annum rate equal to the excess of (i) approximately 29.507143% over (ii) the product of (a) approximately 3.857143 and (b) LIBOR.

     The Certificate Rate for the Class 1A-WIO Certificates with respect to the Distribution Date occurring in August 1998 will be approximately 0.467633%. Thereafter the Certificate Rate for the Class 1A-WIO Certificates with respect to any Distribution Date will be a per annum rate equal to the excess of (A) the weighted average of the Net Mortgage Interest Rates of the Pool 1 Mortgage Loans that have Net Mortgage Interest Rates greater than 6.75% (the "Premium Pool 1 Mortgage Loans") (based on the Scheduled Principal Balances of the Premium Pool 1 Mortgage Loans as of such Distribution Date) over (B) 6.75%.

     The Class 1A-WIO Certificates are interest-only certificates and have no principal balance. The "Class 1A-WIO Notional Amount" with respect to each Distribution Date will be equal to the aggregate Scheduled Principal Balance of the Premium Pool 1 Mortgage Loans as of such Distribution Date. The Class 1A-WIO Notional Amount with respect to the first Distribution Date will be approximately $378,009,974. A notional amount does not entitle a Holder to receive distributions of principal on the basis of such notional amount, but is used solely for the purpose of computing the amount of interest accrued on a Class.

     No interest will accrue on the Class 1A-PO Certificates.

     The amount of interest that will accrue on the Class 1M Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount with respect to Group 1 will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such

Class and (ii) the outstanding Class M Principal Balance over (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

     The amount of interest that will accrue on each Class of Class 1B Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class B Interest Accrual Amount." The Class B Interest Accrual Amount for each Class of Class 1B Certificates will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such Class and (ii) the outstanding Class B Principal Balance of such Class over (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

     The "Class A Principal Balance" of a Class of Class 1A Certificates (other than the Class 1A-WIO and Class 1A-PO Certificates) as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class 1A Certificates less (i) all amounts previously distributed to Holders of Certificates of such Class in reduction of the principal balance of such Class and (ii) such Class's pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Holders of Class 1A Certificates (other than the Class 1A-PO Certificates) in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date with respect to Group 1, the Class A Principal Balance of a Class of Class 1A Certificates (other than the Class 1A-PO Certificates) may be subject to further reduction in an amount equal to such Class's pro rata share of the excess, if any, of (a) the Class 1A Non-PO Principal Balance as of such Determination Date without regard to this provision over (b) the excess of (i) the Adjusted Pool Amount for Pool 1 for the preceding Distribution Date over (ii) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. Any pro rata allocation among the Classes of Class 1A Certificates described in this paragraph will be made among the Classes of Class A Certificates (other than the Class 1A-PO Certificates) on the basis of their then-outstanding Class A Principal Balances.

     The "Class A Principal Balance" of the Class 1A-PO Certificates as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class 1A Certificates less (i) all amounts previously distributed to the Holders of the Class 1A-PO Certificates pursuant to priorities third clause (B) and fourth of the Pool Distribution Amount Allocation for Pool 1 and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Class 1A-PO Certificates in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date with respect to Group 1, the Class A Principal Balance of the Class 1A-PO Certificates will be subject to further reduction in an amount equal to the excess, if any, of (a) the Class A Principal Balance of the Class 1A-PO Certificates as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     The "Aggregate Class A Principal Balance" as of any Determination Date with respect to Group 1 will be equal to the sum of the Class A Principal Balances of the Classes of Class 1A Certificates as of such date.

     The "Class 1A Non-PO Principal Balance" as of any Determination Date will be equal to the sum of the Class A Principal Balances of the Classes of Class 1A Certificates (other than the Class 1A-PO Certificates).

     The "Class M Principal Balance" as of any Determination Date with respect to the Group 1M Certificates will be the lesser of (a) the principal balance of the Class 1M Certificates on the date of initial issuance of the Class 1M Certificates less (i) all amounts previously distributed to Holders of the Class 1M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Holders of the Class 1M Certificates in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount with respect to Group 1 as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

     The "Class B Principal Balance" of a Class of Class 1B Certificates as of any Determination Date will be the lesser of (a) the principal balance of such Class on the date of initial issuance of the Class 1B Certificates less (i) all amounts previously distributed to Holders of such Class in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Holders of such Class in the manner described under "-- Subordination of Class M and Class B
Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Aggregate Class A Principal Balance, (ii) the Class M Principal Balance and (iii) the Class B Principal Balances of the Classes of Class 1B Certificates with lower numerical designations, each as of such Determination Date.

     The "Aggregate Class B Principal Balance" as of any date will be equal to the sum of the Class B Principal Balances of the Classes of Class 1B Certificates as of such date.

     With respect to any Distribution Date and Pool 1, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Pool 1 Loan Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 1 Mortgage Loans (including amounts received as Monthly Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 1 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     With respect to any Distribution Date and Pool 1, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Pool 1 Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Pool 1 Mortgage Loan and (B) the principal balance of such Pool 1 Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Pool 1 Mortgage Loan (including amounts received as Monthly Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Pool 1 Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

     The "Net Mortgage Interest Rate" on each Pool 1 Mortgage Loan will be equal to the Loan Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Pool 1 Master Servicing Fee Rate of 0.02% per annum,
(ii) the Pool 1 SubServicing Fee Rate of 0.25% per annum, (iii) the Trustee Fee Rate of 0.0025% per annum and (iv) the Trust Administration Fee Rate of 0.0085% per annum. See "--Master Servicing and Other Compensation and Payment of Expenses" herein.

     When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other unscheduled receipts of principal ("Unscheduled Principal Receipts") occur, a full month's interest for the month or payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayment in Full") are referred to herein as "Prepayment Interest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Distribution Account for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable in respect of such Distribution Date as SubServicing Fees) an amount with respect to each Pool (such amount with respect to each Pool, "Compensating Interest") equal to the lesser of (i) the aggregate Prepayment Interest Shortfall on the Mortgage Loans in the related Pool with respect to such Distribution Date and (ii) the Available Servicing Compensation for the related Pool for such Distribution Date.

     The "Available Servicing Compensation" for each Pool and for any Distribution Date will be equal to the SubServicing Fee for such Pool and for such Distribution Date.

     As to any Distribution Date, Prepayment Interest Shortfalls with respect to a Pool, to the extent that they exceed Compensating Interest with respect to such Pool, are referred to herein as "Non-Supported Interest

Shortfalls" and will be allocated to, with respect to Pool 1 (i) the Class 1A Certificates according to the percentage obtained by dividing the then-outstanding Class 1A Non-PO Principal Balance by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance, (ii) the Class 1M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance and
(iii) the Class 1B Certificates according to the percentage obtained by dividing the then-outstanding Aggregate Class B Principal Balance by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance. Such allocation of the Non-Supporting Interest Shortfall will reduce the amount of interest due to be distributed to Holders of the Class 1A Certificates then entitled to distributions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the Holders of the Class 1M Certificates and the Class 1B Certificates. Any such reduction in respect of interest allocated to the Class 1A Certificates or Class 1B Certificates will be allocated among such Classes of Class 1A or Class 1B Certificates, as the case may be, pro rata on the basis of their respective Class A Interest Accrual Amount or Class B Interest Accrual Amount, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

     Any interest shortfalls arising from Unscheduled Principal Receipts in full, with respect to Pool 1, that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled Principal Receipts with respect to the Pool 1 Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Classes of Class 1B Certificates in reverse numerical order, second by the Class 1M Certificates, and then pro rata by the Class 1A Certificates based on interest accrued. See "-- Subordination of Class M and Class B Certificates" herein. After the Cross-Over Date with respect to Group 1, all interest shortfalls arising from Unscheduled Principal Receipts, with respect to Pool 1, other than Prepayment Interest Shortfalls covered by Compensating Interest, with respect to Pool 1, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class 1A Certificates.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses, with respect to Pool 1, will be allocated among the Class 1A, Class 1M and Class 1B Certificates pro rata based on the interest accrued on each such Class and among the Class of Class 1A Certificates or Class 1B Certificates, as the case may be, pro rata on the basis of their respective Class 1A Interest Accrual Amounts or Class B Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

     Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses), with respect to Pool 1, first to the Classes of Class 1B Certificates in reverse numerical order and then to the Class 1M Certificates will result from the priority of distributions first to the Holders of the Class 1A Certificates, second to the Holders of the Class 1M Certificates and finally to the Holders of the Classes of Class 1B Certificates in numerical order of the Pool Distribution Amount as described above under "Description of the Certificates -- Distributions."

     On each Distribution Date on which the Pool 1 Distribution Amount equals or exceeds the sum of the Class A Interest Accrual Amounts, distributions in respect of interest to each Class of Class 1A Certificates will equal such Class's Class A Interest Accrual Amount.

     If, on any Distribution Date, the Pool 1 Distribution Amount is less than the sum of the Class A Interest Accrual Amounts, the amount of interest currently distributed on the Class 1A Certificates will equal the Pool Distribution Amount and will be allocated among the Classes of Class 1A Certificates pro rata in accordance with each such Class's Class A Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Class of Class 1A Certificates. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Class of Class 1A Certificates and the Class A Interest Accrual Amount for such Class with respect to the related Distribution Date (as to each Class, the "Class A Interest Shortfall Amount") will be added to the amount to be distributed on subsequent

Distribution Dates to such Class, but only so long as it is outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Interest Shortfall Amounts.

     On each Distribution Date on which the Pool 1 Distribution Amount exceeds the sum of the Class A Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Interest Shortfall Amounts. Such amounts will be allocated among the Classes of Class 1A Certificates pro rata in accordance with their respective unpaid Class A Interest Shortfall Amounts immediately prior to such Distribution Date.

     On each Distribution Date on which the Pool 1 Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Interest Accrual Amounts with respect to the Classes of Class 1A Certificates, (ii) the sum of the unpaid Class A Interest Shortfall Amounts with respect to the Classes of Class 1A Certificates and (iii) the Class 1A Non-PO Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class 1A Non-PO Optimal Amount"), (B) the Class 1A-PO Optimal Principal Amount (collectively with the amount described in clause (A), the "Class A Optimal Amount") and (C) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class 1M Certificates will equal the Class M Interest Accrual Amount.

     If, on any Distribution Date, the Pool 1 Distribution Amount is less than the sum of (i) the Class A Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class 1M Certificates will equal the Pool 1 Distribution Amount minus the amounts distributed to the Class 1A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool 1 Distribution Amount distributed in respect of current interest to the Class 1M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the Class 1M Certificates, but only so long as they are outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

     Subject to the payment of any Class 1A-PO Deferred Amount, on each Distribution Date on which the Pool 1 Distribution Amount exceeds the sum of the Class A Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class 1M Certificates. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount, (ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

     On each Distribution Date on which the Pool 1 Distribution Amount equals or exceeds the sum of (i) the Class B Interest Accrual Amount for a particular Class of Class 1B Certificates and (ii) all amounts senior in priority to such Class B Interest Accrual Amount as set forth in the Pool 1 Distribution Amount Allocation, the distribution in respect of current interest to such Class of Class 1B Certificates will equal such Class's Class B Interest Accrual Amount.

     If on any Distribution Date, the Pool 1 Distribution Amount is less than the sum of (i) the Class B Interest Accrual Amount for a particular Class of Class 1B Certificates and (ii) all amounts senior in priority to such Class B Interest Accrual Amount based on the priorities in the Pool 1 Distribution Amount Allocation, the amount of current interest distributed on such Class of Class 1B Certificates will equal the Pool Distribution Amount less all amounts senior in priority to such Class B Interest Accrual Amount as set forth in the Pool 1 Distribution Amount Allocation. Any difference between the amount distributed in respect of current interest to such Class of Class 1B Certificates and the Class B Interest Accrual Amount for such Class with respect to the related Distribution Date (as to such Class, the "Class B Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Class, but only so long as it is outstanding, to the extent the Pool Distribution Amount is sufficient therefor. No interest will accrue on such Class B Interest Shortfall Amount.

     For a particular Class of Class 1B Certificates, subject to the payment of any Class 1A-PO Deferred Amount, on each Distribution Date on which the Pool 1 Distribution Amount exceeds the sum of the Class A

Optimal Amount, the Class M Optimal Amount, the Class B Optimal Amount for each Class of Class 1B Certificates with a lower numerical designation and the Class B Interest Accrual Amount for such Class, any excess will be allocated first to pay previously unpaid Class B Interest Shortfall Amounts of such Class and then to make distributions in respect of principal on such Class. With respect to each Distribution Date, the "Class B Optimal Amount" for any Class of Class 1B Certificates will equal the sum of (i) the Class B Interest Accrual Amount, (ii) the unpaid Class B Interest Shortfall Amounts and (iii) the Class B Optimal Principal Amount.

     On any Distribution Date on which the Pool 1 Distribution Amount is less than the Class A Optimal Amount, the Class 1M Certificates and the Classes of Class 1B Certificates will not be entitled to any distributions of interest or principal.

LIBOR

     The Class 1A-11 and Class 1A-12 Certificates will bear interest at their respective Certificate Rates, which are based on the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") determined by the Trust Administrator on the basis of quotations provided by reference banks meeting the criteria set forth herein (the "Reference Banks"). The initial Reference Banks will be specified in the Pooling and Servicing Agreement. The Trust Administrator will determine LIBOR with respect to each Distribution Date and the respective Certificate Rates for the Class 1A-11 and Class 1A-12 Certificates for each calendar month preceding the month in which such Distribution Date occurs (an "Interest Accrual Period") other than the initial Interest Accrual Period, on the second London business day prior to the day on which such Interest Accrual Period commences (each, a "LIBOR Determination Date").

     LIBOR will be established by the Trust Administrator on each LIBOR Determination Date as follows:

          (a) The Trust Administrator will determine LIBOR on the basis of LIBOR quotations provided by each of the Reference Banks as of approximately 11:00 a.m. (London Time) on such LIBOR Determination Date, as such quotations appear on the Telerate Page 3750 (as defined in the International Swap Dealers Association Inc. Code of 1987 Interest Rate and Currency Exchange Definitions).

          (b) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of such offered quotations.

          (c) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum (rounded upwards if necessary to the nearest whole multiple of 1/32%) which the Trust Administrator determines to be either (i) the arithmetic mean of the one-month United States dollar lending rates that New York City banks selected by the Seller are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are in the opinion of the Trust Administrator, being so made, or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Seller are quoting on such LIBOR Determination Date to leading European banks.

          (d) If on any LIBOR Determination Date, the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (c) above, LIBOR shall be LIBOR as in effect for the Interest Accrual Period immediately preceding the Interest Accrual Period for which such LIBOR determination is being made.

     Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not control, be controlled by, or be under common control with the Seller, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Seller should terminate the appointment of any such Reference Bank, the Seller will promptly appoint another leading bank meeting the criteria specified above.

     The establishment of LIBOR on each LIBOR Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Class 1A-11 and Class 1A-12 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trust Administrator at (704) 383-6068.

     Listed below are some historical values of LIBOR since January 1993. Such values were not determined in accordance with the provisions set forth above and are intended only to provide a historical summary of the movement in yields on LIBOR; the monthly figures set forth below are the value of LIBOR as derived from various sources.

                                                              YEAR
                                 --------------------------------------------------------------
MONTH                             1998       1997       1996       1995       1994       1993
-----                            -------    -------    -------    -------    -------    -------
January........................  5.59766%   5.43750%   5.43750%   6.09375%   3.12500%   3.18750%
February.......................  5.68750%   5.43750%   5.31250%   6.12500%   3.56250%   3.18750%
March..........................  5.68750%   5.68750%   5.43750%   6.12500%   3.68750%   3.18750%
April..........................  5.65625%   5.68750%   5.43750%   6.06250%   4.00000%   3.12500%
May............................  5.65625%   5.68750%   5.43750%   6.06250%   4.37500%   3.25000%
June...........................  5.66016%   5.68750%   5.49609%   6.12500%   4.56250%   3.18750%
July...........................    N/A      5.62500%   5.46484%   5.87500%   4.50000%   3.18750%
August.........................    N/A      5.65625%   5.43750%   5.87500%   4.87500%   3.18750%
September......................    N/A      5.65625%   5.43359%   5.87500%   5.06250%   3.18750%
October........................    N/A      5.64844%   5.37500%   5.83203%   5.06250%   3.18750%
November.......................    N/A      5.96875%   5.56250%   5.97656%   6.06250%   3.56250%
December.......................    N/A      5.71875%   5.50000%   5.68750%   6.00000%   3.25000%

GROUP 1 -- PRINCIPAL (INCLUDING PREPAYMENTS)

     The information set forth in this subsection is only relevant to the Pool 1 Mortgage Loans and the distributions of principal and interest to the Group 1 Certificateholders. While this information is relevant to the calculations of distributions to the Group 1 Certificateholders, it is not necessary for the Holders of Group 2 Certificates to read and understand the information detailed under this subheading because they receive their distributions of principal and interest from the Pool 2 Mortgage Loans.

     The principal balance of a Class 1A or Class 1B Certificate of any Class (other than the Class 1A-WIO Certificates) or of any Class 1M Certificate at any time is equal to the product of the Class A Principal Balance or Class B Principal Balance of such Class or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class 1A Certificate, such Class 1M Certificate or such Class 1B Certificate and
(ii) in the case of the Class A-R Certificate, any additional amounts to which the Holder of such Certificate may be entitled as described below under "-- Additional Rights of the Class A-R Certificateholder") to which the Holder thereof is entitled from the cash flow on the Pool 1 Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Principal Balance or Class B Principal Balance of each Class of Class 1A and Offered Class 1B Certificates (other than the Class 1A-WIO Certificates) and the approximate initial Class M Principal Balance are set forth on the cover of this Prospectus Supplement. The Class 1A-WIO Certificates will have no principal balance.

  Calculation of Amount to be Distributed to the Class 1A Certificates (other than the Class 1A-PO Certificates)

     Distributions in reduction of the principal balance of the Class 1A Certificates (other than the Class 1A-PO Certificates) will be made on each Distribution Date pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class 1A Non-PO Principal Distribution Amount") up to the Class 1A Non-PO Optimal Principal Amount.

     The "Class 1A Non-PO Optimal Principal Amount" with respect to each Distribution Date and Group 1 will be an amount equal to the sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

          (i) the Class A Percentage of (A) the scheduled payment of principal due on such Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 1 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Pool 1 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under "Description of the Certificates -- Assignment of Mortgage Loans", and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class 1A Certificates (other than the Class 1A-PO Certificates), each Class of Class 1A Certificates, provided that its principal balance has not previously been reduced to zero, will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Principal Balance of such Class was reduced as a result of such Realized Loss.

     The "Non-PO Fraction" with respect to any Pool 1 Mortgage Loan will equal the Net Mortgage Interest Rate for such Pool 1 Mortgage Loan divided by 6.75%, but will not be greater than 1.0.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Collection Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss, any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Mortgage Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Monthly Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Mortgage Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator or the Master Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or a Deficient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

     The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date and with respect to Group 1 is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class 1A Non-PO Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Non-PO Portion). The "Pool Balance (Non-PO Portion)" is the sum for each outstanding Pool 1 Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date. The Class A Percentage for Group 1 for the first Distribution Date will be approximately 95.50%. The Class A Percentage for Group 1 will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for Group 1 for a specified period to the Class 1A Certificates (other than the 1A-PO Certificates) and will increase as a result of the allocation of Realized Losses to the Class 1M and Class 1B Certificates. The Class A Percentage for Group 1 for each Distribution Date occurring after the Cross-Over Date with respect to Group 1 will be 100%.

     The "Class A Prepayment Percentage" for any Distribution Date and Group 1 will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                     CLASS A PREPAYMENT PERCENTAGE FOR GROUP 1
------------------------------                     -----------------------------------------
August 1998 through July 2003.............  100%;
August 2003 through July 2004.............  the Class A Percentage, plus 70% of the Subordinate
                                            Percentage;
August 2004 through July 2005.............  the Class A Percentage, plus 60% of the Subordinate
                                            Percentage;
August 2005 through July 2006.............  the Class A Percentage, plus 40% of the Subordinate
                                            Percentage;
August 2006 through July 2007.............  the Class A Percentage, plus 20% of the Subordinate
                                            Percentage; and
August 2007 and thereafter................  the Class A Percentage;

provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage for Group 1 exceeds the initial Class A Percentage for Group 1, the Class A Prepayment Percentage for Group 1 for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage for Group 1 will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for preceding five Distribution Dates on the Pool 1 Mortgage Loans that were delinquent 60 days or more (including for this purpose any Pool 1 Mortgage Loans in foreclosure and Pool 1 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the sum of the then-outstanding Class 1M Principal Balance and then-outstanding Class 1B Principal Balance, or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Pool 1 Mortgage Loans exceed the percentages of the principal balance of the Group 1 Subordinate Certificates as of the Cut-Off Date (the "Original Subordinate Principal Balance") indicated below:

                                                                  PERCENTAGE OF
                                                              ORIGINAL SUBORDINATED
DISTRIBUTION DATE OCCURRING IN                                  PRINCIPAL BALANCE
------------------------------                                ---------------------
August 2003 through July 2004...............................            30%
August 2004 through July 2005...............................            35%
August 2005 through July 2006...............................            40%
August 2006 through July 2007...............................            45%
August 2007 and thereafter..................................            50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class 1A Certificates (other than the Class 1A-PO Certificates) while, in the absence of Realized Losses on the Pool 1 Mortgage Loans, increasing the interest in the principal balance of the Pool 1 Mortgage Loans evidenced by the Class 1M and Class 1B Certificates. Increasing the respective interest of the Class 1M and Class 1B Certificates relative to that of the Class 1A Certificates (other than the Class 1A-PO Certificates) is intended to preserve the availability of the subordination provided by the Class 1M and Class 1B Certificates. See
"-- Subordination of Class M and Class B Certificates" below. The "Subordinate Percentage" for and Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinate Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class 1A Certificates (other than the Class 1A-PO Certificates) of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class 1A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class 1A Non-PO Principal Balance to zero.

  Calculation of Amount to be Distributed to the Class 1A-PO Certificates

     Distributions in reduction of the Class A Principal Balance of the Class 1A-PO Certificates will be made on each Distribution Date in an aggregate amount equal to the Class 1A-PO Distribution Amount. The "Class 1A-PO Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class 1A-PO Optimal Principal Amount and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class 1A-PO Deferred Amount.

     The "Class 1A-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the product of (A) the PO Fraction for such Mortgage Loan and (b) the sum of:

          (i) the scheduled payment of principal due on such Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Scheduled Principal Balance of such Pool 1 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under "-- Assignment of Mortgage Loans" and

          (iv) the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 1 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 1 Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     The "Class 1A-PO Deferred Amount" for any Distribution Date prior to the Cross-Over Date with respect to Group 1 will equal the difference between (A) the sum of (i) the amount by which the Class 1A-PO Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed to the Class 1A-PO Certificates on such prior Distribution Dates pursuant to priority third clause
(B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class 1A-PO Certificates as described in "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" below and (ii) the sum of the product for each Discount Pool 1 Mortgage Loan which became a Liquidated Mortgage Loan at any time on or prior to the last day of the applicable Collection Period for the current Distribution Date of (a) the PO Fraction for such Discount Pool 1 Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Pool 1 Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class 1A-PO Certificates on prior Distribution Dates pursuant to priority fourth of the Pool 1 Distribution Amount Allocation. On or after the Cross-Over Date with respect to Group 1, the Class 1A-PO Deferred Amount will be zero. No interest will accrue on any Class 1A-PO Deferred Amount.

     Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class 1A-PO Certificates, such Class, provided that its principal balance has not previously been reduced to zero, will be entitled to its share of such recovery in an amount up to the amount by which the Class A Principal Balance of the Class 1A-PO Certificates was reduced as a result of such Realized Loss.

     The "PO Fraction" with respect to any Discount Pool 1 Mortgage Loan will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Pool 1 Mortgage Loan that is not a Discount Mortgage Loan will be zero.

     The "Pool Balance (PO Portion)" is the sum for each Discount Pool 1 Mortgage Loan of the product of the Scheduled Principal Balance of such Discount Pool 1 Mortgage Loan and the PO Fraction for such Discount Mortgage Loan.

  Calculation of Amount to be Distributed to the Class 1M and Class 1B Certificates

     Distributions in reduction of the principal balance of the Class 1M Certificates will be made on each Distribution Date, pursuant to priority seventh of the Pool 1 Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount") up to the Class M Optimal Principal Amount.

     The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

          (i) the Class M Percentage of (A) the scheduled payment of principal due on such Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 1 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Pool 1 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under " -- Assignment of Mortgage Loans" herein, and,

          (iv) the Class M Percentage of the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 1 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 1 Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     Distributions in reduction of the principal balances of the Class 1B-1 and Class 1B-2 Certificates will be made on each Distribution Date, pursuant to priorities tenth and thirteenth, respectively, of the Pool 1 Distribution Amount Allocation, in an aggregate amount with respect to each such Class (the "Class 1B-1 Principal Distribution Amount" and "Class 1B-2 Principal Distribution Amount," respectively) up to the Class B Optimal Principal Amount for such Class.

     The "Class B Optimal Principal Amount" for a particular Class of Class 1B Certificates with respect to each Distribution Date will be an amount equal to the sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Pool 1 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

          (i) the Class B Percentage for such Class of (A) the scheduled payment of principal due on such Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class B Prepayment Percentage for such Class of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 1 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Class B Prepayment Percentage for such Class of the Scheduled Principal Balance of such Pool 1 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under "-- Assignment of Mortgage Loans," and

          (iv) the Class B Percentage for such Class of the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan for which a Pool 1 Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 1 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 1 Mortgage Loan. See "The Pooling and Servicing
     Agreement -- Assignment of Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     The principal distribution to the Holders of Class 1M Certificates or a Class of Class 1B Certificates will be reduced on any Distribution Date on which
(i) the principal balance of the Class 1M Certificates or such Class of Class 1B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the principal balance of any Class 1A Certificates, and in the case of a Class of Class 1B Certificates, the principal balances of the Class 1M Certificates or any Class of Class 1B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses). The amount of any such reduction in the principal distributed to the Holders of Class 1M Certificates or such Class of Class 1B Certificates will instead be distributed pro rata to the Holders of any Class (other than the Class 1A-PO Certificates) senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

     Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class 1M Certificates or any Class of Class 1B Certificates, the Class 1M Certificates or such Class, provided that the principal balance of such Class has not previously been reduced to zero, will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance or Class B Principal Balance was reduced as a result of such Realized Loss.

     The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinate Percentage and Subordinate Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if any of the Classes of the Class 1B Certificates are entitled to principal distributions for such Distribution Date as described below, the Class B Principal Balances of the Classes entitled to principal distributions.

     The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class 1B Certificates will equal the portion of the Subordinate Percentage and Subordinate Prepayment Percentage, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Class B Class Principal Balance for such Class of Class 1B Certificates and the denominator of which is the sum of the Class M Principal Balance and the Class B Principal Balances of the Classes entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class 1B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Percentage for such Class will both be 0% with respect to such Distribution Date.

     In the event that on any Distribution Date, the Current Class 1M Fractional Interest is less than the Original Class 1M Fractional Interest, then the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances thereof will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinate Percentage and the Subordinate Prepayment Percentage, respectively. In the event that the Current Class 1M Fractional Interest equals or exceeds the Original Class 1M Fractional Interest but the Current Class 1B-1 Fractional Interest is less than the Original Class 1B-1 Fractional Interest, the Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances of such Classes will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Class B Percentage for the Class 1B-1 Certificates and the Class B Prepayment Percentage for the Class 1B-1 Certificates for such Distribution Date. In the event that each of the Current Class 1M Fractional Interest and the Current Class 1B-1 Fractional Interest equals or exceeds the Original Class 1M Fractional Interest and the Original Class 1B-1 Fractional Interest, respectively, but the Current Class 1B-2 Fractional Interest is less than the Original Class 1B-2 Fractional Interest, the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances of such Classes will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Class B Percentages for the Classes of Class 1B Certificates with lower numerical designations and the Class B Prepayment Percentages for the Classes of Class 1B Certificates with lower numerical designations for such Distribution Date.

     The "Original Class 1M Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the initial Class 1A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 1M Fractional Interest is expected to be approximately 3.00282120%. The "Current Class 1M Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 1B-1 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the initial Class 1A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 1B-1 Fractional Interest is expected to be approximately 1.75175133%. The "Current Class 1B-1 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 1B-2 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the initial Class 1A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 1B-2 Fractional Interest is expected to be approximately 1.25122620%. The "Current Class 1B-2 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 1B-3 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 1B-4 and Class 1B-5 Certificates by the sum of the initial Class 1A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 1B-3 Fractional Interest is expected to be approximately 0.45062896%. The "Current Class 1B-3 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 1B-4 and Class 1B-5 Certificates by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 1B-4 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 1B-5 Certificates by the sum of the initial Class 1A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 1B-4 Fractional Interest is expected to be approximately 0.25041891%. The "Current Class 1B-4 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balance of the Class 1B-5 Certificates by the sum of the then-outstanding Class 1A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance.

  Allocation of Amount to be Distributed

     The Class 1A-WIO Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date with respect to Group 1, the Class 1A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Principal Balances of the Classes of Class A Certificates (other than the Class A Principal Balance of the Class 1A-PO Certificates) as follows:

          first, to the Class 1A-10 Certificates, up to the Class 1A-10 Priority Amount;

          second, to the Class A-R Certificate, until the Class A Principal Balance thereof has been reduced to zero;

          third, concurrently, approximately 24.0773441639% to the Class 1A-1 Certificates, approximately 2.0399081759% to the Class 1A-2 Certificates, approximately 43.8121137206% to the Class 1A-3 Certificates, approximately 4.3754193890% to the Class 1A-5 Certificates and approximately 25.6952145506% to the Class 1A-6 Certificates until the Class A Principal Balance of the Class 1A-1 Certificates have been reduced to zero;

          fourth, concurrently, approximately 2.0399081759% to the Class 1A-2 Certificates, approximately 43.8121137206% to the Class 1A-3 Certificates, approximately 24.0773441639% to the Class 1A-4 Certificates, approximately 4.3754193890% to the Class 1A-5 Certificates and approximately 25.6952145506% to the Class 1A-6 Certificates until the Class A Principal Balance of the Class 1A-2 Certificates have been reduced to zero;

          fifth, concurrently, approximately 43.8121137206% to the Class 1A-3 Certificates, approximately 24.0773441639% to the Class 1A-4 Certificates, approximately 4.3754193890% to the Class 1A-5 Certificates, approximately 25.6952145506% to the Class 1A-6 Certificates and approximately 2.0399081759% to the Class 1A-7 Certificates until the Class A Principal Balance of the Class 1A-3, Class 1A-4 and Class 1A-7 Certificates have been reduced to zero;

          sixth, concurrently, approximately 7.5323184564% to the Class 1A-5 Certificates, approximately 74.4595370193% to the Class 1A-6 Certificates and approximately 18.0081445243% to the Class 1A-8 Certificates until the Class A Principal Balance of the each such Class has been reduced to zero;

          seventh, concurrently, approximately 56.2313060818% to the Class 1A-9 Certificates, approximately 34.7574900299% to the Class 1A-11 Certificates and approximately 9.0112038883% to the Class 1A-12 Certificates until the Class A Principal Balance of each such Class has been reduced to zero; and

          eighth, to the Class 1A-10 Certificates, without regard to the Class 1A-10 Priority Amount, until the Class A Principal Balance thereof has been reduced to zero.

     The "Class 1A-10 Priority Amount" for any Distribution Date means the lesser of (i) the Class A Principal Balance of the Class 1A-10 Certificates and
(ii) the product of (A) the Class 1A-10 Percentage, (B) the Class 1A-10 Shift Percentage and (C) the Class 1A Non-PO Distribution Amount.

     The "Class 1A-10 Percentage" means the Class A Principal Balance of the Class 1A-10 Certificates divided by the Class 1A Non-PO Principal Balance.

     The "Class 1A-10 Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                 CLASS 1A-10
DISTRIBUTION DATE OCCURRING IN                                SHIFT PERCENTAGE
------------------------------                                -----------------
August 1998 through July 2003...............................           0%
August 2003 through July 2004...............................          30%
August 2004 through July 2005...............................          40%
August 2005 through July 2006...............................          60%
August 2006 through July 2007...............................          80%
August 2007 and thereafter..................................         100%

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-Over Date for Group 1, the Class 1A Non-PO Principal Distribution Amount will be distributed among the Classes of Class A Certificates (other than the Class 1A-PO Certificates) pro rata in accordance with their respective outstanding Class A Principal Balances without regard to the priorities set forth above.

     Any amounts distributed on a Distribution Date to the Holders of Class 1A Certificates of any Class in reduction of principal balance will be allocated among the Holders of Class 1A Certificates of such Class pro rata in accordance with their respective Percentage Interests.

     Any amounts distributed on any Distribution Date to the Holders of the Class 1M and Offered Class 1B Certificates in reduction of principal balance will be allocated among the Holders of each such Class pro rata in accordance with their respective Percentage Interests.

GROUP 2

     With respect to the Pool 2 Distribution Amount Funds will be distributed as follows:

          first, to the Class 2A Certificates, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

          second, to the Class 2A Certificates, in an aggregate amount up to the sum of the previously unpaid Class A Interest Shortfall Amounts;

          third, to the Class 2A Certificates based on the Class A Optimal Principal Amount to the Class 2A Certificates in an aggregate amount up to the Class A Optimal Principal Amount;

          fourth, to the Class 2M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

          fifth, to the Class 2M Certificates in an amount up to the sum of the previously unpaid Class M Interest Shortfall Amounts;

          sixth, to the Class 2M Certificates in an amount up to the Class M Optimal Principal Amount;

          seventh, to the Class 2B-1 Certificates in an amount up to the Class B Interest Accrual Amount for such Class with respect to such Distribution Date;

          eighth, to the Class 2B-1 Certificates in an amount up to the sum of the previously unpaid Class B Interest Shortfall Amounts for such Class;

          ninth, to the Class 2B-1 Certificates in an amount up to the Class B Optimal Principal Amount for such Class;

          tenth, to the Class 2B-2 Certificates in an amount up to the Class B Interest Accrual Amount for such Class with respect to such Distribution Date;

          eleventh, to the Class 2B-2 Certificates in an amount up to the sum of the previously unpaid Class B Interest Shortfall Amounts for such Class;

          twelfth, to Class 2B-2 Certificates in an amount up to the Class B Optimal Principal Amount for such Class; and

          thirteenth, sequentially, to the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates so that each such Class shall receive (A) first, an amount up to its Class B Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Class B Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class 2B Certificates with higher numerical designations receive any payments in respect of interest or principal.

     The "Class A Distribution Amount" for any Distribution Date and the Group 2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities first, second and third of the Pool Distribution Amount Allocation set forth above.

     The "Class M Distribution Amount" for any Distribution Date and the Group 2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities fourth through sixth of the Pool Distribution Amount Allocation set forth above.

     The "Class B Distribution Amount" for any Distribution Date and the Group 2 Certificates and the Class 2B-1 or Class 2B-2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities seventh through ninth of the Pool Distribution Amount Allocation set forth above with respect to the Class 2B-1 Certificates and priorities tenth through twelfth of the Pool Distribution Amount Allocation set forth above with respect to the Class 2B-2 Certificates.

     The Percentage Interest represented by any Group 2 Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Class.

GROUP 2 -- INTEREST

     The information set forth in this subsection is only relevant to the Pool 2 Mortgage Loans and the distributions of principal and interest to the Group 2 Certificateholders. While this information is relevant to the calculations of distributions to the Group 2 Certificateholders, it is not necessary for the Holders of Group 1 Certificates to read and understand the information detailed under this subheading because they receive their distributions of principal and interest from the Pool 1 Mortgage Loans.

     The amount of interest that will accrue on the Class 2A Certificates, during each month, after taking into account any applicable Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class A Interest Accrual Amount" for such Class. The Class A Interest Accrual Amount for the Class 2A Certificates will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such Class and (ii) the outstanding Class A Principal Balance of such Class over (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class on or after the Cross-Over Date with respect to Group 2.

     The Certificate Rate for the Group 2 Certificates with respect to any Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Pool 2 Mortgage Loans (based on the Scheduled Principal Balances of the Group 2 Mortgage Loans as of such Distribution Date).

     The amount of interest that will accrue on the Class 2M Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount with respect to Group 2 will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such Class and (ii) the outstanding Class M Principal Balance over (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

     The amount of interest that will accrue on each Class of Class 2B Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class B Interest Accrual Amount." The Class B Interest Accrual Amount for each Class of Class 2B Certificates will equal the excess of (a) the product of (i) 1/12th of the Certificate Rate for such Class and (ii) the outstanding Class B Principal Balance of such Class over (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

     The "Class A Principal Balance" of the Class 2A Certificates as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to Holders of Certificates of such Class in reduction of the principal balance of such Class and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Holders of Class 2A Certificates in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date for Group 2, the Class A Principal Balance of the Class 2A Certificates may be subject to further reduction in an amount equal to the excess, if any, of (a) the Class A Principal Balance as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount for Pool 2 for the preceding Distribution Date.

     The "Class M Principal Balance" as of any Determination Date with respect to the Class 2M Certificates will be the lesser of (a) the principal balance of the Class 2M Certificates on the date of initial issuance of the Class 2M Certificates less (i) all amounts previously distributed to Holders of the Class 2M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Holders of the Class 2M Certificates in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount with respect to Group 2 as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     The "Class B Principal Balance" of a Class of Class 2B Certificates as of any Determination Date will be the lesser of (a) the principal balance of such Class on the date of initial issuance of the Class 2B Certificates less (i) all amounts previously distributed to holders of such Class in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of such Class in the manner described under "-- Subordination of Class M and Class B
Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Principal Balance,
(ii) the

Class M Principal Balance and (iii) the Class B Principal Balances of the Classes of Class B Certificates with lower numerical designations, each as of such Determination Date.

     The "Aggregate Class B Principal Balance" as of any date will be equal to the sum of the Class B Principal Balances of the Classes of Class 2B Certificates as of such date.

     With respect to any Distribution Date and Pool 2, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Pool 2 Loan Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 2 Mortgage Loans (including amounts received as Monthly Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 2 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     The "Net Mortgage Interest Rate" on each Pool 2 Mortgage Loan will be equal to the Loan Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Pool 2 Master Servicing Fee Rate of 0.04% per annum
(ii) the Pool 2 SubServicing Fee Rate of 0.125% per annum (iii) the Trustee Fee Rate of 0.0025% per annum and (iv) the Trust Administration Fee Rate of 0.0085% per annum. See "-- Master Servicing and Other Compensation and Payment of Expenses" herein.

     When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month or payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayment in Full") are referred to herein as "Prepayment Interest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Distribution Account for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable in respect of such Distribution Date as SubServicing Fees) an amount with respect to Pool 2 (such amount with respect to Pool 2, "Compensating Interest") equal to the lesser of (i) the aggregate Prepayment Interest Shortfall on Mortgage Loans in Pool 2 with respect to such Distribution Date and
(ii) the Available Servicing Compensation for Pool 2 for such Distribution Date.

     The "Available Servicing Compensation" for any Distribution Date will be equal to the SubServicing Fee for such Pool and for such Distribution Date.

     As to any Distribution Date, Prepayment Interest Shortfalls in respect of a Pool to the extent that they exceed Compensating Interest with respect to such Pool are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to, with respect to Pool 2 (i) the Class 2A Certificates according to the percentage obtained by dividing the then-outstanding Class A Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance, (ii) the Class 2M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance and (iii) the Class 2B Certificates according to the percentage obtained by dividing the then-outstanding Aggregate Class B Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Aggregate Class B Principal Balance. Such allocation of the Non-Supporting Interest Shortfall will reduce the amount of interest due to be distributed to Holders of the Class 2A Certificates then entitled to distributions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the Holders of the Class 2M Certificates and the Class 2B Certificates. Any such reduction in respect of interest allocated to the Class 2B Certificates will be allocated among such Classes of Class 2B Certificates, pro rata on the basis of their respective Class B Interest Accrual Amount, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

     Any interest shortfalls arising from Unscheduled Principal Receipts in full, with respect to Pool 2, that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled Principal Receipts with respect to the Pool 2 Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Classes of Class 2B Certificates in reverse numerical order, second by the Class 2M Certificates, and then by the Class 2A Certificates based on interest accrued. See "-- Subordination of Class M and Class B Certificates" herein. After the Cross-Over Date with respect to Group 2, all interest shortfalls arising from Unscheduled Principal Receipts with respect to Pool 2, other than Prepayment Interest Shortfalls covered by Compensating Interest, with respect to Pool 2, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class 2A Certificates.

     The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses, with respect to Pool 2, will be allocated among the Class 2A, Class 2M and Class 2B Certificates pro rata based on the interest accrued on each such Class and among the Class of Class 2A Certificates or Class 2B Certificates, as the case may be, pro rata on the basis of their respective Class A Interest Accrual Amounts or Class B Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

     Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses), with respect to Pool 2, first to the Classes of Class 2B Certificates in reverse numerical order and then to the Class 2M Certificates will result from the priority of distributions first to the Holders of the Class 2A Certificates, second to the Holders of the Class 2M Certificates and finally to the Holders of the Classes of Class 2B Certificates in numerical order of the Pool Distribution Amount as described above under "Description of the Certificates -- Distributions."

     On each Distribution Date on which the Pool 2 Distribution Amount equals or exceeds the Class A Interest Accrual Amounts, distributions in respect of interest to Class 2A Certificates will equal the Class A Interest Accrual Amount.

     If, on any Distribution Date, the Pool 2 Distribution Amount is less than the sum of the Class A Interest Accrual Amounts, the difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class 2A Certificates and the Class A Interest Accrual Amount with respect to the related Distribution Date (the "Class A Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Class, but only so long as it is outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Interest Shortfall Amounts.

     On each Distribution Date on which the Pool 2 Distribution Amount exceeds the Class A Interest Accrual Amount, any excess will then be allocated first to pay previously unpaid Class A Interest Shortfall Amounts.

     On each Distribution Date on which the Pool 2 Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the Class A Interest Accrual Amount with respect to the Class 2A Certificates, (ii) the unpaid Class A Interest Shortfall Amounts with respect to the Class 2A Certificates and (iii) the Class A Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Optimal Amount"), and (B) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class 2M Certificates will equal the Class M Interest Accrual Amount.

     If, on any Distribution Date, the Pool 2 Distribution Amount is less than the sum of (i) the Class A Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class 2M Certificates will equal the Pool 2 Distribution Amount minus the amounts distributed to the Class 2A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool 2 Distribution Amount distributed in respect of current interest to the Class 2M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the Class 2M Certificates, but only so long as they are outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

     On each Distribution Date on which the Pool 2 Distribution Amount exceeds the sum of the Class A Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class 2M Certificates. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount,
(ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

     On each Distribution Date on which the Pool 2 Distribution Amount equals or exceeds the sum of (i) the Class B Interest Accrual Amount for a particular Class of Class 2B Certificates and (ii) all amounts senior in priority to such Class B Interest Accrual Amount as set forth in the Pool 2 Distribution Amount Allocation, the distribution in respect of current interest to such Class of Class 2B Certificates will equal such Class's Class B Interest Accrual Amount.

     If on any Distribution Date, the Pool 2 Distribution Amount is less than the sum of (i) the Class B Interest Accrual Amount for a particular Class of Class 2B Certificates and (ii) all amounts senior in priority to such Class B Interest Accrual Amount based on the priorities in the Pool 2 Distribution Amount Allocation, the amount of current interest distributed on such Class of Class 2B Certificates will equal the Pool Distribution Amount less all amounts senior in priority to such Class B Interest Accrual Amount as set forth in the Pool 2 Distribution Amount Allocation. Any difference between the amount distributed in respect of current interest to such Class of Class 2B Certificates and the Class B Interest Accrual Amount for such Class with respect to the related Distribution Date (as to such Class, the "Class B Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Class, but only so long as it is outstanding, to the extent the Pool Distribution Amount is sufficient therefor. No interest will accrue on such Class B Interest Shortfall Amount.

     For a particular Class of Class 2B Certificates, on each Distribution Date on which the Pool 2 Distribution Amount exceeds the sum of the Class A Optimal Amount, the Class M Optimal Amount, the Class B Optimal Amount for each Class of Class 2B Certificates with a lower numerical designation and the Class B Interest Accrual Amount for such Class, any excess will be allocated first to pay previously unpaid Class B Interest Shortfall Amounts of such Class and then to make distributions in respect of principal on such Class. With respect to each Distribution Date, the "Class B Optimal Amount" for any Class of Class 2B Certificates will equal the sum of (i) the Class B Interest Accrual Amount, (ii) the unpaid Class B Interest Shortfall Amounts and (iii) the Class B Optimal Principal Amount.

     On any Distribution Date on which the Pool 2 Distribution Amount is less than the Class A Optimal Amount, the Class 2M Certificates and the Classes of Class 2B Certificates will not be entitled to any distributions of interest or principal.

GROUP 2 -- PRINCIPAL (INCLUDING PREPAYMENTS)

     The information set forth in this subsection is only relevant to the Pool 2 Mortgage Loans and the distributions of principal and interest to the Group 2 Certificateholders. While this information is relevant to the calculations of distributions to the Group 2 Certificateholders, it is not necessary for the Holders of Group 1 Certificates to read and understand the information detailed under this subheading, because they receive their distributions of principal and interest from the Pool 1 Mortgage Loans.

     The principal balance of a Class 2A or Class 2B Certificate of any Class or of any Class 2M Certificate at any time is equal to the product of the Class A Principal Balance or Class B Principal Balance of such Class or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class 2A Certificate such Class 2M Certificate or such Class 2B Certificate) to which the Holder thereof is entitled from the cash flow on the Pool 2 Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Principal Balance of Class 2A Certificates is set forth on the cover of this Prospectus Supplement.

  Calculation of Amount to be Distributed to the Class 2A Certificates

     Distributions in reduction of the principal balance of the Class 2A Certificates will be made on each Distribution Date pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.

     The "Class A Optimal Principal Amount" with respect to each Distribution Date and Group 2 will be an amount equal to the sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Pool 2 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the sum of:

          (i) the Class A Percentage of (A) the scheduled payment of principal due on such Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 2 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Pool 2 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under "-- Assignment of Mortgage Loans", and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of any defective Pool 2 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Assets -- Assignment of the Mortgage Loans" in the Prospectus.

     Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class 2A Certificates, the Class 2A Certificates, provided that its principal balance has not previously been reduced to zero, will be entitled to recover an amount up to the amount by which the Class A Principal Balance was reduced as a result of such Realized Loss.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss, any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Mortgage Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Monthly Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Mortgage Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, and
(ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator or the Master Servicer or
(c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or a Deficient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

     The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date and with respect to Group 2 is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance. The "Pool Balance" is the sum for each outstanding Pool 2 Mortgage Loan of the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date. The Class A Percentage for Group 2 for the first Distribution Date will be approximately 96.75%. The Class A Percentage for Group 2 will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for Group 2 for a specified period to the Class 2A Certificates and will increase as a result of the allocation of Realized Losses to the Class 2M and Class 2B Certificates. The Class A Percentage for Group 2 for each Distribution Date occurring after the Cross-Over Date with respect to Group 2 will be 100%.

     The "Class A Prepayment Percentage" for any Distribution Date and Group 2 will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                     CLASS A PREPAYMENT PERCENTAGE FOR GROUP 2
------------------------------                     -----------------------------------------
August 1998 through July 2003.............  100%;
August 2003 through July 2004.............  the Class A Percentage, plus 70% of the Subordinate
                                            Percentage;
August 2004 through July 2005.............  the Class A Percentage, plus 60% of the Subordinate
                                            Percentage;
August 2005 through July 2006.............  the Class A Percentage, plus 40% of the Subordinate
                                            Percentage;
August 2006 through July 2007.............  the Class A Percentage, plus 20% of the Subordinate
                                            Percentage; and
August 2007 and thereafter................  the Class A Percentage;

provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage for Group 2, the Class A Prepayment Percentage for Group 2 for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage for Group 2 will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for preceding five Distribution Dates on the Pool 2 Mortgage Loans that were delinquent 60 days or more (including for this purpose any Pool 2 Mortgage Loans in foreclosure and Pool 2 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the sum of the then-outstanding Class 2M Principal Balance and then-outstanding Class 2B Principal Balance, or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Pool 2 Mortgage Loans exceed the percentages of the principal balance of the Group 2 Subordinate Certificates as of the Cut-Off Date (the "Original Subordinate Principal Balance") indicated below:

                                                                  PERCENTAGE OF
                                                              ORIGINAL SUBORDINATED
DISTRIBUTION DATE OCCURRING IN                                  PRINCIPAL BALANCE
------------------------------                                ---------------------
August 2003 through July 2004...............................           30%
August 2004 through July 2005...............................           35%
August 2005 through July 2006...............................           40%
August 2006 through July 2007...............................           45%
August 2007 and thereafter..................................           50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class 2A Certificates while, in the absence of Realized Losses on the Pool 2 Mortgage Loans, increasing the interest in the principal balance of the Pool 2 Mortgage Loans evidenced by the Class 2M and Class 2B Certificates. Increasing the respective interest of the Class 2M and Class 2B Certificates relative to that of the Class 2A Certificates is intended to preserve the availability of the subordination provided by the Class 2M and Class 2B Certificates. See
"-- Subordination of Class M and Class B Certificates" below. The "Subordinate Percentage" for and Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinate Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class 2A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero.

  Calculation of Amount to be Distributed to the Class 2M and Class 2B Certificates

     Distributions in reduction of the principal balance of the Class 2M Certificates will be made on each Distribution Date, pursuant to priority sixth of the Pool 2 Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount") up to the Class M Optimal Principal Amount.

     The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Pool 2 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the product of the sum of:

          (i) the Class M Percentage of (A) the scheduled payment of principal due on such Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 2 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt.

          (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Pool 2 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under the heading "-- Assignment of Mortgage Loans," and

          (iv) the Class M Percentage of the excess of the unpaid principal balance of any defective Pool 2 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 2 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 2 Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     Distributions in reduction of the principal balances of the Class 2B-1 and Class 2B-2 Certificates will be made on each Distribution Date, pursuant to priorities ninth and twelfth, respectively, of the Pool 2 Distribution Amount Allocation, in an aggregate amount with respect to each such Class (the "Class 2B-1 Principal Distribution Amount" and "Class 2B-2 Principal Distribution Amount," respectively) up to the Class B Optimal Principal Amount for such Class.

     The "Class B Optimal Principal Amount" for a particular Class of Class 2B Certificates with respect to each Distribution Date will be an amount equal to the sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Pool 2 Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Fund) of the sum of:

          (i) the Class B Percentage for such Class of (A) the scheduled payment of principal due on such Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

          (ii) the Class B Prepayment Percentage for such Class of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 2 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

          (iii) the Class B Prepayment Percentage for such Class of the Scheduled Principal Balance of such Pool 2 Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described above under the heading "-- Assignment of Mortgage Loans," and

          (iv) the Class B Percentage for such Class of the excess of the unpaid principal balance of any defective Pool 2 Mortgage Loan for which a Pool 2 Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 2 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 2 Mortgage Loan. See "The Pooling and Servicing
     Agreement -- Assignment of the Mortgage Assets -- Assignment of Mortgage Loans" in the Prospectus.

     The principal distribution to the Holders of Class 2M Certificates or a Class of Class 2B Certificates will be reduced on any Distribution Date on which
(i) the principal balance of the Class 2M Certificates or such Class of Class 2B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the principal balance of any Class 2A Certificates, and in the case of a Class of Class 2B Certificates, the principal balances of the Class 2M Certificates or any Class of Class 2B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses). The amount of any such reduction in the principal distributed to the Holders of Class 2M Certificates or such Class of Class 2B Certificates will instead be distributed pro rata to the Holders of any Class senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

     Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class 2M Certificates or any Class of Class 2B Certificates, the Class 2M Certificates or such Class, provided that the principal balance of such Class has not previously been reduced to zero, will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance or Class B Principal Balance was reduced as a result of such Realized Loss.

     The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinate Percentage and Subordinate Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if any of the Classes of the Class 2B Certificates are entitled to principal distributions for such Distribution Date as described below, the Class B Principal Balances of the Classes entitled to principal distributions.

     The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class 2B Certificates will equal the portion of the Subordinate Percentage and Subordinate Prepayment Percentage, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Class B Class Principal Balance for such Class of Class 2B Certificates and the denominator of which is the sum of the Class M Principal Balance and the Class B Principal Balances of the Classes entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class 2B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Percentage for such Class will both be 0% with respect to such Distribution Date.

     In the event that on any Distribution Date, the Current Class 2M Fractional Interest is less than the Original Class 2M Fractional Interest, then the Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances thereof will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinate Percentage and the Subordinate Prepayment Percentage, respectively. In the event that the Current Class 2M Fractional Interest equals or exceeds the Original Class 2M Fractional Interest but the Current Class 2B-1 Fractional Interest is less than the Original Class 2B-1 Fractional Interest, the Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances of such Classes will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Class B Percentage for the Class 2B-1 Certificates and the Class B Prepayment Percentage for the Class 2B-1 Certificates for such Distribution Date. In the event that each of the Current Class 2M Fractional Interest and the Current Class 2B-1 Fractional Interest equals or exceeds the Original Class 2M Fractional Interest and the Original Class 2B-1 Fractional Interest, respectively, but the Current Class 2B-1 Fractional Interest is less than the Original Class 2B-1 Fractional Interest, the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balances of such Classes will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Class B Percentages for the Classes of Class 2-B Certificates with lower numerical designations and the Class B Prepayment Percentages for the Classes of Class 2-B Certificates with lower numerical designations for such distribution Date.

     The "Original Class 2M Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 2M Fractional Interest is expected to be approximately 2.00026741%. The "Current Class 2M Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 2B-1 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 2B-1 Fractional Interest is expected to be approximately 1.50119679%. The "Current Class 2B-1 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 2B-2 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 2B-2 Fractional Interest is expected to be approximately 0.65037157%. The "Current Class 2B-2 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 2B-3 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 2B-4 and Class 2B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 2B-3 Fractional Interest is expected to be approximately 0.40083625%. The "Current Class 2B-3 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balances of the Class 2B-4 and Class 2B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance.

     The "Original Class 2B-4 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Principal Balances of the Class 2B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class 2B-4 Fractional Interest is expected to be approximately 0.20090736%. The "Current Class 2B-4 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balance of the Class 2B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance.

  Allocation of Amount to be Distributed

     Any amounts distributed on any Distribution Date to the Holders of the Class 2A, Class 2M and Class 2B Certificates in reduction of principal balance will be allocated among the Holders of each such Class pro rata in accordance with their respective Percentage Interests.

ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

     The Class A-R Certificate will remain outstanding for as long as the Trust Fund shall exist, whether or not such Class is receiving current distributions of principal or interest. The Holder of the Class A-R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust Fund, if any, on the final Distribution Date for the Group 1 and Group 2 Certificates, after distributions in respect of any accrued but unpaid interest on the Group 1 and Group 2 Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Group 1 and Group 2 Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Fund on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Group 1 Certificates on such date.

     In addition, the Class A-R Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any undistributed portion of the Pool Distributed Amounts.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES

     The rights of the Holders of the Class M Certificates of a Group to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the Holders of the Class A Certificates of such Group, the rights of the Holders of the Class B Certificates of a Group to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the Holders of the Class A Certificates of such Group and the Class M Certificates of such Group and the rights of the Holders of the Classes of Class B Certificates of a Group with higher numerical designations to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the Holders of Classes of Class B Certificates of such Group with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Class A Certificates of a Group (to the extent of the subordination of the Class M and Class B Certificates of such Group), the Holders of the Class M Certificates of a Group (to the extent of the subordination of the Class B Certificates of such Group) and the Holders of a Class of Class B Certificates of a Group (to the extent of the subordination of Classes of Class B Certificates of such Group with higher numerical designations) of the full amount of their scheduled monthly payments of interest and principal and to afford the Holders of the Class A Certificates of a Group (to the extent of the subordination of the Class M and Class B Certificates of such Group), the Holders of the Class M Certificates of a Group (to the extent of the subordination of the Class B Certificates of such Group) and the Holders of the Classes of Class B Certificates of a Group (to the extent of the subordination of Classes of Class B Certificates of such Group with higher numerical designations) protection against Realized Losses, as more fully described below. If Realized Losses on the Mortgage Loans in the related Pool exceed the credit support provided through subordination to the Class A Certificates, the Class M Certificates or a Class of Class B Certificates of such Group or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses on the Mortgage Loans in the related Pool occur, all or a portion of such losses will be borne by the Class A Certificates, the Class M Certificates or such Class of Class B Certificates of such Group.

     Realized Losses on the Pool 1 Mortgage Loans will not be borne by the Group 2 Certificates but only by the Group 1 Certificates and Realized Losses on the Pool 2 Mortgage Loans will not be borne by the Group 1 Certificates but only by the Group 2 Certificates. THE GROUP 1 CERTIFICATES AND THE GROUP 2 CERTIFICATES ARE NOT CROSS-COLLATERALIZED.

     The protection afforded to the Holders of Class A Certificates of a Group by means of the subordination feature will be accomplished by the preferential right of such Holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates of such Group, the amounts of principal and interest due the Class A Certificateholders on each Distribution Date out of the applicable Pool Distribution Amount with respect to such date and, if necessary, by the right of such Holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been payable to the Holders of Class M and Class B Certificates of such Group. The application of this subordination to cover Realized Losses on the Mortgage Loans in the related Pool experienced in periods prior to the periods in which a Class of Class A Certificates of such Group is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Class.

     The protection afforded to the Holders of Class M Certificates of a Group by means of the subordination feature will be accomplished by the preferential right of such Holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates of such Group, the amounts of principal (other than any amount used to pay the Class 1A-PO Deferred Amount with respect to Group 1) and interest due the Class M Certificateholders of such Group on each Distribution Date from the applicable Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates of such Group have been made) and, if necessary, by the right of such Holders to receive future distributions on the Mortgage Loans of such Group that would otherwise have been payable to the Holders of the Class B Certificates of such Group.

     A Class of Class B Certificates of a Group will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the applicable Class A Optimal Amount, the Class 1A-PO Deferred Amount with respect to Group 1, the Class M Optimal Amount and the Class B Optimal Amount of each Class of Class B Certificates with a lower numerical designation for such date. Amounts so distributed to Class B Certificateholders of a Group will not be available to cover delinquencies or Realized Losses on the Mortgage Loans in the related Pool in respect of subsequent Distribution Dates.

  Allocation of Losses

     Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) on the Mortgage Loans in a Pool will not be allocated to the Holders of the Class A Certificates of the related Group until the date on which the amount of principal payments on the Mortgage Loans in such Pool to which the Holders of the Subordinate Certificates of such Group are entitled has been reduced to zero as a result of the allocation of losses to the Subordinate Certificates of such Group, i.e., the Distribution Date preceding the Distribution Date for which the Subordinate Percentage of such Group is equal to zero (for each Group, the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the Classes of Class B Certificates of such Group sequentially in reverse numerical order, until the Class B Principal Balance of each such Class has been reduced to zero, and then to the Class M Certificates of such Group until the Class M Principal Balance has been reduced to zero.

     The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction. Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) on the Mortgage Loans in a Pool will be effected through the adjustment of the principal balance of the most subordinate Class of the related Group (or in the case of the Classes of Class B Certificates, the most subordinated Class of such Group) then outstanding in such amount as is necessary to cause the sum of the Class A Principal Balances, the Class M Principal Balance and the Class B Principal Balances of the Classes of the Certificates of the Group to equal the applicable Adjusted Pool Amount.

     Allocations to the Class M Certificates or the Classes of Class B Certificates of a Group of (i) the principal portion of Debt Service Reductions with respect to the Mortgage Loans in the related Pool, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) with respect to the Mortgage Loans in the related Pool, (iii) any interest shortfalls resulting from delinquencies on the Mortgage Loans in the related Pool for which the Master Servicer does not advance, (iv) any interest shortfalls or losses on the Mortgage Loans in the related Pool resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus, and (v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full) with respect to Mortgage Loans in the related Pool will result from the priority of distributions of the applicable Pool Distribution Amount first to the holders of the Class A Certificates of such Group, second to the Class M Certificates of such Group and finally to the Classes of Class B Certificates of such Group in numerical order as described above under "-- Distributions."

     Pool 1. The allocation of the principal portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) in respect of the Mortgage Loans in Pool 1 allocated on or after the applicable Cross-Over Date for Group 1 will be effected through the adjustment on any Determination Date of the Class 1A Non-PO Principal Balance and the Class A Principal Balance of the Class 1A-PO Certificates such that (i) the Class 1A Non-PO Principal Balance equals the Adjusted Pool Amount for Pool 1 less the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date and (ii) the Class A Principal Balance of the Class 1A-PO Certificates equals the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class 1A Certificates (other than the Class 1A-PO Certificates) will be allocated to such outstanding Classes of Class 1A Certificates pro rata in accordance with their Class A Principal Balances. The interest portion of any Realized Loss allocated on or after the Cross-Over Date related to Group 1 will be allocated among the outstanding Classes of Class 1A Certificates pro rata in accordance with their respective Class A Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class 1A Certificates within each Class pro rata in accordance with their respective Percentage Interests.

     Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses on the Mortgage Loans in Pool 1 will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Classes of the Class 1A Certificates (other than the Class 1A-PO Certificates, if any), Class 1M Certificates and Class 1B Certificates pro rata based on their outstanding principal balances in proportion to the Non-PO Fraction of such losses and (b) in respect of Discount Pool 1 Mortgage Loans, to the Class 1A-PO Certificates in proportion to the PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class 1A, Class 1M and Class 1B Certificates pro rata based on the interest accrued. The principal portion of any such losses so allocated to the Class 1A Certificates (other than the Class 1A-PO Certificates) will be allocated to such outstanding Classes of Class 1A Certificates pro rata in accordance with their then-outstanding Class A Principal Balances and the interest portion of any such losses will be allocated among the outstanding Classes of Class 1A Certificates in accordance with their Class A Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any losses allocated to a Class of

Class 1A Certificates will be allocated among the outstanding Class 1A Certificates within such Class pro rata in accordance with their respective Percentage Interests.

     Pool 2. The allocation of the principal portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) in respect of the Mortgage Loans in Pool 2 allocated on or after the Cross-Over Date with respect to Group 2 will be effected through the adjustment on any Determination Date of the Class A Principal Balance of the Class 2A Certificates such that the Class A Principal Balance equals the Adjusted Pool Amount as of the preceding Distribution Date. Any such losses will be allocated among the outstanding Class 2A Certificates pro rata in accordance with their respective Percentage Interests.

     Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses on the Mortgage Loans in Pool 2 will be allocated (i) with respect to the principal portion of such losses to the outstanding Class 2A Certificates, Class 2M Certificates and Class 2B Certificates pro rata based on their outstanding principal balances in proportion to such losses and (ii) with respect to the interest portion of such losses, to the Class 2A, Class 2M and Class 2B Certificates pro rata based on the interest accrued. Any losses allocated to the Class 2A Certificates will be allocated among the outstanding Class 2A Certificates pro rata in accordance with their respective Percentage Interests.

     Generally. The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on the Mortgage Loans in a Pool will be allocated by reducing the Class A Interest Accrual Amounts, Class M Interest Accrual Amount and Class B Interest Accrual Amounts of the related Group.

     As described above, the Pool Distribution Amount for a Group for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans in the related Pool otherwise payable to Holders of the Class M and Class B Certificates of such Group. If the Pool Distribution Amount for a Group is not sufficient to cover the amount of principal payable to the Holders of the Class A Certificates of such Group on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans to which the Holders of the Class A Certificates of such Group (other than the Class 1A-PO Certificates, if any) will be entitled (i.e., the Class A Percentage for such Group) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates of such Group in future payments of principal on the Mortgage Loans in the related Pool. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans in such Pool were to become Liquidated Mortgage Loans in a particular month.

     Special Hazard Losses, other than Excess Special Hazard Losses, on the Mortgage Loans in a Pool will be allocated solely to the Classes of Class B Certificates in the related Group in reverse numerical order or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates of such Group. Special Hazard Losses on the Mortgage Loans in a Pool in excess of the Special Hazard Loss Amount for such Pool are "Excess Special Hazard Losses." Excess Special Hazard Losses will be allocated among (i) the Class A Certificates in the related Group (other than the Class 1A-PO Certificates, if any), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) with respect to Pool 1 to the extent such Excess Special Hazard Losses arise with respect to Discount Pool 1 Mortgage Loans, the Class 1A-PO Certificates. If the aggregate of all Special Hazard Losses, on the Mortgage Loans in a Pool incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Special Hazard Losses") is less than or equal to the then-applicable Special Hazard Loss Amount, no Special Hazard Losses will be regarded as Excess Special Hazard Losses with respect to such Pool. If Aggregate Current Special Hazard Losses for such Pool exceed the then-applicable Special Hazard Loss Amount, a portion of each Special Hazard Loss will be regarded as an "Excess Special Hazard Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Special Hazard Losses over (ii) the then-applicable Special Hazard Loss Amount, to (b) the Aggregate Current Special Hazard Losses. Thereafter, when the Special Hazard Loss Amount for such Pool is zero, all Special Hazard Losses in the Mortgage Loans in such Pool will be regarded as Excess Special Hazard Losses. Upon initial issuance of the Certificates, the "Special Hazard Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 1.00% (approximately

$4,119,403) of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 2.14% (approximately $1,421,438) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans.

     The Special Hazard Loss Amount for Pool 1 will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate principal balance of the Pool 1 Mortgage Loans, (ii) twice the principal balance of the largest Pool 1 Mortgage Loan and
(iii) the aggregate principal balance of the Pool 1 Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Pool 1 Mortgage Loans then due, whether or not paid.

     As of any Distribution Date, the Special Hazard Loss Amount for Pool 2 will equal the initial Special Hazard Loss Amount for such Pool less the sum of (A) any Special Hazard Losses allocated solely to the Class 2B or Class 2M Certificates and (B) the Adjustment Amount for Pool 2. The "Adjustment Amount" for Pool 2 on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount for such Pool, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% of the aggregate principal balance of all the Pool 2 Mortgage Loans on such anniversary, (ii) twice the principal balance of the single Mortgage Loan in such Pool having the largest principal balance and (iii) that which is necessary to maintain the original ratings assigned to the Class 2A, Offered Class 2B and Class M Certificates by S&P and Fitch and the original ratings assigned to the Offered Class 2B Certificates, as evidenced by letters to that effect delivered by S&P and Fitch to the Master Servicer. On and after the applicable Cross-Over Date for a Group, the Special Hazard Loss Amount for the related Pool will be zero.

     Fraud Losses, other than Excess Fraud Losses, on the Mortgage Loans in a Pool will be allocated solely to the Classes of Class B Certificates of the related Group in reverse numerical order or, following the reduction of the Class B Principal Balance of such Class B Certificates to zero, solely to the Class M Certificates of such Group. Fraud Losses on the Mortgage Loans in a Pool in excess of the Fraud Loss Amount for such Pool are "Excess Fraud Losses." Excess Fraud Losses will be allocated among (i) the Class A Certificates of the related Group (other than the Class 1A-PO Certificates of such Group, if any), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) to the extent such Excess Fraud Losses arise with respect to Discount Pool 1 Mortgage Loans, the Class 1A-PO Certificates. If the aggregate of all Fraud Losses on the Mortgage Loans in a Pool incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Fraud Losses") is less than or equal to the then-applicable Fraud Loss Amount, no such Fraud Losses will be regarded as Excess Fraud Losses with respect to such Pool. If Aggregate Current Fraud Losses for such Pool exceed the then-applicable Fraud Loss Amount, a portion of each such Fraud Loss will be regarded as an "Excess Fraud Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Fraud Losses over (ii) the then-applicable Fraud Loss Amount, to (b) the Aggregate Current Fraud Losses. Thereafter, when the Fraud Loss Amount for such Pool is zero, all Fraud Losses on the Mortgage Loan in such Pool will be regarded as Excess Fraud Losses. Upon initial issuance of the Certificates, the "Fraud Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 2.00% (approximately $8,238,805) of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 1.00% (approximately $665,237) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans.

     For the period from the Closing Date through the first anniversary thereof, the Fraud Loss Amount for Pool 1 shall be equal to $8,238,805 reduced by the cumulative amount of Fraud Losses allocated to the Group 1 Certificates. The Fraud Loss Coverage Amount for each Distribution Date occurring during the period from the first through the fifth anniversaries of the Cut-Off Date shall be equal to 1% of the then current Pool 1 Principal Balance. For each Distribution Date occurring after the fifth anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount for Pool 1 shall be equal to zero.

     As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount for Pool 2 will equal the initial Fraud Loss Amount for Pool 2 minus the aggregate amount of Fraud Losses allocated solely to the Class 2B or Class 2M Certificates through the related Determination Date. As of any Distribution Date from the first through the third and from the third through the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount for Pool 2 will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% through the third anniversary, and 0.50% from the third to the fifth anniversary, of the aggregate principal balance of all of the Mortgage Loans in such Pool as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class 2B or Class 2M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the applicable Cross-Over Date for Pool 2 or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

     Bankruptcy Losses, other than Excess Bankruptcy Losses, on the Mortgage Loans in a Pool will be allocated solely to the Classes of Class B Certificates of the related Group in reverse numerical order or, following the reduction of the Class B Principal Balance of such Class B Certificates to zero, solely to the Class M Certificates of such Group. Bankruptcy Losses on the Mortgage Loans in a Pool in excess of the Bankruptcy Loss Amount for such Pool are "Excess Bankruptcy Losses." Excess Bankruptcy Losses will be allocated among (i) the Class A Certificates of the related Group (other than the Class 1A-PO Certificates of such Group, if any), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) with respect to Pool 1 to the extent such Excess Bankruptcy Losses arise with respect to Discount Pool 1 Mortgage Loans, the Class 1A-PO Certificates of such Group. If the aggregate of all Bankruptcy Losses on the Mortgage Loans in a Pool incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Bankruptcy Losses") is less than or equal to the then applicable Bankruptcy Loss Amount, no such Bankruptcy Losses will be regarded as Excess Bankruptcy Losses with respect to such Pool. If Aggregate Current Bankruptcy Losses for such Pool exceed the then-applicable Bankruptcy Loss Amount, a portion of each such Bankruptcy Loss will be regarded as an "Excess Bankruptcy Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Bankruptcy Losses over (ii) the then-applicable Bankruptcy Loss Amount, to (b) the Aggregate Current Bankruptcy Losses. Thereafter, when the Bankruptcy Loss Amount for such Pool is zero, all Bankruptcy Losses on the Mortgage Loans in such Pool will be regarded as Excess Bankruptcy Losses. Upon initial issuance of the Certificates, the "Bankruptcy Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 0.04% (approximately $150,000) of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 0.15% (approximately $100,000) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount for a Pool will equal the initial Bankruptcy Loss Amount for such Pool minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B or Class M Certificates of the related Group through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount for a Pool will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount for such Pool as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount for such Pool, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates of the related Group since such anniversary. The Bankruptcy Loss Amount for a Pool and the related coverage levels described above may be reduced or modified upon written confirmation from Moody's and Fitch, with respect to Group 1, and S&P and Fitch with respect to Group 2, that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A, Offered Class B and Class M Certificates of the related Group by the applicable Rating Agencies. Such a reduction or modification may adversely affect the coverage with respect to a Group provided by subordination with respect to Bankruptcy Losses. On and after the applicable Cross-Over Date for a Group, the Bankruptcy Loss Amount for the related Pool will be zero.

     Since the aggregate initial principal balance of the Class 1M and Class 1B Certificates will be approximately $18,538,643.44 and the aggregate initial principal balance of the Class 2M and Class 2B Certificates will be approximately $2,162,650.91, the risk of Special Hazard Losses, Fraud Losses and

Bankruptcy Losses will be separately borne by the Class B Certificates of each Group and, after the principal balance of the Class B Certificates of a Group has been reduced to zero, by the Class M Certificates of such Group to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount with respect to the related Pool, respectively) than the risk of other Realized Losses on the Mortgage Loans in the related Pool, which will be allocated first to the Class B Certificates of such Group and then the Class M Certificates of such Group to the full extent of their initial principal balances.

ADVANCES

     With respect to each Mortgage Loan, the Master Servicer will make Monthly Advances to the Collection Account not later than one Business Day prior to each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Collection Account on account of such payments; provided that the Master Servicer determines, in good faith, on such date that such Monthly Advances will be recoverable from insurance proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. Monthly Advances are reimbursable to the Master Servicer from cash in the Collection Account with respect to Mortgage Loans prior to payments to the Certificateholders if the Master Servicer determines that any such Monthly Advances previously made are not recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan and so notifies the Trustee and the Trust Administrator.

LAST SCHEDULED DISTRIBUTION DATE

     The "Last Scheduled Distribution Date" for the Group 1 Certificates is the Distribution Date in August 2028, which is the Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Pool 1 Mortgage Loan.

     The "Last Scheduled Distribution Date" for the Group 2 Certificates is the Distribution Date in September 2026, which is the Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Pool 2 Mortgage Loan.

     The actual last Distribution Date on the Certificates will depend on the rate of payments of principal (including Prepayments) on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer and the SubServicers with respect to each Collection Period in respect of their servicing activities relating to the Certificates (the "Servicing Fees") will be retained by the Master Servicer from collections of interest on the Mortgage Loans in the Trust Fund at the time such collections are required to be deposited into the Distribution Account (or the Collection Account, if the Master Servicer is required to make deposits therein) and, with respect to the Master Servicer, will be equal to 0.02% with respect to Pool 1 and 0.04% with respect to Pool 2 (the "Master Servicing Fee Rates") per annum (depending on the Mortgage Loan) of the outstanding Loan Balance of each such Mortgage Loan in the related Pool as of the first day of each such Collection Period. With respect to the SubServicers, the compensation will be equal to 0.25% with respect to Pool 1 and 0.125% with respect to Pool 2 (the "SubServicing Fee Rates") per annum of the outstanding Loan Balance of each Mortgage Loan in the related Pool as of the first day of each such Collection Period. In addition, the Master Servicer will receive any net investment income from the investment of funds in the Collection Account, if any, and the Trustee will be entitled to any net investment income from the investment of funds in the Distribution Account. All assumption fees and late payment charges, to the extent collected from borrowers, shall be retained by the Master Servicer.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted

Mortgage Loans and in connection with the restoration or maintenance of Mortgaged Properties or the lien of the Mortgage thereon, such right of reimbursement being prior to the rights of Certificateholders to receive any Liquidation Proceeds.

     The Trustee will receive a fee (the "Trustee Fee") with respect to each Collection Period computed at an annual rate equal to 0.0025% (the "Trustee Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Trustee Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. In addition, the Trust Administrator will receive a fee (the "Trust Administration Fee") with respect to each Collection Period computed at an annual rate equal to 0.0085% (the "Trust Administration Fee Rate") on the Loan Balance of each Mortgage Loan as of the first day of each such Collection Period and, for any Distribution Date, the Trust Administration Fee will be deducted from collections allocable to payments of interest received during the related Collection Period.

HAZARD INSURANCE AND FLOOD INSURANCE

     The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Loan Balance on the Mortgage Loan, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended. The Master Servicer shall also maintain on the REO Property for the benefit of the Trust Fund, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are part of such property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Pooling and Servicing Agreement.

     In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Pooling and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default or will sell such Mortgage Loans when, in accordance with applicable servicing procedures under the Pooling and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, or restoration of any property unless, in its sole judgment, such foreclosure or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

     "Insurance Proceeds" means any proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, or (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

     "Liquidation Expenses" means all out-of-pocket expenses (exclusive of overhead) which are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed Servicing Advances respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     "Liquidation Proceeds" means all proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

     "Net Liquidation Proceeds" means, with respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     "REO" means any Mortgaged Property that is acquired by the Trustee in foreclosure or by deed in lieu of foreclosure.

     "Foreclosure Profit" means, with respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the initial recovery of its Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides for delivery on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1999, to the Trustee, the Trust Administrator, the Depositor and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1999, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee, the Trust Administrator, the Depositor and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Master Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Pooling and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Master Servicer may agree to changes in the terms of a Mortgage Loan, provided, however, that such changes (i) will not cause any REMIC of the Trust Fund to fail to qualify as a REMIC and do not adversely affect the interests of the Certificateholders, (ii) are consistent with prudent business practices and
(iii) do not change the Loan Rate of such Mortgage Loan or extend the maturity date of such Mortgage Loans in excess of one year. Any changes to the terms of a Mortgage Loan that would cause any REMIC of the Trust Fund to fail to qualify as a REMIC, however, may be agreed to by the Master Servicer, provided the Master Servicer has determined such changes are necessary to avoid a prepayment of such Mortgage Loans, such changes are in accordance with prudent business practices and the Master Servicer purchases such Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that neither the Depositor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. However, neither the Depositor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Master Servicer in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Pooling and Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Pooling and Servicing Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     "Events of Default" will consist of (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by any Certificateholder; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements, or the breach of certain representations and warranties of the Master Servicer, in the Pooling and Servicing Agreement which, in each case, materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Master

Servicer by the Trustee, or to the Master Servicer and the Trustee by any Certificateholder; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by any Certificateholder;
(iv) the loss and delinquency experience with respect to the Mortgage Loans exceeds certain specified levels; or (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event").

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (i)(A) above, if any Monthly Advance is not made by 4:00 P.M. New York time on the second Business Day following written notice to the Master Servicer of such event, the Trustee or a successor servicer will immediately assume the duties of the Master Servicer.

     Upon removal or resignation of the Master Servicer, the Trustee will be the Successor Servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority of Certificateholders so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of the performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delays or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Master Servicer shall provide the Trustee, the Depositor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Default remains unremedied, any of the Trustee or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests of each Class of Certificates in the Trust Fund, may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan servicer with all licenses and permits required to perform its obligations under the Pooling and Servicing Agreement and having a net worth of at least $50,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor, the Document Custodian, the Trust Administrator and the Trustee, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, to add to the duties of the Depositor or the Master Servicer, to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Pooling and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee nor the Master Servicer is obligated to obtain, maintain or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from each of the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, the Document Custodian, the Trust Administrator and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates without the consent of each of the affected Certificateholders or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust Fund will terminate on the Distribution Date following the earliest of (i) the Distribution Date on which the aggregate Class Principal Balance of all Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in August 1, 2028.

     Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Aggregate Loan Balance is less than 5% of the Cut-Off Date Aggregate Loan Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the outstanding Class Principal Balance of all Certificates (subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust Fund and such appraised value is less than the Loan Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date.

     Any such purchase shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

              DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from First Union National Bank (the "Seller") pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "Mortgage Loan Purchase Agreement"). Under the Mortgage Loan Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Pooling and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Mortgage Loan Purchase Agreement, to the Trust Fund. The following summary describes certain terms of the form of the Mortgage Loan Purchase Agreement and is qualified in its entirety by reference to the form of Mortgage Loan Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

     Pursuant to the Mortgage Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Mortgage Loans and the Mortgage Files. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as applicable, in cash.

REPRESENTATIONS AND WARRANTIES

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Mortgage Loan Purchase Agreement.

     The Seller will also represent and warrant to the Depositor that, among other things, (a) the information with respect to the applicable Mortgage Loan set forth in the schedule attached to the Mortgage Loan Purchase Agreement is true and correct in all material respects, (b) immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests, and (c) each Mortgage Loan complied at the time of origination, in all material respects, with applicable state and federal laws. The Seller will make similar representations and warranties in the Pooling and Servicing Agreement. The Seller will also represent and warrant to the Depositor, that, among other things, as of the Closing Date, the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders, the Seller will repurchase or substitute for the Mortgage Loans as described herein under "Description of the Certificates -- Assignment of Mortgage Loans."

     The Seller has also agreed to indemnify the Depositor and the Trust Fund from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Mortgage Loan Purchase Agreement.

ASSIGNMENT TO THE TRUST FUND

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Mortgage Loan Purchase Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Mortgage Loan Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The Mortgage Loan Purchase Agreement will terminate upon the termination of the Trust Fund.

                                  THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's "Corporate Trust Office" for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (FURST 98-B), or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer. The Trustee also maintains operations offices in Columbia, Maryland and Frederick, Maryland.

     The Trustee will at all times be required to be either a national banking association or a corporation incorporated and doing business under the laws of the United States of America or any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having (or in the case of a corporation including a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least BBB- by S&P (or such lower rating as such rating agency may from time to time agree). If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it will be required to resign immediately in the manner described below.

     No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

     In addition to being required to resign in the circumstances described above, the Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Seller is required promptly to appoint a successor trustee or trustees acceptable to the Master Servicer meeting the eligibility requirements in the manner to be set forth in the Pooling and Servicing Agreement. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     If the Trustee shall cease to be eligible and fail to resign after written request by the Seller, or if the Trustee is legally unable to act or becomes insolvent or a tax is imposed or threatened with respect to the Trust Fund, the Seller may remove the Trustee. The Seller is required to promptly appoint a successor trustee.

     The Seller will be required to give notice of any removal of the Trustee to the Certificateholders, which notice will be required to include the name of the successor trustee and the address of its corporate trust office. The Seller also will be required to give notice to the Certificateholders of the acceptance by a successor of its appointment.

TRUST ADMINISTRATOR

     First Union National Bank, a national banking association, will act as Trust Administrator for the Certificates. The corporate trust office of the Trust Administrator is located at 230 South Tryon Street, Charlotte, North Carolina 28288. The Trust Administrator will perform certain administrative functions on behalf of the Trustee.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL -- LIEN PRIORITY

     The Mortgage Loans will be secured by either deeds of trust, deeds to secure debt or mortgages (each, a "Security Instrument"), depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property described in the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. A deed of trust formally has three parties: the homeowner, called the grantor (similar to a mortgagor), a lender (similar to the mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the grantor grants the property, irrevocably until the debt is paid, "in trust, with the power of sale" to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or the mortgage, and, in some cases under a deed of trust, the direction of the beneficiary.

     Priority between Security Instruments of record generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the Security Instrument or other documents, such as subordination agreements.

     Therefore, since a title report or title policy only is accurate as of the date it is issued, it provides no assurance that a Security Instrument will retain perpetually the lien priority it had when it was filed. The Security Instruments securing the Mortgage Loans include a requirement that each borrower maintain the lien priority of each Security Instrument.

FORECLOSURE

     If a borrower defaults under a loan secured by a Security Instrument the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the Security Instrument to be enforced against the property it encumbers.

     In many states, foreclosure of a deed of trust or a deed to secure debt may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-grantor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien Holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a through advertisements and other means, notice of the sale be given to all parties having an interest in the real property; in certain states such notice may include posting a copy of the notice on the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. In Illinois, all foreclosures must be by judicial proceeding. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are sometimes not contested by any of the parties defendant.

     In the case of foreclosure under a Security Instrument, the sale by the referee or other designated officer or by the trustee, as applicable, is a public sale. It is not uncommon for the lender to purchase the property at foreclosure. In many cases where the lender purchases at foreclosure, it usually purchases the property for an amount equal to the principal amount of the Security Instrument, accrued and unpaid interest and the expense of foreclosure.

     Because (i) there may be no equity in the security property, (ii) there is a requirement that the purchaser pay to bid for the property in cash or by cashiers check, (iii) a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property and (iv) the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at foreclosure. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment. Property securing a Mortgage Loan that is acquired through a trustee's sale or judicial foreclosure must be sold by the Trustee within three years after the date on which it is acquired, in order to satisfy certain federal income tax requirements.

     The proceeds received from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the Security Instrument under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior Security Instruments and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor or mortgagor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor or mortgagor. See " -- Anti-Deficiency Legislation; Bankruptcy and Consumer Protection Legislation" below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     In other states, including Illinois, the statutory period in which to redeem property tolls before a public sale is held. The effect of the statutory redemption period is to delay the lender's right to acquire the property for a period after judgment is entered. Under certain circumstances, the right to redeem may also be extended beyond the sale. Additionally, borrowers may reinstate their mortgage by paying past due principal, interest and costs.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY AND CONSUMER PROTECTION LEGISLATION

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or security deed or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain, or prohibit the beneficiary or mortgagee from obtaining, a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount received upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a Security Instrument by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon the sale of the collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender as a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of such loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second Security Instrument affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     To the extent that the Mortgage Loans contain due-on-sale clauses, the Master Servicer may declare the unpaid amounts thereof due and payable upon the sale or transfer of all or any part of the underlying Mortgaged Property without the Master Servicer's prior written consent. The enforceability of due-on-sale clauses in certain situations has been restricted by the laws of some states. However, federal law now preempts state statutory and case law which prohibits enforcement of due-on-sale clauses and permits the enforcement of due-on-sale clauses, subject to certain exceptions. The Master Servicer intends to enforce the due-on-sale clause contained in any Mortgage Loan to the extent that it has knowledge of the conveyance or proposed transfer of the underlying Mortgaged Property and it believes that it is entitled to do so under applicable federal laws and regulations.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1990. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. In the Pooling and Servicing Agreement, the Seller will represent and warrant that each Mortgage Loan was originated in compliance with applicable state law in all material respects.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for certain costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a Security Instrument. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a security property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the Trust Fund) without the presence of certain other facts.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6.00% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates prepared by Kilpatrick Stockton LLP, counsel to the Seller ("Tax Counsel"). The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, including regulations (the "REMIC Regulations" and the "OID Regulations") promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, any of which is subject to change, possibly with retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors, some of whom may be subject to special rules. Investors should consult their tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTION

     Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat a portion of the Trust Fund as a REMIC for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Tax Counsel will advise the Seller that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are properly made and (ii) the Pooling and Servicing Agreement is complied with, a portion of the Trust Fund will be treated as a REMIC, the Senior Certificates, other than the Class A-R Certificate, the Class M Certificates and the Class B Certificates will be treated as regular interests in the REMIC and the Class A-R Certificate will be treated as the sole residual interest in the REMIC. The Senior Certificates (other than the Class A-R Certificate), the Class M Certificates, and the Class B Certificates offered hereby are referred to herein as the "Regular Certificates."

     The REMIC generally will be subject to federal income tax except with respect to any income from prohibited transactions, any "Net Income from Foreclosure Property", and certain contributions, if any, to the Trust Fund after the Startup Day (see "--Taxes That May be Imposed on the Trust Fund" below).

CERTAIN SPECIAL RULES RELATING TO THE REGULAR CERTIFICATES

     Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Section 7701(a)(19)(C) of the Code and Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. If less than 95% of the assets comprising a REMIC constitute assets qualifying under any of the foregoing sections of the Code, then the Regular Certificates will be qualifying assets under such sections only to the extent that the assets comprising the REMIC are qualifying assets. Owners of Regular Certificates should be aware that Regular Certificates held by certain financial institutions will be "evidences of indebtedness" within the meaning of Section 582(c) of the Code. Interest on the Regular Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Regular Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. The Small Business Job Protection Act of 1996 (the "SBJPA") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, thus eliminating the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA that applicable institutions must recapture a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" within the meaning of Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property, and generally not for the purpose of refinancing. No effort has been or will be made to identify the portion of the Mortgage Loans meeting this requirement, and no representation is made in this regard.

INTEREST; ORIGINAL ISSUE DISCOUNT AND PREMIUM

     For federal income tax purposes, regular interests in a REMIC generally are treated as debt instruments issued by the REMIC, and not as ownership interests in the REMIC or its assets. Owners of Regular Certificates, including these that otherwise report income under the cash method of accounting, will be required to include in income all interest and original issue discount, if any, on such Certificates in accordance with accrual method of accounting.

     The Class 1A-8, Class 1A-12, Class 1A-PO, Class 1A-WIO, Class 1B-2 and Class 2B-2 Certificates will be issued with "original issue discount" ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID, and market discount and premium, if any, for federal income tax purposes is 275% of the SPA for each of the Pool 1 Loans and Pool 2 Loans. No representation is made that the Mortgage Loans will prepay at any given percentage of the SPA. For federal income tax purposes, owners of Regular Certificates issued with OID must include in gross income the original issue discount on such Certificates on an economic accrual basis generally in advance of the receipt of the cash attributable to such income. Information with respect to the accrual of OID on Regular Certificates will be reported annually (or more often, if required) by the Trust Administrator to the Internal Revenue Service (the "Service") and will also be provided, at such times and in the manner required by the Service, to owners of such Regular Certificates, and relevant brokers and middlemen. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus for a more detailed discussion of the computation of OID on certain Regular Certificates.

     Under current law, it is not entirely clear the manner in which income should be accrued on Regular Certificates, such as the Class 1A-WIO Certificates, the payments on which consist solely of interest on a notional principal amount. The most reasonable method is to treat all of the income derived from such Certificates as constituting OID. This is the position that will be taken by the REMIC. Among other possibilities, the Service could assert that this Class of Certificates should instead be taxable under certain Treasury regulation provisions governing debt instruments issued with contingent payments.

     If actual prepayments on the Mortgage Loans were to differ significantly from the 275% SPA, the calculation of OID for certain Classes of Offered Certificates, such as the Class 1A-WIO Certificates, might produce a negative amount of OID for certain accrual periods ("Negative OID"). In such event, Certificateholders of these Classes of Certificates likely would not be entitled to a deduction for the Negative OID amount, but instead will be required to carry such amount forward as an offset to OID, if any, accruing in future periods.

     The Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-10, Class 1A-11, Class 1M, and Class 2A-1 Certificates will be issued at a premium for federal income tax purposes. A Holder of such a Certificate may elect to amortize such premium generally under a constant yield method over the life of the Certificate, as an offset to interest income. Any such election may affect the tax treatment of other debt instruments owned by the Holder, however, and accordingly, Holders should consult their tax advisors regarding the possibility and consequences of making such an election. See "Certain Federal Income Tax Consequences -- REMIC Certificates -- Regular
Certificates -- Premium" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax
Consequences -- REMIC Certificates -- Regular Certificates" in the Prospectus.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS A-R CERTIFICATE

     The Class A-R Certificateholder likely will be required to report an amount of taxable income (including excess inclusions, which generally may not be offset with any other losses of the Holder) in earlier accrual periods in respect of their Class A-R Certificate significantly in excess of cash distributions received on such Certificates for such periods. In addition, the inclusion of taxable income in respect of the ownership of Class A-R Certificate during earlier accrual periods and the deferral of corresponding tax losses or deductions on these Certificates until later accrual periods or until the ultimate sale or disposition of a Class A-R Certificate (or possibly even later pursuant to the application of the "wash sale" rules under Section 1091 of the
Code) may cause the present value of a Class A-R Certificateholder's resulting tax liabilities attributable to the ownership of a Class A-R Certificate to substantially exceed the sum of any tax benefits and any cash distributions on the Class A-R Certificate over its life.

     Moreover, as previously discussed with respect to the Class 1A-WIO Certificates, and in the Prospectus, the rules for accrual of original issue discount with respect to certain Certificates are subject to significant complexity and uncertainty. Because original issue discount on applicable Certificates will be deducted in determining REMIC taxable income, any changes required by the Service in the application of the OID rules to such Certificates may significantly affect the timing of the REMIC's original issue discount deductions and therefore the amount of taxable income allocable to the Holder of the Class A-R Certificate.

     The REMIC Regulations impose various restrictions on the transfer and acquisition of residual interests, such as the Class A-R Certificate, including prohibitions on the transfer of "non-economic" residual interests to certain non-United States persons. The Pooling and Servicing Agreement generally prohibits the transfer of the Class A-R Certificate to non-United States persons (as defined therein). Moreover, the REMIC Regulations provide that a transfer to a United States person of a "noneconomic" residual interest will be disregarded for all federal income tax purposes, and the purported transferor of the "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. It is expected that the Class A-R Certificate will constitute a noneconomic residual interest at all times. Accordingly, any purported transfer of a Class A-R Certificate to a United States person will not be given effect for federal income tax purposes, and the purported transferor will remain liable for any taxes due with respect to the income on the Class A-R Certificate, unless no significant purpose of such a transfer is to impede the assessment or collection of tax. See also "Certain Federal Income Tax Consequences -- REMIC
Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates" in the Prospectus.

     The SBJPA modified the rules for determining the effect of excess inclusions on the alternative minimum taxable income ("AMTI") of a residual interest Holder. Under these rules, in general, the AMTI of a residual interest Holder is determined without regard to the special REMIC rule that taxable income of a Holder of a residual interest for a taxable year cannot be less than such Holder's excess inclusions for the year. In addition, the alternative minimum tax rules provide that a residual Holder's AMTI for a taxable year cannot be less than the Holder's excess inclusions for the year. Also, these rules provide that the amount of any alternative minimum tax net operating loss must be computed without regard to any excess inclusions. The Purchaser of the Class A-R Certificate is urged to consult their tax advisors with respect to the application of the alternative minimum tax to the purchase, ownership, and disposition of the Class A-R Certificate.

     The Master Servicing Fees, SubServicing Fees, Trust Administration Fees, and Trustee Fees, and other administrative expenses properly allocable to a REMIC will be allocated for federal income tax information reporting purposes entirely to the Class A-R Certificate. An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in a Class A-R Certificate may be subject to certain limitations on the deductibility of these fees and expenses in computing such Certificateholder's regular tax liability. Moreover, such fees or expenses will not be deductible to any extent in computing such Certificateholder's alternative minimum tax liability. See "Certain Federal Income Tax Consequences -- Residual Certificates" and "-- Taxation of the REMIC -- Net Losses of the REMIC" in the Prospectus.

     A PURCHASER OF THE CLASS A-R CERTIFICATE IS URGED TO CONSULT ITS TAX ADVISORS AS TO THE ECONOMIC, TAX AND OTHER LEGAL CONSEQUENCES OF AN INVESTMENT IN THE CLASS A-R CERTIFICATE.

     For further information regarding the federal income tax consequences of investing in the Class A-R Certificate, see "Certain Federal Income Tax Consequences -- Residual Certificates" and "-- Taxation of the REMIC" in the Prospectus. For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                          STATE, LOCAL AND OTHER TAXES

     The foregoing does not address any aspect of state, local, foreign or other tax consequences to an investor arising from the purchase, ownership or disposition of a Certificate, and the Depositor makes no representation in this regard. All investors should consult their tax advisors regarding the particular federal, state, local, foreign or other tax consequences to them from the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on persons who have certain specified relationships with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA, provided no election has been made under Section 410(b) of the Code), are not subject to ERISA, and assets of such plans may be invested in the Certificates without regard to the mandatory application of the ERISA restrictions described below, but may be subject to restrictions imposed under other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503(b) of the Code. Other than the Class 1A Certificates (except for the Class A-R Certificate) and Class 2A Certificates, none of the Classes of Offered Certificates may be purchased or held by an ERISA Plan.

     INVESTMENTS BY ERISA PLANS ARE SUBJECT TO ERISA AND ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN AN OFFERED CERTIFICATE, AN ERISA PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE ERISA PLAN AND IS PRUDENT FOR THE ERISA PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO AND IS OTHERWISE CONSISTENT WITH THE REQUIREMENTS OF ERISA.

PROHIBITED TRANSACTIONS

     In addition to imposing general fiduciary standards, provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of ERISA Plans, individual retirement accounts, Keogh plans covering only a sole proprietor or partners (collectively, the "Plans") and persons having certain specified relationships to such a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed on such persons under Section 4975 of the Code (and, in some cases, a civil penalty may be assessed pursuant to Section 502 (i) of ERISA) unless a statutory or administrative exemption applies to the transaction.

     The Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts, and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

     If the Certificates are "equity interests" and are not "publicly traded" as defined in the regulation discussed above, then under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in an Offered Certificate, and such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Seller, Servicer, Trustee, Trust Administrator and other persons or affiliates, might be considered fiduciaries, parties in interest or disqualified persons with respect to a Plan, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the assets of the Trust Fund unless a statutory or administrative exemption is available.

     The regulation provides that the underlying assets of an entity will not be considered plan assets if the aggregate equity participation in the entity by Plans is not "significant" (i.e., less than 25% of the value of each class of equity interest is held in the aggregate by "benefit plan investors," which includes Plans and certain other employee benefit plans not subject to ERISA). Plan investors should be aware, however, that the

Pooling and Servicing Agreement contains no restrictions on the ownership of Class 1A or Class 2A Certificates by benefit plan investors.

     Whether or not a Plan's assets would be deemed to include an undivided ownership interest in the Mortgage Loans and any other assets held by the Trust Fund, the DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (48 Fed. Reg. 895, January 7, 1983) ("PTE 83-1") which exempts from the application of the prohibited transaction rules certain transactions relating to (1) the creation, maintenance, and termination of certain residential mortgage pool investment trusts, (2) the acquisition and holding of certain residential mortgage pool pass-through certificates, and (3) the servicing, operation, and management of such residential mortgage pool investment trusts; provided that the general conditions and certain other conditions set forth in PTE 83-1 are satisfied. Although the Seller believes that the certificates and the residential mortgage pool investment trust described in PTE 83-1 would include the Class 1A and Class 2A Certificates and the Trust Fund, respectively, there can be no assurances that the exemptive relief of PTE 83-1 will apply or if it applies, will protect a Plan investor from the unfavorable application of the prohibited transaction rules of ERISA and the Code.

EXEMPTION

     The DOL has granted to First Union Corporation, the parent of First Union Capital Markets ("FCM"), an administrative exemption (the "Exemption") from certain of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class 1A Certificates (other than the Class A-R Certificate) and Class 2A Certificates, underwritten by an "Underwriter," as hereinafter defined, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Corporation,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with First Union Corporation (including FCM) and (c) any member of the underwriting syndicate or selling group of which FCM or a person described in (b) is a manager or co-manager with respect to the Class 1A and Class 2A Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale, and holding of the Class 1A and Class 2A Certificates to be eligible for exemptive relief under the Exemption. First, the acquisition of the Class 1A and Class 2A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Class 1A and Class 2A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class 1A and Class 2A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "restricted group," which consists of any Underwriter, the Depositor, the Master Servicer, any subservicer, the Trust Administrator, the provider of any credit enhancement, any borrower with respect to Mortgage Loans constituting more than 5% of the Cut-Off Date Aggregate Loan Balance and their affiliates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting or placing the Class 1A and Class 2A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; and the sum of all payments made to and retained by the Master Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class 1A and Class 2A Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to the Class 1A and Class 2A Certificates. It is a condition of the issuance of the Class 1A and Class 2A Certificates that they be rated not lower than "AAA" by Moody's, S&P and Fitch; thus, the third general condition set forth above is satisfied with respect to the Class 1A and Class 2A Certificates as of the Closing Date. In addition, the fourth general condition set forth above concerning the Trustee not being an affiliate of any other member of the restricted group is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Class 1A and Class 2A Certificate in the secondary market must make its own determination that, at the time of such purchase, the Class 1A and Class 2A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating any purchase of a Class 1A or Class 2A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Class 1A or Class 2A Certificate as of the date of such purchase.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA, provided no election has been made under Section 410(b) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Group 1 Class A or Group 2 Class A Certificates without regard to the mandatory application of the ERISA restrictions described above, including the duty of care and prohibited transaction restrictions subject to applicable provisions of other federal and state laws.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Class 1A or Class 2A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class 1A or Class 2A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in PTE 83-1 and the Exemption, and also consider the availability of any other prohibited transaction exemptions. THERE CAN BE NO ASSURANCE THAT ANY EXEMPTION FROM THE UNFAVORABLE APPLICATION OF THE PROHIBITED TRANSACTION RULES WILL BE AVAILABLE TO A PLAN INVESTOR.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class 1A or Class 2A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class 1A or Class 2A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class 1A or Class 2A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or another prohibited transaction exemption will apply and exempt all potential prohibited transactions.

     The Class A-R Certificate may not be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA, or which is a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. Accordingly, the foregoing discussion does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the foregoing discussion all references to the Offered Certificates and to the Class 1A Certificates are deemed to exclude the Class A-R Certificate.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates (other than the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Offered Certificates (other than the Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates) are legal investments for certain entities to the extent provided in the SMMEA. The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements of review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

     First Union Capital Markets and Salomon Brothers Inc (the "Group 1 Underwriters") have agreed, on the terms and conditions of the Underwriting Agreement (the "Group 1 Underwriting Agreement") relating to the Group 1 Offered Certificates, to purchase all the Group 1 Offered Certificates offered hereby if any Group 1 Offered Certificates are purchased.

     First Union Capital Markets and PaineWebber Incorporated (the "Group 2 Underwriters" and, together with the Group 1 Underwriters, the "Underwriters") have agreed, on the terms and conditions of the Underwriting Agreement (the "Group 2 Underwriting Agreement" and, together with the Group 1 Underwriting Agreement, the "Underwriting Agreements") relating to the Group 2 Offered Certificates, to purchase all the Group 2 Offered Certificates offered hereby if any Group 2 Offered Certificates are purchased.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Capital Markets in connection with offers and sales related to market-making transactions in the Offered Certificates. First Union Capital Markets may act as principal or agent in such transactions.

     The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the applicable Underwriter will promptly deliver to such investor a paper copy of the Prospectus Supplement and Prospectus.

     The Depositor, the Seller, the Trust Administrator and the Master Servicer are all affiliates of First Union Capital Markets. The Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Kilpatrick Stockton LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Group 1 Certificates that the Class 1A Certificates be rated "Aaa" by Moody's and "AAA" by Fitch, that the Class 1M Certificates be rated not less than "Aa" by Moody's and "AA" by Fitch, that the Class 1B-1 Certificates be rated not less than "A" by Moody's and "A" by Fitch and that the Class 1B-2 Certificates be rated not less than "Baa" by Moody's and "BBB" by Fitch.

     It is a condition to the issuance of the Group 2 Certificates that the Class 2A Certificates be rated "AAA" by S&P and "AAA" by Fitch, that the Class 2M Certificates be rated not less than "AA" by S&P and "AA" by Fitch, that the Class 2B-1 Certificates be rated not less than "A" by S&P and "A" by Fitch and that the Class 2B-2 Certificates be rated not less than "BBB" by S&P and "BBB" by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Offered Certificates address the likelihood of the receipt of distributions due on the Offered Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Offered Certificates affected by such change. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the Holders of the Offered Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating it will assign to the Offered Certificates.

                            INDEX OF PRINCIPAL TERMS

                                                                       PAGE
                                                              -----------------------
1934 Act....................................................                        v
Adjusted Pool Amount........................................               S-70, S-85
Adjusted Pool Amount (PO Portion)...........................                     S-70
Adjustment Amount...........................................                     S-97
Aggregate Class A Principal Balance.........................                     S-69
Aggregate Class B Principal Balance.........................               S-70, S-75
Aggregate Current Bankruptcy Losses.........................                     S-98
Aggregate Current Fraud Losses..............................                     S-97
Aggregate Current Special Hazard Losses.....................                     S-96
Aggregate Loan Balance......................................                      S-1
AMTI........................................................                    S-113
Appraised Values............................................                     S-31
Available Funds.............................................                     S-53
Available Servicing Compensation............................               S-71, S-85
Bankruptcy Loss.............................................               S-76, S-89
Bankruptcy Loss Amount......................................                     S-98
BIF.........................................................                     S-62
Book-Entry Certificates.....................................                     S-29
Business Day................................................                     S-60
CBE.........................................................                     S-50
Cede........................................................                     S-57
Certificate Principal Balance...............................                     S-57
Certificate Rate............................................           S-3, S-8, S-68
Certificateholders..........................................                iii, S-58
Certificates................................................                  i, S-56
Class.......................................................                       ii
Class 1A-10 Percentage......................................                     S-82
Class 1A-10 Shift Percentage................................                     S-82
Class 1A-10 Priority Amount.................................                     S-82
Class 1A Certificates.......................................                  i, S-57
Class 1A Non-PO Optimal Amount..............................                     S-72
Class 1A Non-PO Optimal Principal Amount....................                     S-75
Class 1A Non-PO Optimal Principal Distribution Amount.......               S-72, S-75
Class 1A Non-PO Principal Balance...........................                     S-69
Class 1A Non-PO Principal Distribution Amount...............                     S-74
Class 1A Non-PO Distribution Amount.........................                     S-67
Class 1A-PO Deferred Amount.................................                     S-78
Class 1A-PO Distribution Amount.............................                     S-77
Class 1A-PO Optimal Principal Amount........................                     S-77
Class 1A-PO Optional Principal Amount.......................                     S-77
Class 1A WIO Notional Amount................................                     S-68
Class 1B Certificates.......................................                  i, S-57
Class 1B-1 Principal Distribution Amount....................                     S-78
Class 1B-2 Principal Distribution Amount....................                     S-78
Class 1M Certificates.......................................                  i, S-57
Class 2A Certificates.......................................                  i, S-57
Class 2B Certificates.......................................                  i, S-57
Class 2B-1 Principal Distribution Amount....................                     S-91

                                                                       PAGE
                                                              -----------------------
Class 2B-2 Principal Distribution Amount....................                     S-91
Class 2M Certificates.......................................                  i, S-57
Class A Certificates........................................                      S-2
Class A Distribution Amount.................................                     S-83
Class A Interest Accrual Amount.............................               S-68, S-84
Class A Interest Shortfall Amount...........................               S-72, S-86
Class A Optimal Amount......................................               S-72, S-86
Class A Optimal Principal Amount............................                     S-88
Class A Percentage..........................................   S-10, S-12, S-76, S-89
Class A Prepayment Percentage...............................   S-10, S-12, S-76, S-89
Class A Principal Balance...................................               S-69, S-84
Class A Principal Distribution Amount.......................                     S-88
Class B Certificates........................................                      S-2
Class B Distribution Amount.................................               S-67, S-83
Class B Interest Accrual Amount.............................               S-69, S-84
Class B Interest Shortfall Amount...........................                 S-72, 87
Class B Optimal Amount......................................                 S-73, 87
Class B Optimal Principal Amount............................               S-79, S-91
Class B Percentage..........................................               S-80, S-92
Class B Prepayment Percentage...............................               S-80, S-92
Class B Principal Balance...................................               S-70, S-84
Class M Certificates........................................                      S-2
Class M Distribution Amount.................................               S-67, S-83
Class M Interest Accrual Amount.............................               S-69, S-84
Class M Interest Shortfall Amount...........................               S-72, S-86
Class M Optimal Amount......................................               S-72, S-87
Class M Optimal Principal Amount............................               S-78, S-90
Class M Percentage..........................................               S-80, S-91
Class M Prepayment Percentage...............................               S-80, S-91
Class M Principal Balance...................................               S-69, S-84
Class M Principal Distribution Amount.......................               S-78, S-90
Class Principal Balance.....................................                     S-57
Closing Date................................................                        i
Code........................................................                     S-22
Collection Account..........................................                     S-61
Collection Period...........................................                      S-1
Compensating Interest.......................................    S-8, S-46, S-70, S-85
Cross-Over Date.............................................                     S-95
Current Class 1B-1 Fractional Interest......................               S-80, S-82
Current Class 1B-2 Fractional Interest......................                     S-81
Current Class 1B-3 Fractional Interest......................                     S-81
Current Class 1B-4 Fractional Interest......................                     S-81
Current Class 2B-1 Fractional Interest......................                     S-92
Current Class 2B-2 Fractional Interest......................                     S-92
Current Class 2B-3 Fractional Interest......................                     S-93
Current Class 2B-4 Fractional Interest......................                     S-93
Current Class 1M Fractional Interest........................                     S-80
Current Class 2M Fractional Interest........................                     S-92
Curtailments................................................                     S-46
Curtailment Interest Shortfalls.............................               S-71, S-86
Cut-Off Date................................................                       ii

                                                                       PAGE
                                                              -----------------------
Cut-Off Date Aggregate Loan Balance.........................                 ii, S-22
Cut-Off Date Aggregate Pool 1 Loan Balance..................                     S-32
Cut-Off Date Aggregate Pool 2 Loan Balance..................                     S-38
Cut-Off Date Loan Balance...................................                      S-1
Debt Service Reduction......................................               S-76, S-89
Defective Mortgage Loans....................................                     S-61
Deficient Valuation.........................................               S-76, S-89
Definitive Certificates.....................................                     S-58
Depositor...................................................                  ii, S-1
Determination Date..........................................                     S-66
Discount Pool 1 Mortgage Loans..............................                       iv
Distribution Account........................................                     S-61
Distribution Date...........................................                 iii, S-6
Document Custodian..........................................                  ii, S-1
DOL.........................................................                    S-114
DTC.........................................................               S-25, S-29
DTC Participants............................................                     S-57
Due Date....................................................                     S-41
Eligible Account............................................               S-61, S-62
Eligible Substitute Mortgage Loan...........................                     S-60
ERISA.......................................................              S-23, S-114
ERISA Plan..................................................              S-23, S-114
Events of Default...........................................                    S-102
Excess Bankruptcy Losses....................................                     S-98
Excess Fraud Losses.........................................                     S-97
Excess Liquidation Proceeds.................................                     S-65
Excess Special Hazard Losses................................                     S-96
Exemption...................................................                    S-115
FCM.........................................................                    S-115
First Union.................................................                      S-1
First Union Capital Markets.................................                        i
Fitch.......................................................                  v, S-24
Foreclosure Profit..........................................                    S-101
Fraud Loss..................................................               S-76, S-89
Fraud Loss Amount...........................................                     S-97
FUMC-Raleigh................................................                     S-44
FURST.......................................................                      S-1
Group.......................................................                  i, S-57
Group 1 Certificates........................................                  i, S-56
Group 1 Junior Subordinate Certificates.....................                  ii, S-3
Group 1 Offered Certificates................................             i, S-3, S-48
Group 1 Rating Agencies.....................................                     S-24
Group 1 Senior Subordinate Certificates.....................                  ii, S-3
Group 1 Subordinate Certificates............................                  i, S-57
Group 1 Underwriters........................................                   i, 117
Group 1 Underwriting Agreement..............................                      117
Group 2 Certificates........................................                  i, S-57
Group 2 Junior Subordinate Certificates.....................                      S-3
Group 2 Offered Certificates................................                  ii, S-3
Group 2 Rating Agencies.....................................                     S-24

                                                                       PAGE
                                                              -----------------------
Group 2 Senior Subordinate Certificates.....................                      S-3
Group 2 Subordinate Certificates............................                  i, S-57
Group 2 Underwriters........................................                   i, 117
Group 2 Underwriting Agreement..............................                      117
Holders.....................................................                      iii
Indirect DTC Participants...................................                     S-58
Insolvency Event............................................                    S-103
Insurance Proceeds..........................................                    S-101
Interest Accrual Period.....................................                     S-73
Last Scheduled Distribution Date............................                     S-99
LIBOR.......................................................                 ii, S-73
LIBOR Determination Date....................................                     S-73
Liquidated Loan Loss........................................               S-75, S-88
Liquidated Mortgage Loan....................................               S-75, S-88
Liquidation Expenses........................................                    S-101
Liquidation Proceeds........................................                    S-101
Loan Balance................................................                      S-1
Loan Rate...................................................                      S-1
Loan-to-Value Ratio.........................................               S-34, S-39
Loss Severity Percentage....................................                     S-52
Master Servicer.............................................                  ii, S-1
Master Servicing Fee........................................                     S-21
Master Servicing Fee Rate...................................               S-21, S-99
Modeling Assumptions........................................                     S-48
Monthly Advance.............................................                     S-62
Moody's.....................................................                  v, S-24
Mortgage....................................................                     S-31
Mortgage Files..............................................                     S-59
Mortgage Loan Purchase Agreement............................                    S-105
Mortgage Loans..............................................            ii, S-1, S-48
Mortgage Notes..............................................                     S-31
Mortgaged Properties........................................                S-1, S-56
Negative OID................................................                    S-112
Net Income from Foreclosure Property........................                    S-111
Net Liquidation Proceeds....................................                    S-101
Net Mortgage Interest Rate..................................               S-70, S-85
New Regulations.............................................                    S-111
Non-PO Fraction.............................................               S-10, S-75
Non-Supported Interest Shortfalls...........................          S-8, S-71, S-85
Nonrecoverable Advance......................................                     S-63
Notional Amount.............................................                      S-7
Offered Certificates........................................                       ii
Offered Class 1B Certificates...............................                   i, S-3
Offered Class 2B Certificates...............................                  ii, S-3
OID.........................................................                    S-111
OID Regulations.............................................                    S-110
Original Class 1B-1 Fractional Interest.....................               S-80, S-82
Original Class 1B-2 Fractional Interest.....................                     S-81
Original Class 1B-3 Fractional Interest.....................                     S-81
Original Class 1B-4 Fractional Interest.....................                     S-81
Original Class 2B-1 Fractional Interest.....................                     S-92

                                                                       PAGE
                                                              -----------------------
Original Class 2B-2 Fractional Interest.....................                     S-92
Original Class 2B-3 Fractional Interest.....................                     S-93
Original Class 2B-4 Fractional Interest.....................                     S-93
Original Class 1M Fractional Interest.......................               S-80, S-81
Original Class 2M Fractional Interest.......................                     S-92
Original Subordinate Principal Balance......................               S-77, S-90
PaineWebber.................................................                        i
Payahead....................................................                     S-63
Payoffs.....................................................                     S-46
Percentage Interest.........................................                S-4, S-67
Plan........................................................                    S-116
Plans.......................................................                    S-114
PO Fraction.................................................               S-11, S-78
Pool........................................................                  ii, S-1
Pool 1 Available Funds......................................                     S-63
Pool 2 Available Funds......................................                     S-63
Pool 1 Mortgage Loans.......................................                  ii, S-1
Pool 2 Mortgage Loans.......................................                  ii, S-1
Pool Balance................................................                     S-89
Pool Balance (Non-PO Portion)...............................                     S-76
Pool Balance (PO Portion)...................................                     S-78
Pool 1 Distribution Amount..................................                     S-65
Pool 2 Distribution Amount..................................                     S-65
Pool Distribution Amount....................................                     S-65
Pool Distribution Amount Allocation.........................                     S-66
Pooling and Servicing Agreement.............................                  ii, S-1
Premium Pool 1 Mortgage Loans...............................                 iv, S-68
Prepayments.................................................                     S-27
Prepayment in Full..........................................               S-70, S-85
Prepayment Interest Shortfalls..............................               S-70, S-85
Principal Balance...........................................                     S-57
Prospectus..................................................                       ii
PTE 83-1....................................................                    S-114
Purchase Price..............................................                     S-60
Rating Agencies.............................................                     S-24
Realized Loss...............................................               S-75, S-88
Reference Banks.............................................                     S-73
Regular Certificates........................................                    S-111
Regular Interest............................................                 iv, S-22
Related Documents...........................................                     S-59
REMIC.......................................................                       iv
REMIC Regulations...........................................                    S-110
REO.........................................................                    S-101
Reserve Interest Rate.......................................                     S-73
Residual Certificate........................................                       iv
Residual Interest...........................................                       iv
Rules.......................................................                     S-58
Salomon.....................................................                        i
SBJPA.......................................................                    S-111
S&P.........................................................           iv, S-10, S-24
Scheduled Principal Balance.................................               S-75, S-88

                                                                       PAGE
                                                              -----------------------
SDA.........................................................                     S-52
Security Instrument.........................................                    S-107
Seller......................................................           ii, S-1, S-105
Senior Certificates.........................................                      S-2
Service.....................................................                    S-112
Servicing Advance...........................................                     S-62
Servicing Fees..............................................               S-21, S-99
Similar Law.................................................                    S-116
SMMEA.......................................................              S-23, S-116
SPA.........................................................                     S-47
Special Hazard Loss.........................................               S-76, S-89
Special Hazard Loss Amount..................................                     S-97
Standard Prepayment Assumption..............................                     S-47
Startup Day.................................................                     S-31
Streamlined Funding Loans...................................                     S-43
Subordinate Percentage......................................          S-7, S-77, S-90
Subordinate Prepayment Percentage...........................               S-77, S-90
SubServicers................................................               S-42, S-44
SubServicing Fee............................................                     S-21
SubServicing Fee Rate.......................................               S-21, S-99
Substitution Adjustment Amount..............................                     S-60
Successor Servicer..........................................                    S-103
Tax Counsel.................................................                    S-110
Title V.....................................................                    S-110
Trust Administration Fee....................................              S-21, S-100
Trust Administration Fee Rate...............................              S-21, S-100
Trust Administrator.........................................                  ii, S-1
Trust Fund..................................................                  ii, S-1
Trustee.....................................................            ii, S-1, S-15
Trustee Fee.................................................              S-21, S-100
Trustee Fee Rate............................................              S-21, S-100
Underwriters................................................         i, S-114, S-117,
Underwriting Agreement......................................                    S-117
Unscheduled Principal Receipts..............................                     S-70
Weighted Average Life.......................................                     S-20

                                                                      APPENDIX A

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-1

DISTRIBUTION DATE                                   0%     100%    275%    350%    500%    700%
-----------------                                  ----    ----    ----    ----    ----    ----
Initial Percentage.............................     100     100     100     100     100     100
July 25, 1999..................................      96      88      74      68      56      40
July 25, 2000..................................      92      66      23       5       0       0
July 25, 2001..................................      87      39       0       0       0       0
July 25, 2002..................................      82      13       0       0       0       0
July 25, 2003..................................      77       0       0       0       0       0
July 25, 2004..................................      72       0       0       0       0       0
July 25, 2005..................................      66       0       0       0       0       0
July 25, 2006..................................      60       0       0       0       0       0
July 25, 2007..................................      53       0       0       0       0       0
July 25, 2008..................................      46       0       0       0       0       0
July 25, 2009..................................      39       0       0       0       0       0
July 25, 2010..................................      31       0       0       0       0       0
July 25, 2011..................................      23       0       0       0       0       0
July 25, 2012..................................      13       0       0       0       0       0
July 25, 2013..................................       4       0       0       0       0       0
July 25, 2014..................................       0       0       0       0       0       0
July 25, 2015..................................       0       0       0       0       0       0
July 25, 2016..................................       0       0       0       0       0       0
July 25, 2017..................................       0       0       0       0       0       0
July 25, 2018..................................       0       0       0       0       0       0
July 25, 2019..................................       0       0       0       0       0       0
July 25, 2020..................................       0       0       0       0       0       0
July 25, 2021..................................       0       0       0       0       0       0
July 25, 2022..................................       0       0       0       0       0       0
July 25, 2023..................................       0       0       0       0       0       0
July 25, 2024..................................       0       0       0       0       0       0
July 25, 2025..................................       0       0       0       0       0       0
July 25, 2026..................................       0       0       0       0       0       0
July 25, 2027..................................       0       0       0       0       0       0
July 25, 2028..................................       0       0       0       0       0       0
Weighted Average Life (Years)(1)...............    8.93    2.57    1.47    1.29    1.05    0.86

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-2

DISTRIBUTION DATE                                  0%      100%    275%    350%    500%    700%
-----------------                                 -----    ----    ----    ----    ----    ----
Initial Percentage............................      100     100     100     100     100     100
July 25, 1999.................................       98      95      90      87      83      76
July 25, 2000.................................       97      87      70      63      49      32
July 25, 2001.................................       95      76      46      35      14       0
July 25, 2002.................................       93      66      26      12       0       0
July 25, 2003.................................       91      56      10       0       0       0
July 25, 2004.................................       89      48       0       0       0       0
July 25, 2005.................................       87      40       0       0       0       0
July 25, 2006.................................       84      33       0       0       0       0
July 25, 2007.................................       82      27       0       0       0       0
July 25, 2008.................................       79      21       0       0       0       0
July 25, 2009.................................       76      16       0       0       0       0
July 25, 2010.................................       73      11       0       0       0       0
July 25, 2011.................................       70       6       0       0       0       0
July 25, 2012.................................       66       2       0       0       0       0
July 25, 2013.................................       62       0       0       0       0       0
July 25, 2014.................................       58       0       0       0       0       0
July 25, 2015.................................       54       0       0       0       0       0
July 25, 2016.................................       49       0       0       0       0       0
July 25, 2017.................................       43       0       0       0       0       0
July 25, 2018.................................       38       0       0       0       0       0
July 25, 2019.................................       32       0       0       0       0       0
July 25, 2020.................................       25       0       0       0       0       0
July 25, 2021.................................       18       0       0       0       0       0
July 25, 2022.................................       11       0       0       0       0       0
July 25, 2023.................................        3       0       0       0       0       0
July 25, 2024.................................        0       0       0       0       0       0
July 25, 2025.................................        0       0       0       0       0       0
July 25, 2026.................................        0       0       0       0       0       0
July 25, 2027.................................        0       0       0       0       0       0
July 25, 2028.................................        0       0       0       0       0       0
Weighted Average Life (Years)(1)..............    16.24    6.35    2.94    2.49    1.96    1.59

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-3

DISTRIBUTION DATE                                  0%      100%    275%    350%    500%    700%
-----------------                                 -----    ----    ----    ----    ----    ----
Initial Percentage............................      100     100     100     100     100     100
July 25, 1999.................................       99      96      91      89      85      79
July 25, 2000.................................       97      89      74      68      56      41
July 25, 2001.................................       96      79      53      43      25       5
July 25, 2002.................................       94      70      36      24       4       0
July 25, 2003.................................       92      62      22       9       0       0
July 25, 2004.................................       90      55      11       0       0       0
July 25, 2005.................................       88      48       3       0       0       0
July 25, 2006.................................       86      42       0       0       0       0
July 25, 2007.................................       84      36       0       0       0       0
July 25, 2008.................................       82      32       0       0       0       0
July 25, 2009.................................       79      27       0       0       0       0
July 25, 2010.................................       77      23       0       0       0       0
July 25, 2011.................................       74      19       0       0       0       0
July 25, 2012.................................       71      15       0       0       0       0
July 25, 2013.................................       67      11       0       0       0       0
July 25, 2014.................................       64       8       0       0       0       0
July 25, 2015.................................       60       4       0       0       0       0
July 25, 2016.................................       56       1       0       0       0       0
July 25, 2017.................................       51       0       0       0       0       0
July 25, 2018.................................       46       0       0       0       0       0
July 25, 2019.................................       41       0       0       0       0       0
July 25, 2020.................................       35       0       0       0       0       0
July 25, 2021.................................       29       0       0       0       0       0
July 25, 2022.................................       23       0       0       0       0       0
July 25, 2023.................................       16       0       0       0       0       0
July 25, 2024.................................        8       0       0       0       0       0
July 25, 2025.................................        0       0       0       0       0       0
July 25, 2026.................................        0       0       0       0       0       0
July 25, 2027.................................        0       0       0       0       0       0
July 25, 2028.................................        0       0       0       0       0       0
Weighted Average Life (Years)(1)..............    17.58    7.69    3.43    2.86    2.22    1.77

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-4

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................      100      100     100     100     100     100
July 25, 2000................................      100      100     100     100      85      62
July 25, 2001................................      100      100      81      66      38       7
July 25, 2002................................      100      100      55      36       5       0
July 25, 2003................................      100       94      33      13       0       0
July 25, 2004................................      100       83      17       0       0       0
July 25, 2005................................      100       73       5       0       0       0
July 25, 2006................................      100       63       0       0       0       0
July 25, 2007................................      100       55       0       0       0       0
July 25, 2008................................      100       48       0       0       0       0
July 25, 2009................................      100       41       0       0       0       0
July 25, 2010................................      100       34       0       0       0       0
July 25, 2011................................      100       28       0       0       0       0
July 25, 2012................................      100       22       0       0       0       0
July 25, 2013................................      100       17       0       0       0       0
July 25, 2014................................       96       12       0       0       0       0
July 25, 2015................................       91        7       0       0       0       0
July 25, 2016................................       84        2       0       0       0       0
July 25, 2017................................       77        0       0       0       0       0
July 25, 2018................................       70        0       0       0       0       0
July 25, 2019................................       62        0       0       0       0       0
July 25, 2020................................       54        0       0       0       0       0
July 25, 2021................................       44        0       0       0       0       0
July 25, 2022................................       35        0       0       0       0       0
July 25, 2023................................       24        0       0       0       0       0
July 25, 2024................................       12        0       0       0       0       0
July 25, 2025................................        0        0       0       0       0       0
July 25, 2026................................        0        0       0       0       0       0
July 25, 2027................................        0        0       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    22.03    10.33    4.44    3.66    2.82    2.24

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-5

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................       99       97      93      91      88      83
July 25, 2000................................       98       91      79      74      64      52
July 25, 2001................................       96       83      62      54      39      22
July 25, 2002................................       95       76      48      38      21       0
July 25, 2003................................       94       69      36      25       2       0
July 25, 2004................................       92       63      27      16       0       0
July 25, 2005................................       90       57      21       6       0       0
July 25, 2006................................       89       52      14       0       0       0
July 25, 2007................................       87       48       8       0       0       0
July 25, 2008................................       85       44       4       0       0       0
July 25, 2009................................       83       40       0       0       0       0
July 25, 2010................................       81       37       0       0       0       0
July 25, 2011................................       78       33       0       0       0       0
July 25, 2012................................       76       30       0       0       0       0
July 25, 2013................................       73       27       0       0       0       0
July 25, 2014................................       70       24       0       0       0       0
July 25, 2015................................       67       22       0       0       0       0
July 25, 2016................................       64       19       0       0       0       0
July 25, 2017................................       60       16       0       0       0       0
July 25, 2018................................       56       12       0       0       0       0
July 25, 2019................................       52        9       0       0       0       0
July 25, 2020................................       47        5       0       0       0       0
July 25, 2021................................       42        2       0       0       0       0
July 25, 2022................................       37        0       0       0       0       0
July 25, 2023................................       31        0       0       0       0       0
July 25, 2024................................       25        0       0       0       0       0
July 25, 2025................................       18        0       0       0       0       0
July 25, 2026................................        6        0       0       0       0       0
July 25, 2027................................        0        0       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    19.43    10.10    4.44    3.56    2.66    2.09

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-6

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................       99       97      94      92      89      85
July 25, 2000................................       98       92      81      77      68      57
July 25, 2001................................       97       85      66      59      46      31
July 25, 2002................................       96       78      54      45      30       0
July 25, 2003................................       94       72      43      34       3       0
July 25, 2004................................       93       67      35      24       0       0
July 25, 2005................................       92       62      30       9       0       0
July 25, 2006................................       90       58      21       0       0       0
July 25, 2007................................       88       54      12       0       0       0
July 25, 2008................................       87       50       5       0       0       0
July 25, 2009................................       85       47       0       0       0       0
July 25, 2010................................       83       44       0       0       0       0
July 25, 2011................................       81       41       0       0       0       0
July 25, 2012................................       79       38       0       0       0       0
July 25, 2013................................       76       35       0       0       0       0
July 25, 2014................................       74       33       0       0       0       0
July 25, 2015................................       71       30       0       0       0       0
July 25, 2016................................       68       28       0       0       0       0
July 25, 2017................................       64       24       0       0       0       0
July 25, 2018................................       61       18       0       0       0       0
July 25, 2019................................       57       13       0       0       0       0
July 25, 2020................................       53        8       0       0       0       0
July 25, 2021................................       49        3       0       0       0       0
July 25, 2022................................       44        0       0       0       0       0
July 25, 2023................................       39        0       0       0       0       0
July 25, 2024................................       33        0       0       0       0       0
July 25, 2025................................       27        0       0       0       0       0
July 25, 2026................................        9        0       0       0       0       0
July 25, 2027................................        0        0       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    20.35    11.30    4.94    3.91    2.89    2.24

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-7

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................      100      100     100     100     100     100
July 25, 2000................................      100      100     100     100     100     100
July 25, 2001................................      100      100     100     100     100      34
July 25, 2002................................      100      100     100     100      26       0
July 25, 2003................................      100      100     100      66       0       0
July 25, 2004................................      100      100      84       0       0       0
July 25, 2005................................      100      100      23       0       0       0
July 25, 2006................................      100      100       0       0       0       0
July 25, 2007................................      100      100       0       0       0       0
July 25, 2008................................      100      100       0       0       0       0
July 25, 2009................................      100      100       0       0       0       0
July 25, 2010................................      100      100       0       0       0       0
July 25, 2011................................      100      100       0       0       0       0
July 25, 2012................................      100      100       0       0       0       0
July 25, 2013................................      100       83       0       0       0       0
July 25, 2014................................      100       57       0       0       0       0
July 25, 2015................................      100       33       0       0       0       0
July 25, 2016................................      100       10       0       0       0       0
July 25, 2017................................      100        0       0       0       0       0
July 25, 2018................................      100        0       0       0       0       0
July 25, 2019................................      100        0       0       0       0       0
July 25, 2020................................      100        0       0       0       0       0
July 25, 2021................................      100        0       0       0       0       0
July 25, 2022................................      100        0       0       0       0       0
July 25, 2023................................      100        0       0       0       0       0
July 25, 2024................................       61        0       0       0       0       0
July 25, 2025................................        0        0       0       0       0       0
July 25, 2026................................        0        0       0       0       0       0
July 25, 2027................................        0        0       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    26.20    16.36    6.59    5.23    3.86    2.96

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS 1A-8

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................      100      100     100     100     100     100
July 25, 2000................................      100      100     100     100     100     100
July 25, 2001................................      100      100     100     100     100     100
July 25, 2002................................      100      100     100     100     100       0
July 25, 2003................................      100      100     100     100      12       0
July 25, 2004................................      100      100     100      89       0       0
July 25, 2005................................      100      100     100      32       0       0
July 25, 2006................................      100      100      77       0       0       0
July 25, 2007................................      100      100      44       0       0       0
July 25, 2008................................      100      100      20       0       0       0
July 25, 2009................................      100      100       0       0       0       0
July 25, 2010................................      100      100       0       0       0       0
July 25, 2011................................      100      100       0       0       0       0
July 25, 2012................................      100      100       0       0       0       0
July 25, 2013................................      100      100       0       0       0       0
July 25, 2014................................      100      100       0       0       0       0
July 25, 2015................................      100      100       0       0       0       0
July 25, 2016................................      100      100       0       0       0       0
July 25, 2017................................      100       88       0       0       0       0
July 25, 2018................................      100       67       0       0       0       0
July 25, 2019................................      100       47       0       0       0       0
July 25, 2020................................      100       28       0       0       0       0
July 25, 2021................................      100       10       0       0       0       0
July 25, 2022................................      100        0       0       0       0       0
July 25, 2023................................      100        0       0       0       0       0
July 25, 2024................................      100        0       0       0       0       0
July 25, 2025................................      100        0       0       0       0       0
July 25, 2026................................       32        0       0       0       0       0
July 25, 2027................................        0        0       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    27.76    20.93    8.98    6.74    4.67    3.49

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                          CLASS 1A-9, 1A-11 AND 1A-12

DISTRIBUTION DATE                               0%      100%     275%     350%     500%    700%
-----------------                              -----    -----    -----    -----    ----    ----
Initial Percentage.........................      100      100      100      100     100     100
July 25, 1999..............................      100      100      100      100     100     100
July 25, 2000..............................      100      100      100      100     100     100
July 25, 2001..............................      100      100      100      100     100     100
July 25, 2002..............................      100      100      100      100     100      68
July 25, 2003..............................      100      100      100      100     100       0
July 25, 2004..............................      100      100      100      100      43       0
July 25, 2005..............................      100      100      100      100       5       0
July 25, 2006..............................      100      100      100       94       0       0
July 25, 2007..............................      100      100      100       69       0       0
July 25, 2008..............................      100      100      100       53       0       0
July 25, 2009..............................      100      100      100       41       0       0
July 25, 2010..............................      100      100       81       31       0       0
July 25, 2011..............................      100      100       66       24       0       0
July 25, 2012..............................      100      100       53       18       0       0
July 25, 2013..............................      100      100       43       14       0       0
July 25, 2014..............................      100      100       34       11       0       0
July 25, 2015..............................      100      100       27        8       0       0
July 25, 2016..............................      100      100       22        6       0       0
July 25, 2017..............................      100      100       17        5       0       0
July 25, 2018..............................      100      100       13        3       0       0
July 25, 2019..............................      100      100       10        2       0       0
July 25, 2020..............................      100      100        8        2       0       0
July 25, 2021..............................      100      100        6        1       0       0
July 25, 2022..............................      100       92        4        1       0       0
July 25, 2023..............................      100       73        3        1       0       0
July 25, 2024..............................      100       56        2        0       0       0
July 25, 2025..............................      100       39        1        0       0       0
July 25, 2026..............................      100       24        1        0       0       0
July 25, 2027..............................       53        9        0        0       0       0
July 25, 2028..............................        0        0        0        0       0       0
Weighted Average Life (Years)(1)...........    29.06    26.46    15.45    11.39    6.00    4.17

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date,(ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                  CLASS 1A-10

DISTRIBUTION DATE                               0%      100%     275%     350%     500%    700%
-----------------                              -----    -----    -----    -----    ----    ----
Initial Percentage.........................      100      100      100      100     100     100
July 25, 1999..............................      100      100      100      100     100     100
July 25, 2000..............................      100      100      100      100     100     100
July 25, 2001..............................      100      100      100      100     100     100
July 25, 2002..............................      100      100      100      100     100     100
July 25, 2003..............................      100      100      100      100     100      70
July 25, 2004..............................      100       98       94       92      88      28
July 25, 2005..............................       99       95       86       83      74       8
July 25, 2006..............................       98       90       76       70      50       1
July 25, 2007..............................       96       84       65       57      33       0
July 25, 2008..............................       94       78       53       44      23       0
July 25, 2009..............................       92       71       43       34      15       0
July 25, 2010..............................       90       65       35       26      11       0
July 25, 2011..............................       87       60       28       20       7       0
July 25, 2012..............................       84       54       23       15       5       0
July 25, 2013..............................       81       49       19       12       3       0
July 25, 2014..............................       78       44       15        9       2       0
July 25, 2015..............................       75       40       12        7       1       0
July 25, 2016..............................       71       36        9        5       1       0
July 25, 2017..............................       67       32        7        4       1       0
July 25, 2018..............................       63       28        6        3       0       0
July 25, 2019..............................       58       24        4        2       0       0
July 25, 2020..............................       53       21        3        1       0       0
July 25, 2021..............................       48       18        3        1       0       0
July 25, 2022..............................       42       14        2        1       0       0
July 25, 2023..............................       36       12        1        0       0       0
July 25, 2024..............................       29        9        1        0       0       0
July 25, 2025..............................       22        6        1        0       0       0
July 25, 2026..............................       14        4        0        0       0       0
July 25, 2027..............................        5        1        0        0       0       0
July 25, 2028..............................        0        0        0        0       0       0
Weighted Average Life (Years)(1)...........    21.33    15.83    11.39    10.37    8.66    5.64

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                  CLASS 1A-PO

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................       99       97      94      93      90      87
July 25, 2000................................       98       92      83      79      71      61
July 25, 2001................................       97       86      68      62      49      35
July 25, 2002................................       95       80      56      48      34      20
July 25, 2003................................       94       74      46      37      24      12
July 25, 2004................................       92       68      38      29      16       7
July 25, 2005................................       91       63      31      23      11       4
July 25, 2006................................       89       58      26      18       8       2
July 25, 2007................................       87       53      21      14       5       1
July 25, 2008................................       85       49      17      10       4       1
July 25, 2009................................       83       45      14       8       2       0
July 25, 2010................................       81       41      11       6       2       0
July 25, 2011................................       79       38       9       5       1       0
July 25, 2012................................       76       34       7       4       1       0
July 25, 2013................................       73       31       6       3       1       0
July 25, 2014................................       70       28       5       2       0       0
July 25, 2015................................       67       25       4       2       0       0
July 25, 2016................................       64       22       3       1       0       0
July 25, 2017................................       60       20       2       1       0       0
July 25, 2018................................       56       17       2       1       0       0
July 25, 2019................................       52       15       1       0       0       0
July 25, 2020................................       48       13       1       0       0       0
July 25, 2021................................       43       11       1       0       0       0
July 25, 2022................................       38        9       1       0       0       0
July 25, 2023................................       32        7       0       0       0       0
July 25, 2024................................       26        6       0       0       0       0
July 25, 2025................................       20        4       0       0       0       0
July 25, 2026................................       13        2       0       0       0       0
July 25, 2027................................        6        1       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    19.69    11.43    6.03    4.98    3.73    2.83

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                      PERCENT OF INITIAL NOTIONAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                  CLASS 1A-WIO

DISTRIBUTION DATE                                 0%      100%     275%    350%    500%    700%
-----------------                                -----    -----    ----    ----    ----    ----
Initial Percentage...........................      100      100     100     100     100     100
July 25, 1999................................       99       97      94      92      90      86
July 25, 2000................................       98       92      82      78      70      59
July 25, 2001................................       97       86      68      61      48      34
July 25, 2002................................       96       79      56      47      33      20
July 25, 2003................................       94       74      46      37      23      11
July 25, 2004................................       93       68      38      29      16       6
July 25, 2005................................       92       63      31      22      11       4
July 25, 2006................................       90       58      26      17       8       2
July 25, 2007................................       88       54      21      13       5       1
July 25, 2008................................       86       49      17      10       4       1
July 25, 2009................................       84       45      14       8       2       0
July 25, 2010................................       82       42      11       6       2       0
July 25, 2011................................       80       38       9       5       1       0
July 25, 2012................................       77       35       7       4       1       0
July 25, 2013................................       75       31       6       3       1       0
July 25, 2014................................       72       28       5       2       0       0
July 25, 2015................................       68       25       4       2       0       0
July 25, 2016................................       65       23       3       1       0       0
July 25, 2017................................       61       20       2       1       0       0
July 25, 2018................................       57       18       2       1       0       0
July 25, 2019................................       53       15       1       0       0       0
July 25, 2020................................       49       13       1       0       0       0
July 25, 2021................................       44       11       1       0       0       0
July 25, 2022................................       38        9       1       0       0       0
July 25, 2023................................       33        7       0       0       0       0
July 25, 2024................................       26        6       0       0       0       0
July 25, 2025................................       20        4       0       0       0       0
July 25, 2026................................       13        2       0       0       0       0
July 25, 2027................................        5        1       0       0       0       0
July 25, 2028................................        0        0       0       0       0       0
Weighted Average Life (Years)(1).............    19.87    11.47    5.99    4.93    3.67    2.77

(1) The weighted average life of the Class 1A-WIO Certificates is determined by
    (i) multiplying the amount of each assumed principal distribution related to the Premium Pool 1 Mortgage Loans by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed related to the Premium Pool 1 Mortgage Loans.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                   CLASS A-R

DISTRIBUTION DATE                                   0%     100%    275%    350%    500%    700%
-----------------                                  ----    ----    ----    ----    ----    ----
Initial Percentage.............................     100     100     100     100     100     100
July 25, 1999..................................       0       0       0       0       0       0
July 25, 2001..................................       0       0       0       0       0       0
July 25, 2002..................................       0       0       0       0       0       0
July 25, 2003..................................       0       0       0       0       0       0
July 25, 2004..................................       0       0       0       0       0       0
July 25, 2005..................................       0       0       0       0       0       0
July 25, 2006..................................       0       0       0       0       0       0
July 25, 2007..................................       0       0       0       0       0       0
July 25, 2008..................................       0       0       0       0       0       0
July 25, 2009..................................       0       0       0       0       0       0
July 25, 2010..................................       0       0       0       0       0       0
July 25, 2011..................................       0       0       0       0       0       0
July 25, 2012..................................       0       0       0       0       0       0
July 25, 2013..................................       0       0       0       0       0       0
July 25, 2014..................................       0       0       0       0       0       0
July 25, 2015..................................       0       0       0       0       0       0
July 25, 2016..................................       0       0       0       0       0       0
July 25, 2017..................................       0       0       0       0       0       0
July 25, 2018..................................       0       0       0       0       0       0
July 25, 2019..................................       0       0       0       0       0       0
July 25, 2020..................................       0       0       0       0       0       0
July 25, 2021..................................       0       0       0       0       0       0
July 25, 2022..................................       0       0       0       0       0       0
July 25, 2023..................................       0       0       0       0       0       0
July 25, 2024..................................       0       0       0       0       0       0
July 25, 2025..................................       0       0       0       0       0       0
July 25, 2026..................................       0       0       0       0       0       0
July 25, 2027..................................       0       0       0       0       0       0
July 25, 2028..................................       0       0       0       0       0       0
Weighted Average Life (Years)(1)...............    0.07    0.07    0.07    0.07    0.07    0.07

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                      CLASS 1M, CLASS 1B-1 AND CLASS 1B-2

DISTRIBUTION DATE                                0%      100%     275%     350%    500%    700%
-----------------                               -----    -----    -----    ----    ----    ----
Initial Percentage..........................      100      100      100     100     100     100
July 25, 1999...............................       99       99       99      99      99      99
July 25, 2000...............................       98       98       98      98      98      98
July 25, 2001...............................       97       97       97      97      97      97
July 25, 2002...............................       96       96       96      96      96      96
July 25, 2003...............................       94       94       94      94      94      94
July 25, 2004...............................       93       91       88      87      84      79
July 25, 2005...............................       91       88       81      78      71      63
July 25, 2006...............................       90       83       71      66      57      45
July 25, 2007...............................       88       77       60      54      42      26
July 25, 2008...............................       86       71       49      42      29      15
July 25, 2009...............................       84       65       40      32      20       8
July 25, 2010...............................       82       60       33      25      13       5
July 25, 2011...............................       80       55       27      19       9       3
July 25, 2012...............................       77       50       21      15       6       2
July 25, 2013...............................       74       45       17      11       4       1
July 25, 2014...............................       72       41       14       8       3       0
July 25, 2015...............................       68       37       11       6       2       0
July 25, 2016...............................       65       33        9       5       1       0
July 25, 2017...............................       61       29        7       4       1       0
July 25, 2018...............................       57       26        5       3       1       0
July 25, 2019...............................       53       22        4       2       0       0
July 25, 2020...............................       49       19        3       1       0       0
July 25, 2021...............................       44       16        2       1       0       0
July 25, 2022...............................       38       13        2       1       0       0
July 25, 2023...............................       33       11        1       0       0       0
July 25, 2024...............................       26        8        1       0       0       0
July 25, 2025...............................       20        6        1       0       0       0
July 25, 2026...............................       13        3        0       0       0       0
July 25, 2027...............................        5        1        0       0       0       0
July 25, 2028...............................        0        0        0       0       0       0
Weighted Average Life (Years)(1)............    19.86    14.86    10.84    9.94    8.78    7.81

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                                    CLASS 2A

DISTRIBUTION DATE                                  0%      100%    275%    350%    500%    700%
-----------------                                 -----    ----    ----    ----    ----    ----
Initial Percentage............................      100     100     100     100     100     100
July 25, 1999.................................       98      92      82      77      68      56
July 25, 2000.................................       97      85      67      59      46      30
July 25, 2001.................................       95      78      54      45      31      16
July 25, 2002.................................       93      72      44      34      20       8
July 25, 2003.................................       91      66      35      26      13       3
July 25, 2004.................................       89      60      28      20       8       1
July 25, 2005.................................       87      55      23      15       5       0
July 25, 2006.................................       84      50      18      11       3       0
July 25, 2007.................................       81      46      15       8       2       0
July 25, 2008.................................       78      41      12       6       1       0
July 25, 2009.................................       75      37       9       5       1       0
July 25, 2010.................................       72      34       8       4       1       0
July 25, 2011.................................       68      30       6       3       0       0
July 25, 2012.................................       64      27       5       2       0       0
July 25, 2013.................................       60      23       4       2       0       0
July 25, 2014.................................       56      20       3       1       0       0
July 25, 2015.................................       51      17       2       1       0       0
July 25, 2016.................................       46      15       2       1       0       0
July 25, 2017.................................       40      12       1       0       0       0
July 25, 2018.................................       34      10       1       0       0       0
July 25, 2019.................................       27       7       1       0       0       0
July 25, 2020.................................       20       5       0       0       0       0
July 25, 2021.................................       13       3       0       0       0       0
July 25, 2022.................................        5       1       0       0       0       0
July 25, 2023.................................        0       0       0       0       0       0
July 25, 2024.................................        0       0       0       0       0       0
July 25, 2025.................................        0       0       0       0       0       0
July 25, 2026.................................        0       0       0       0       0       0
July 25, 2027.................................        0       0       0       0       0       0
July 25, 2028.................................        0       0       0       0       0       0
Weighted Average Life (Years)(1)..............    15.78    9.41    4.69    3.71    2.49    1.62

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                   OUTSTANDING AT VARIOUS PERCENTAGES OF THE
                         STANDARD PREPAYMENT ASSUMPTION

                      CLASS 2M, CLASS 2B-1 AND CLASS 2B-2

DISTRIBUTION DATE                                0%      100%     275%     350%    500%    700%
-----------------                               -----    -----    -----    ----    ----    ----
Initial Percentage..........................      100      100      100     100     100     100
July 25, 1999...............................       98       98       98      98      98      98
July 25, 2000...............................       97       97       97      97      97      97
July 25, 2001...............................       95       95       95      95      95      95
July 25, 2002...............................       93       93       93      93      93      93
July 25, 2003...............................       91       91       91      91      91      91
July 25, 2004...............................       89       87       84      83      80      76
July 25, 2005...............................       87       83       76      73      68      59
July 25, 2006...............................       84       78       67      62      53      33
July 25, 2007...............................       81       71       56      50      39      19
July 25, 2008...............................       78       65       45      38      26      10
July 25, 2009...............................       75       58       36      29      18       6
July 25, 2010...............................       72       52       29      22      12       3
July 25, 2011...............................       68       47       23      16       8       2
July 25, 2012...............................       64       41       18      12       5       1
July 25, 2013...............................       60       36       14       9       3       1
July 25, 2014...............................       56       32       11       7       2       0
July 25, 2015...............................       51       27        8       5       1       0
July 25, 2016...............................       46       23        6       3       1       0
July 25, 2017...............................       40       19        5       2       1       0
July 25, 2018...............................       34       15        3       2       0       0
July 25, 2019...............................       27       11        2       1       0       0
July 25, 2020...............................       20        8        1       1       0       0
July 25, 2021...............................       13        5        1       0       0       0
July 25, 2022...............................        5        2        0       0       0       0
July 25, 2023...............................        0        0        0       0       0       0
July 25, 2024...............................        0        0        0       0       0       0
July 25, 2025...............................        0        0        0       0       0       0
July 25, 2026...............................        0        0        0       0       0       0
July 25, 2027...............................        0        0        0       0       0       0
July 25, 2028...............................        0        0        0       0       0       0
Weighted Average Life (Years)(1)............    15.78    12.88    10.11    9.40    8.42    7.34

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and
    (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

PROSPECTUS
           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                   Depositor

                 RESIDENTIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to Residential Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series (each, a "Series") by First Union Residential Securitization Transactions, Inc. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence interests in a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of
(i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family properties, including participations in any of the foregoing ("Mortgage Loans"),
(ii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (iii) mortgage-backed securities that are not guaranteed by GNMA, FNMA or FHLMC ("Private Mortgage-Backed Securities"). Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933. The Mortgage Assets will be acquired by the Depositor from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, reserve funds, reinvestment income, guaranties, letters of credit or other forms of credit enhancement described herein and in the related Prospectus Supplement, or any combination thereof. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase at a predetermined price additional Mortgage Assets (the "Subsequent Mortgage Assets") from the Depositor from time to time within three months after the issuance of the Certificates.

    Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions among classes of Certificates in a Series may differ as to timing, sequential order and priority.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment continue for the life of the Certificates. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, including First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets") an affiliate of the Depositor, as more fully described under "Method of Distribution" herein and "Underwriting" in the related Prospectus Supplement.

    Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

    The Certificates of any Series will not represent an obligation of or interest in the Depositor or any affiliate thereof, including, without limitation, First Union National Bank, and will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

    The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election may be made to treat a Trust Fund or specified portion thereof as one or more "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                                        (continued on next page)

The date of this Prospectus is July 24, 1998.

(cover continued from previous page)

    This Prospectus and the related Prospectus Supplements may be used by First Union Capital Markets in connection with offers and sales related to market-making transactions in any Series of the Certificates. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance (which may be a notional principal amount) of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal, if any, to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series;
(viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contains summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Suite 1300 Seven World Trade Center, New York, New York 10048. Publicly filed information, including information regarding the Depositor, is available at the Commission's web site at www.sec.gov.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                         REPORTS TO CERTIFICATEHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Certificates are required under the related Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates -- Reports to Certificateholders."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. Upon request the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, a list identifying all filings with respect to the related Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: First Union Residential Securitization Transactions, Inc., 301 South College Street, Charlotte, North Carolina 28288-0600, telephone number (704) 383-3624.

                                      (ii)

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the general description of the Certificates and Trust Funds which is contained in this Prospectus. Capitalized terms used herein shall have the respective meanings assigned them in the "Index to Defined Terms."

Title of Securities........  Residential Mortgage Pass-Through Certificates (the
                             "Certificates"), issuable in series (each, a "Series"). Each Series will be issued under a separate Pooling and Servicing Agreement (each, an "Agreement") to be entered into with respect to each such Series.

Depositor..................  First Union Residential Securitization
                             Transactions, Inc., a North Carolina corporation. The Depositor is a wholly-owned, limited purpose subsidiary of First Union National Bank ("FUNB"), a national banking association (a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation). Neither First Union Corporation nor any of its affiliates, including the Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.

Trustee....................  The trustee (the "Trustee") for each Series of
                             Certificates will be specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreement" herein for a description of the Trustee's rights and obligations.

Master Servicer............  The entity or entities named as Master Servicer
                             (the "Master Servicer") in the related Prospectus Supplement, one of which may be an affiliate of the Depositor. See "The Pooling and Servicing
                             Agreement -- Certain Matters Regarding the Master Servicer and the Depositor."

Sub-Servicer...............  A "Sub-Servicer" may be specified in the related
                             Prospectus Supplement, which may be an affiliate of the Depositor.

Closing Date...............  The date (the "Closing Date") of initial issuance of a Series of Certificates, as specified in the related Prospectus Supplement.

Trust Fund Assets..........  The Trust Fund for a Series of Certificates will include certain mortgage related assets (the
                             "Mortgage Assets") consisting of (a) a pool (a "Mortgage Pool") of Mortgage Loans, (b) Agency Securities or (c) Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for a Series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage Assets (the "Subsequent Mortgage Assets") from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date.

A. Single Family Loans.....  Unless otherwise specified in the related
                             Prospectus Supplement, Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family properties. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Mortgage Loans may be comprised of home equity loans ("Home Equity Loans"). Such Home Equity Loans will be secured by first or second or more junior liens on fee simple or leasehold interests in one- to four-family properties. See "Mortgage Loan
                             Program -- Underwriting Standards." The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
                             Supplement: (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or to a different adjustable rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party. (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. (e) The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.
                             (f) Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. (g) Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

B. Agency Securities.......  The Agency Securities evidenced by a Series of
                             Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"),
                             (ii) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

C. Private Mortgage-Backed
   Securities..............  Private Mortgage-Backed Securities may include (a)
                             mortgage pass-through certificates representing beneficial interests in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, or were exempt from registration thereunder. Unless otherwise specified in the related Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trust Fund -- Private Mortgage-Backed Securities" herein.

Description of the
Certificates...............  Each Certificate will represent the interest specified in the related Prospectus Supplement in a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes of senior Certificates (collectively, the "Senior Certificates") and one or more classes of subordinate Certificates (collectively, the "Subordinated Certificates"). Certain Series or classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of each Series
                             (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on the
  Certificates.............  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto. Unless otherwise specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans (the "Mortgage Rate"), Agency Securities or Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement.........  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an affiliate or affiliates of the Depositor. See "Credit Enhancement" herein. Credit enhancement for a Series may include one or more of the following types or such other credit enhancement specified in the related Prospectus Supplement:

A. Subordination...........  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Collection Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the holders of Subordinated Certificates; (ii) reducing the ownership interest of the related Subordinated Certificates; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Fund............  One or more reserve funds (each, a "Reserve Fund")
                             may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

C. Mortgage Pool Insurance
     Policy................  A mortgage pool insurance policy or policies
                             ("Mortgage Pool Insurance Policy") may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date").

D. Special Hazard Insurance
     Policy................  A special hazard insurance policy or policies
                             ("Special Hazard Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

E. Bankruptcy Bond.........  A bankruptcy bond or bonds ("Bankruptcy Bonds") may be obtained covering certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

F. FHA Insurance and VA
     Guarantee.............  All or a portion of the Mortgage Loans in a
                             Mortgage Pool may be insured by FHA insurance ("FHA Insurance") and may be partially guaranteed by the VA ("VA Insurance").

G. Cross Support...........  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

H. Limited Guarantee.......  If specified in the related Prospectus Supplement, credit enhancement may be provided in the form of a limited financial guarantee ("Limited Guarantee") issued by a guarantor named therein.

I. Letter of Credit........  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit ("Letter of Credit") by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

J. Surety Bonds............  If specified in the related Prospectus Supplement, credit support with respect to one or more classes of Certificates of a Series may be provided by the issuance of a surety bond ("Surety Bond") issued by a financial guarantee insurance company specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

K. Overcollateralization...  If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage Assets, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

Advances...................  Unless otherwise specified in the related
                             Prospectus Supplement, the Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the

                             Master Servicer (a "Sub-Servicer") will be obligated to advance amounts (each, an "Advance") corresponding to delinquent principal and interest payments (or, in the case of Home Equity Loans, interest payments only) on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated, or until such other time as specified in the related Prospectus Supplement. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

Optional Termination.......  The Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein and in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust Fund will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), a portion of a Series of Certificates will be subject to early retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement.

Legal Investment...........  The Prospectus Supplement for each series of
                             Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

Certain Federal Income Tax
  Consequences.............  The federal income tax consequences to
                             Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each Series of Certificates will specify whether such an election will be made. See "Certain Federal Income Tax Consequences."

ERISA Considerations.......  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations." Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates -- General" and "ERISA Considerations."

Rating.....................  It is a condition to the issuance of the
                             Certificates of any Series offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

                                  RISK FACTORS

     Limited Liquidity. Although the Prospectus Supplement for a Series of Certificates may indicate that the underwriter intends to make a market in such Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of such Certificates with liquidity of investment or that it will continue for the lives of such Certificates. The Certificates will not be listed on any securities exchange.

     General Economic Conditions. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Mortgage Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan, thus delaying or reducing the amount received by the holders of the related Certificates with respect to such Mortgage Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust Fund, any remaining balance on such Mortgage Loan may not be recoverable. See "Mortgage Loan Program" herein and "The Seller and the Servicer -- Delinquency, Loan Loss and Foreclosure Information" in the related Prospectus Supplement for further information regarding the rates of delinquency and net losses experienced on the mortgage loans included in FUNB's servicing portfolio.

     Local Real Estate Markets. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the aggregate outstanding balance of the Mortgage Loans equals or exceeds the value of the Mortgaged Properties. The Depositor can neither predict such declines nor quantify the impact of such declines in property values nor predict how long and in which states such declines may occur. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

     Yield and Prepayment Considerations. The yield on the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the yield to investors may be adversely affected by shortfalls which may result from the timing of the receipt of partial prepayments or liquidations as well as shortfalls not covered by the Master Servicing Fee related to a particular Distribution Date and which shortfalls result from the timing of the receipt of full prepayments. The yield on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain other types of classes of Certificates may be relatively more sensitive to the rate of prepayment of the related Mortgage Loans than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. See "Yield and Prepayment Considerations."

     Limited Obligations. Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, the Mortgage Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for the Depositor's and the Seller's limited obligations with respect to certain breaches of their respective representations and warranties. The Certificates of any Series will not be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Master Servicer, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

     Limitations, Reduction and Substitution of Credit Enhancement. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same Series; a limited guarantee; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross support; FHA Insurance and VA Guarantee; a surety bond; and any combination thereof. See "Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency confirms that the then current rating thereof will not be adversely affected. See "Credit Enhancement."

     Realization Upon Nonperforming Loans; Delays and Expenses Associated with Legal Actions. An action to foreclose a Mortgage Loan is regulated by statutes and rules and is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment also is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions, among others, may impede the ability of the Master Servicer to foreclose on or to sell the Mortgaged Property or to obtain a deficiency judgment in connection therewith. If the protection afforded the Certificateholders of a Series by the credit enhancement, if any, for such Series is exhausted, such restrictions may delay distributions to such Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Mortgage Loans and result in a loss to such Certificateholders on their investments. See "Certain Legal Aspects of the Mortgage Loans."

     Junior Liens. Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

     Subordinated Certificates. A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of Subordinated Certificates to receive distributions from the related Trust Fund will be subordinated to the rights of the holders of Senior Certificates of the same Series to receive such distributions. The effect of such subordination generally is that holders of Subordinated Certificates may experience losses on the underlying Mortgage Assets before or to a greater extent than holders of Senior Certificates. The Prospectus Supplement for each Series will specify the rights of holders of Subordinated Certificates in relation to the holders of Senior Certificates as well as the extent and circumstances of any such subordination. See "Credit Enhancement -- Subordination."

     Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, and require certain disclosures to borrowers. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Master Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans."

                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, in the open market or in privately negotiated transactions, from originators or sellers that may be affiliates of the Depositor (the "Sellers") and conveyed by the Depositor to the related Trust Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program -- Underwriting Standards."

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. No Primary Mortgage Insurance Policy will be required for any home equity loan.

     The Mortgage Loans in a Mortgage Pool will have monthly payment dates as set forth in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods

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* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates relating to a single trust fund (the "Trust Fund") consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (e) The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust Fund may contain certain Mortgage Loans, which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan ("Buydown Loans"), the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominiums in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios or Combined Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "Mortgage Rate"), and
(viii) the geographical distribution of the Mortgage Loans.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

     The "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination (which for purposes of the related Prospectus Supplement includes certain financed fees and insurance premiums) plus (b) the outstanding balance of the senior liens, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation made at the time of origination of the Mortgage Loan and (b) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property. For Mortgage Loans having low original principal balances, the Combined Loan-to-Value Ratios of the Mortgage Loans will reflect certain judgments of the Seller's underwriters with respect to the value of the Mortgaged Property made at the time the Mortgage Loans were originated or acquired. See "Mortgage Loan Program -- Underwriting Standards."

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets."

     The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement"). The Master Servicer and any Sub-Servicers will each receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates -- Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     Single Family and Cooperative Loans. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one-to four-family) residential properties. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individ-ual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     Home Equity Loans. As described more fully in the related Prospectus Supplement, the Mortgage Loans constituting a Trust Fund may comprise a pool of home equity loans ("Home Equity Loans"). Home Equity Loans are mortgage loans made for purposes that include: purchase money transactions, refinancings (both cash-out and no-cash-out), home improvements and construction-to-permanent financing. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans will generally be secured by a lien on the related Mortgaged Property of a first or second priority. Unless otherwise specified in the related Prospectus Supplement, Home Equity Loans are generally made to Mortgagors with credit grades (as determined by the Seller from time to time) A2 and below. The Mortgaged Properties securing the Home Equity Loans may constitute single-family dwellings, mobile and manufactured housing and, in limited cases, other types of residential property as described in the related Prospectus Supplement.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such

GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a shareholder-owned corporation that was created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to Holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent known to the Depositor, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including, among others, the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     First Union Residential Securitization Transactions, Inc. (the "Depositor") was incorporated in the State of North Carolina on February 27, 1996, as a wholly-owned, limited purpose subsidiary of First Union National Bank, a national banking association (a subsidiary of First Union Corporation, a North Carolina corporation). The Depositor maintains its principal executive office at 301 South College Street, Charlotte, North Carolina 28202-0600. Its telephone number is (704) 383-3624.

     As described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases," the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under "The Trust Fund -- The Mortgage Loans -- General," "-- Agency Securities" and "-- Private Mortgage-Backed Securities," the Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor First Union Corporation nor any of its affiliates, including First Union Capital Markets and First Union National Bank, will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "-- Underwriting Standards." See the Prospectus Supplement for each Series of Certificates for a more detailed description of the mortgage loan program of the Sellers.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated or acquired by it and sold to the Depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history. In addition, an employment verification may be requested from an independent source (typically the borrower's employer) or, in lieu thereof, verbal verification is obtained if the applicant has supplied a copy of a current pay stub along with personal tax returns. In the case of Home Equity Loans, a pay stub is required of the borrower and either independent employment verification, tax returns or verbal confirmation of employment is obtained. Self-employed applicants typically submit the last two years' employment history and business tax returns. Upon receipt of the application package, a Seller usually conducts its own review of the application package and may, in some instances, obtain additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, such Seller may solicit a written verification of the applicant's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing, verbal verification is attempted and the applicant generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In the case of those Home Equity Loans which are subordinate to a first lien mortgage loan, the Seller also obtains one of the following: (i) a credit report covering the preceding twelve months, (ii) written or verbal verification of the applicant's first mortgage balance, if any, (iii) written confirmation from a first mortgagee, if any, of the prospective borrower's most recent twelve-month payment history, (iv) canceled mortgage payment checks for the preceding twelve months, (v) a combination of items from clauses (i) through (iv) above that establish a payment history on the first mortgage for the prior twelve months, or (vi) if the first mortgage is privately held, twelve cancelled payment checks and a copy of the executed first mortgage note.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing (except in the case of low balance Home Equity Loans). The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan, and on any senior mortgage loan, in the case of a proposed Home Equity Loan (generally determined on the basis of the monthly payments due in the year of origination), and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. In connection with the origination of a Mortgage Loan, the Seller evaluates each obligor's credit quality and assigns a credit grade of A, B, C or D to each such borrower. Certain credit grades may have sub-grades. The obligors of Home Equity Loans have generally been assigned credit grades of A2 or lower. Mortgage Loans other than Home Equity Loans generally have a credit grade of A. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans are secured by a mortgage on property located in any of the 50 states or the District of Columbia. Mortgage Loans may be secured by leases on real property under guidelines that a Seller determines in its discretion are acceptable to institutional mortgage investors. Generally, a loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is common and customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends five years beyond the maturity date of the related Mortgage Loan.

     Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), or an attorney's title opinion.

     If so specified in the applicable Prospectus Supplement, Mortgage Loans may be subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may contain Mortgage Loans subject to temporary Buydown Loans pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a Buydown Fund by the Master Servicer.

     If so specified in the applicable Prospectus Supplement, the Trust Fund may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance or an attorney's title opinion was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) permitted senior liens on such Mortgaged Property and (b) the exceptions to title set forth in the related title insurance policy or attorney's opinion, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage), and to the best knowledge of the Seller, such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and
(vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. If the Master Servicer advances any such payment, it will be entitled to reimbursement from the assets of the related Trust Fund or from any holder of the related residual certificate, unless otherwise specified in the related Prospectus Supplement. See "Description of the Certificates -- General." Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. See "The Trust Fund -- Substitution of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of Agreements are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to First Union Residential Securitization Transactions, Inc., 301 South College Street, Charlotte, North Carolina 28288-0600.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Collection Account, as defined below under "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Deposits to Collection Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Seller and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, holders of Subordinated Certificates or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

     Unless otherwise specified in the related Prospectus Supplement, upon the conversion of such Mortgage Loan from an adjustable interest rate to a fixed interest rate, the Seller or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series. Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

             (a) all payments that were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "-- Advances" below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Collection Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any Sub-Servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under "-- Advances" below and deposited by it in the Collection Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Fund.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) from the date, and for the periods, specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate "Certificate Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. A class of interest-only Certificates will not be entitled to distributions of principal and will have a notional principal balance on which interest will accrue.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit
Enhancement -- Subordination."

     Unscheduled Distributions. To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See "Yield and Prepayment Considerations."

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

     Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Generally, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Collection Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest (or, in the case of Home Equity Loans, payments of interest only) that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise, and net of applicable servicing compensation. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Certificates will specify the nature and timing of amounts to be advanced to the holders of such Certificates and the manner in which Advances may be recovered by the Master Servicer. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The Master Servicer's obligation to make Advances will not guarantee or insure against losses to holders of the Certificates.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (v) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

          (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

          (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates may be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System

("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems (each, a "Participant"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of such class of Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of such Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners of a class of Book-Entry Certificates will receive all distributions of principal of, and interest on, such Certificates from the Trustee through DTC and DTC participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to such class of Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to such Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in such Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of such Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of a class of Book-Entry Certificates will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences --

Non-U.S. Persons" and "-- Information Reporting and Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

     The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     With respect to each class of Book-Entry Certificates, DTC will advise the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of such Book-Entry Certificates under the related Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under such Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates of a class of Book-Entry Certificates which conflict with actions taken with respect to other Certificates of such class.

     Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the related Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to such Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of such Trustee, elects to terminate a book-entry system through DTC, or (c) after the occurrence of an Event of Default (as defined in the related Prospectus Supplement), beneficial owners having Percentage Interests aggregating not less than 50% of the aggregate current principal amount of such Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee for such a Series will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders of such Series under the related Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of any class of Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "Subordinated Certificates") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted

Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement -- Hazard Insurance." Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent and in the manner specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in an applicable Prospectus Supplement, the Seller may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

     If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

     If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets, including any Subsequent Mortgage Assets, exceeds the aggregate Certificate Balance of the Certificates. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections, in excess of amounts necessary to pay the Pass-Through Rate on the Certificates, received in connection with the Mortgage Assets, including any Subsequent Mortgage Assets. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the Distribution Date in the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holder(s) of the residual interest(s) in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

     If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Seller will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     From time to time, a Seller or its affiliates may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, at the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio (or, in the case of Home Equity Loans, the Combined Loan-to-Value Ratio) at origination and certain other information. If specified in the related Prospectus Supplement, the

Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "Mortgage Note") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Seller or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     A custodian may maintain possession of, and, if applicable, review the documents relating to, the Mortgage Loans as agent of the Trustee pursuant either to the terms of an Agreement or a separate custodial agreement.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the

Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Collection Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The Collection Account may be maintained at FUNB so long as it maintains a long-term unsecured rating of at least A by Standard & Poor's Ratings Services and A2 by Moody's Investor's Service, Inc., and a short-term rating of at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investor's Service, Inc. Investments in which amounts in the Collection Account may be invested are limited to United States government securities and other high-quality investments ("Eligible Investments"). A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) (a) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, if any, by the Servicer or any Sub-Servicer) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and (b) "Net Liquidation Proceeds" consisting of all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, if any, by the Master Servicer or any Sub-Servicer, and (c) any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by any Seller as described under "Mortgage Loan
     Program -- Representations by Sellers; Repurchases" or " -- Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under " -- Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Collection Account, unless otherwise specified in the related Prospectus Supplement, to withdraw funds from the Collection Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (ix) to clear and terminate the Collection Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

PRE-FUNDING ACCOUNT

     If so specified in the Prospectus Supplement, the related Agreement may provide for the transfer by the Depositor of additional Mortgage Assets (the "Subsequent Mortgage Assets") to the related Trust Fund after the Closing Date for the related Certificates. Such Subsequent Mortgage Assets will be required to conform to the requirements set forth in the related Agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related Series will be deposited in such account (the "Pre-Funded Amount") to be released as additional Mortgage Assets are transferred to the Trust Fund. The related Agreement will establish a period of time (which will be no longer than three months following the related Closing Date) within which such transfers must be made (the "Funding Period"). Unless otherwise specified in the related Prospectus Supplement, amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the Funding Period will be deemed to be principal prepayments and applied in the manner set forth in the Prospectus Supplement.

COLLECTION PROCEDURES

     The Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies in a manner that is determined by the Master Servicer to be customary with respect to comparable mortgage loans. Such schedules for liquidation of delinquencies for Mortgage Loans other than Home Equity Loans generally do not exceed 180 days. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law; provided, however, the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption agreement or a substitution agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Collection Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. Primary Mortgage Insurance Policies are not required for Home Equity Loans. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Collection Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of any unpaid servicing compensation and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses and any unpaid servicing compensation, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Collection Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Collection Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement."

     Junior Mortgages. The Mortgage Loans underlying the Certificates of a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the holders of the related Certificates), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. If the property is sold, the junior mortgagee's lien will be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     FHA Insurance; VA Guarantees. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1996, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

            SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement). The Master Servicer will be responsible for the payment of any fees owing to any Sub-Servicer.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of certain of these expenses. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, the Master Servicer will cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the audit program applicable to the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, such audit program requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer or the Trustee at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. An entity serving as Master Servicer or Sub-Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement. In addition, the Master Servicer may assign its rights, and delegate its duties, pursuant to the terms of the Agreement.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Collection Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of Holders of Certificates of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Collection Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the grantor/trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 ("Act") which amended the Truth-in-Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the

Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. If the Trust Fund includes Mortgage Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against a Seller. Any violation of the Act which would result in such liability would be a breach of such Seller's representations and warranties, and such Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

COOPERATIVES

     Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the absence of equity in the property, the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay to bid for the property. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing adequately to maintain the property or the borrower executing a second security instrument affecting the property. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Home Equity Loans. Since the Mortgages securing Home Equity Loans are often junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages to make payments due to the senior mortgagees.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the purchase price offered or paid for the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The Mortgage Loans are also subject to federal laws, including:

          (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) the Home Ownership and Equity Protection Act of 1994.

     These and other federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. Violations of certain provisions of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Master Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility." That exclusion was substantially narrowed by a May 1990 decision of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp., which held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste management in order to be liable; rather, liability could attach to the lender if its involvement with the management of the facility is broad enough to support the inference that the lender could affect hazardous waste management practices if it so chose. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In response to Fleet Factors, EPA promulgated regulations designed to clarify the range of activities a lender may engage in without losing the benefit of the statutory exclusion. Under the regulations, which took effect in April 1992, a lender is permitted to monitor the borrower's environmental practices in order to determine if the facility is in compliance with applicable law, and to require the borrower to take measures necessary to achieve or maintain compliance or conduct necessary clean-ups. The lender may not, however, exercise control over or assume responsibility for the borrower's environmental practices. Such actions would be considered "participation in the management of the facility." Also, if the lender takes title to or possession of the property, it might be deemed to have obviated the security interest exclusion and to be liable for clean-up costs pursuant to CERCLA. The EPA regulations allow lenders to take certain actions with respect to foreclosure, without losing the benefit of the statutory exclusion. Essentially, the regulations allow the lender to take actions consistent with protecting its security interest, but not actions which demonstrate an intent to exercise long-term ownership interest in the property. While the EPA regulations offer some protection to lenders, it must be noted that such protection may not be available under applicable state law. Furthermore, the regulations are binding only on EPA with respect to EPA's enforcement powers and cost recovery rights. It has not yet been determined whether the federal courts will apply the regulations in cost recovery actions brought against lenders by other responsible parties, although the regulations may well be considered persuasive by the courts. (Two judicial challenges have been brought against the EPA regulations in the United States Court of Appeals for the District of Columbia Circuit. The challenges both allege that the regulations are inconsistent with the statutory requirements of CERCLA and, therefore, should be invalidated. The challenges were filed on July 28, 1992, and are still pending.) If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such remedial costs arising from the circumstances set forth above would become a liability of the Trust Fund and occasion a loss to Certificateholders.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On October 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The legislation also clarifies the extent of protection against liability under CERCLA in the event of foreclosure. The legislation also authorizes certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of the Recourse Conservation and Recovery Act similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed-rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary represents the advice of Kilpatrick Stockton LLP counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations and, in particular, regulations promulgated under the REMIC provisions of the Code (the "REMIC Regulations"), judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. The summary does not purport to address all aspects of federal income taxation that may affect particular investors in view of their individual circumstances, including investors that may be subject to special treatment under the federal income tax laws, such as banks and insurance companies. In addition, the discussion is addressed primarily to investors who will hold Certificates as "capital assets" within the meaning of Section 1221 of the Code. The tax consequences to an investor from an investment in Certificates will depend in part on the status or individual tax circumstances of the investor. Accordingly, prospective investors are urged to consult their tax advisors regarding the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as one or more REMICs under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES; TAX STATUS AS A GRANTOR TRUST

     If a REMIC election is not made for a Trust Fund which relates to a particular Series of Certificates, Kilpatrick Stockton LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code, and that owners of Certificates issued by a particular Trust Fund will be subject to federal income taxation as owners of their pro rata share of the Trust Fund's assets. Unless otherwise specified, for purposes of the discussion below relating to non-REMIC Certificates, the term "Mortgage Loan" includes Mortgage Loans and mortgages underlying Agency Securities and other Mortgage Assets owned by a Trust Fund.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. A Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In such case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the assets in the pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Kilpatrick Stockton LLP will render its opinion that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (ii) a Senior Certificate owned by a financial institution described in Code Section 593(a) representing principal and interest payments on Mortgage Loans will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d) and the Treasury regulations under Code Section 593; to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (iii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code

     Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

          (iv) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Buydown Mortgage Loans. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985, should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Offered Certificates Representing Interests in Loans Other Than ARMs -- Accrual of Original Issue Discount" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, any market discount would be equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Pursuant to certain de minimis rules applicable to the computation of market discount, market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued any such regulations; however, the relevant legislative history provides the best guidance applicable to this situation. Under certain analogous rules set forth in the Code and pursuant to the legislative history, the holder of such a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not yet been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on any indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Offered Certificates will represent the right to some or all of the interest on all or a portion of such Loans (the "Stripped Coupon Certificates").

     Certain IRS guidance suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be characterized under the stripped bond rules. In such case, this guidance would appear to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See -- Non-REMIC Certificates; Tax Status as a Grantor Trust," and " -- Single Class of Senior Certificates -- Market Discount" herein.

     Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "-- Non-REMIC Certificates" and " -- Single Class of Senior Certificates -- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans. The stripped bond rules constitute a method of accounting and, pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of Stripped Bond Certificates using a method of accounting inconsistent with that set forth under these procedures are required to change their method of accounting to conform with such rules by requesting the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. Certain IRS guidance would appear to suggest that a Stripped Coupon Certificate be treated as a single installment obligation subject to the original issue discount rules of the Code. Under this characterization, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections, as noted below, provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that would typically make up a Trust Fund. With respect to these Code sections, there is no specific legal authority specifying whether the character of Senior Certificates issued in connection with the issuance of a multiple class of Senior Certificates will necessarily be treated the same as that of the underlying Mortgage Loans for purposes of these provisions. For example, while Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, as described above, there is some uncertainty whether such characterization would necessarily apply with regard to other Code sections. Nevertheless, unless otherwise specified in the related Prospectus Supplement, as to each class of Senior Certificates, Kilpatrick Stockton LLP will render its opinion that, although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d), "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. In addition, such opinion will opine that Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

     Original issue discount on a Senior Certificate representing an interest in a Mortgage Loan must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under " -- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act").

     In general, under the Code, original issue discount is equal to the excess of a debt instrument's stated redemption price at maturity over its issue price. The issue price of a debt instrument as to any purchaser is generally equal to the price paid by such purchaser for the debt instrument. The stated redemption price at maturity of a debt instrument is the sum of all payments to be made on such debt instrument other than payments that are treated as qualified stated interest payments. The accrual of original issue discount on a Senior Certificate representing an interest in Mortgage Loans, as described below under "Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate to compute any original issue discount, as calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the "Prepayment Assumption"), and taking into account events that occur during the calculation period. The Prepayment Assumption is required to be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests, such as the Senior Certificates, in mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "-- Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includable with respect to such Certificates. Possible Application of Contingent Payment Rules to Certain Non-REMIC Certificates

     The regulations under Section 1275 of the Code include rules for obligations that provide for one or more contingent payments. Rights to interest-only payments on a mortgage loan might be considered to be contingent within the meaning of the OID Regulations if such interest would not be paid upon the borrower exercising a right to prepay the related mortgage loan. In the case of an investor having a right to shares of the interest and principal payments on a mortgage loan where the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments; the absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal; such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a Class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the OID Regulations, at least if the right is to interest only or if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     The IRS recently issued regulations (the "Final Contingent Debt Regulations") governing the calculation of OID on instruments having contingent interest payments. The Final Contingent Debt Regulations, which apply to debt instruments issued on or after August 13, 1996, specifically do not apply (similar to the proposed contingent debt regulations) for purposes of calculating OID on debt instruments subject to principal acceleration under Code
Section 1272(a)(6), such as the Senior Certificates likely represent.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans were considered contingent, the holder would generally report income or loss as described above under "-- Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons," except that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR," generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the contingent payment rules, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     A "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate or trust, the income of which is includable in gross income for federal income tax purposes regardless of source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     A Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "-- Residual Certificates" and " -- Prohibited Transactions and Other Taxes"), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Kilpatrick Stockton LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iv) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on

Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in "Non-REMIC Certificates" and "Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Kilpatrick Stockton LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "qualifying real property loans" under Section 593(d) of the Code; (ii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code;
(iii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iv) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not currently address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption is required to be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate will generally be the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also will include the amount paid by an initial Regular Certificateholder, if any, for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate will equal all payments to be made on the Certificate other than payments which constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the excess of (a) the purchaser's adjusted basis in the Regular Certificate immediately after the purchase thereof over (b) the adjusted issue price of the Regular Certificate, and the denominator of which is the excess of (c) all amounts remaining to be paid on the Regular Certificate, other than qualified stated interest, over (d) the adjusted issue price of the Regular Certificate.

     Acquisition Premium. A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the "constant yield method."

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple of not less than zero nor more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate includes a rate determined using a single fixed formula and that is based on one or more qualified floating rates or the yield or changes in the price of actively traded personal property. Certain proposed OID Regulations would expand the definition of objective rate to include any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or
(ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued that does not have a variable rate under the foregoing rules; for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations and the proposed OID Regulations. The proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Regular
Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the Holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of Regular Certificates may provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the law is unclear with respect to the timing and character of such losses or reductions in income, and, accordingly, Holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. Upon the sale, exchange or redemption of a Regular Certificate, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition, and the holder's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the holder, increased by any original issue discount and market discount included in the holder's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the holder and by any amortized premium. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includable in such holder's income.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale or exchange of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Non-Interest Expenses of the REMIC. Under the REMIC regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Taxation of the REMIC -- Pass-Through of Non-Interest Expenses of the REMIC" below.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and
(iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders Who Are Non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the

Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the assets of the Trust Fund or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as excess inclusions if the Residual Certificates in the aggregate are considered not to have "significant value." Under the REMIC Regulations, Residual Certificateholders that are thrift institutions described in Code Section 593 can offset excess inclusions with unrelated deductions, losses and loss carryovers provided the Residual Certificates have "significant value." For purposes of applying this rule, thrift institutions that are members of an affiliated group filing a consolidated return, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Residual Certificates have "significant value" if: (i) the Residual Certificates have an aggregate issue price that is at least equal to 2% of the aggregate issue price of all Residual Certificates and Regular Certificates with respect to the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC based on the anticipated principal payments to be received with respect thereto (using the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents), except that all anticipated distributions are to be used if the Residual Certificate is not entitled to any principal payments or is entitled to a disproportionately small portion relative to interest payments thereon. The principal amount will be considered disproportionately small if the issue price of the Residual Certificates exceeds 125% of their initial principal amount. Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale Or Exchange Of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the

REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

TAXATION OF THE REMIC

     General. As noted above, although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "--Pass-Through of Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such

Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax on such sales, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under the Treasury regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter. Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "-- Residual Certificates -- Excess Inclusions" herein.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984, and the Mortgage Loans to which the Residual Certificates relate are in "registered form" within the meaning of
Section 163(f)(1) of the Code. In general, it is expected that Mortgage Loans will not be treated as in registered form. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, amounts paid will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined below, if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations under Section 475 (the "Proposed Regulations"). The Proposed Regulations provide that any Residual Certificate acquired after January 3, 1995, cannot be marked to market, regardless of the value of such Residual Certificate. The Proposed Regulations change temporary regulations under Section 475 (the "Temporary Regulations") which were issued on December 28, 1993, and which allowed securities dealers to mark to market securities held for sale to customers, including Residual Certificates which did not have "negative value." In general, a Residual Certificate has negative value if, as of the date a taxpayer acquires the Residual Certificate, the present value of the tax liabilities associated with holding the Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1), that would apply to a debt instrument issued on the date of acquisition of the Residual Certificate. The Proposed Regulations still apply to any REMIC residual interest acquired on or prior to January 3, 1995. Thus, Holders of positive value REMIC residual interests acquired on or prior to January 3, 1995, may continue to mark such residual interests to market for the entire economic life of such interests. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Proposed Regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person," unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                   STATE, LOCAL AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and other tax consequences relating to the acquisition, ownership and disposition of the Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws other than federal income tax law. Therefore, potential investors should consult their tax advisors with respect to the state, local and other tax consequences to them arising from an investment in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Act of 1974, as amended ("ERISA") and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to the requirement of ERISA and/or the Code) (collectively "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("Labor") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

PTE 83-1

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

     Labor has issued to various underwriters substantially similar individual exemptions (each, an "Underwriter Exemption" and collectively, the "Underwriter Exemptions") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such underwriters are the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemptions contain several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemptions contain an expanded definition of "certificate," which includes an interest which entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust," however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemptions hold that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. The Underwriter Exemptions require that the rights and interests evidenced by the certificates held by a Plan not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. Further, the Underwriter Exemptions require that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemptions also specify that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemptions stipulate that any Plan investing in the certificates must be an "accredited investor," as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange

Commission under the Securities Act of 1933. The Prospectus Supplement relating to a Series of Certificates will describe the Underwriters Exemption, if any, that may be applicable to such Series of Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, and the potential consequences in their specific circumstances, prior to making such investment. The Prospectus Supplement for a Series of Certificates will contain additional information with respect to PTE 83-1 and other prohibited transaction exemptions that may be applicable to such Series of Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991, deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Capital Markets, an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by First Union Capital Markets acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If First Union Capital Markets acts as agent in the sale of Certificates, First Union Capital Markets will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Capital Markets elects to purchase Certificates as principal, First Union Capital Markets may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     This Prospectus and the related Prospectus Supplement may be used by First Union Capital Markets, an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Certificates. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will indemnify First Union Capital Markets and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Capital Markets and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, First Union Capital Markets and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for, FUNB, its affiliates and the Trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Kilpatrick Stockton LLP.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, a class of Book-Entry Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Residential Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. Holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such Holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Residential Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Residential Mortgage Pass-Through Certificates issues in same-day funds.

     Trading Between Cedel and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the Holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for Non-U.S. Persons with Actively Connected Income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX TO DEFINED TERMS

                                                              PAGE
                                                              ----
1986 Act....................................................    66
Accrual Certificates........................................    28
Accrual period..............................................    72
Act.........................................................    54
Adjusted issue price........................................    67
Advance.....................................................     8
AFR.........................................................    68
Agency Securities...........................................     i
Agreement...................................................     1
ALTA........................................................    23
Applicable Amount...........................................    80
ARM Loans...................................................    67
Available Distribution Amount...............................    27
Balloon Loan................................................    23
Balloon payments............................................     2
Balloon Period..............................................    23
Bankruptcy Bond.............................................    37
Bankruptcy Bonds............................................     7
Beneficial owner............................................    31
Book-Entry Certificates.....................................    31
Buydown Fund................................................    13
Buydown Loans...............................................    13
Capital asset...............................................    76
Cede........................................................    31
CEDEL.......................................................    31
CEDEL Participants..........................................    32
CERCLA......................................................    59
Certificate Balance.........................................    29
Certificate Owners..........................................    31
Certificate Register........................................    26
Certificates................................................     1
Charter Act.................................................    18
Closing Date................................................     1
Code........................................................     8
Collateral Value............................................    14
Collection Account..........................................    42
Combined Loan-to-Value Ratio................................    14
Commission..................................................    ii
Cooperative.................................................    33
Cooperative Loans...........................................     2
Cooperatives................................................     2
Cut-off Date................................................     6
Deferred Interest...........................................    67
Definitive Certificate......................................    31
Depositor...................................................     1
Detailed Description........................................    12
Determination Date..........................................    28
Disqualified organization...................................    82
Distribution Date...........................................     5

                                                              PAGE
                                                              ----
DTC.........................................................    31
Due-on-sale.................................................     3
Eligible Investments........................................    42
EPA.........................................................    59
ERISA.......................................................     9
Euroclear...................................................    31
Euroclear Operator..........................................    33
Euroclear Participants......................................    32
European Depositaries.......................................    31
Excess inclusion............................................    77
Excess inclusions...........................................    82
Excess servicing............................................    65
FDIC........................................................    24
Federal long-term rate......................................    78
FHA.........................................................     2
FHA Insurance...............................................     7
FHA Loans...................................................    15
FHLMC.......................................................    23
FHLMC Act...................................................    17
FHLMC Certificate Group.....................................    17
FHLMC Certificates..........................................     3
Financial Intermediary......................................    31
FNMA........................................................    23
FNMA Certificates...........................................     3
FUNB........................................................     1
Funding Period..............................................     8
Garn-St Germain Act.........................................    60
Global Securities...........................................  II-1
GNMA........................................................     1
GNMA Certificates...........................................     3
GNMA Issuer.................................................    15
Guaranty Agreement..........................................    15
Home Equity Loans...........................................     2
Housing Act.................................................    15
HUD.........................................................    48
Insurance Proceeds..........................................    43
Insured Expenses............................................    43
IRS.........................................................    63
Issuer......................................................    69
Labor.......................................................    84
Legislative History.........................................    66
Letter of Credit............................................     7
Limited Guarantee...........................................     7
Liquidation Expenses........................................    43
Liquidation Proceeds........................................    43
Loan-to-Value Ratio.........................................    14
lockout periods.............................................     3
Master REMIC................................................    10
Master Servicer.............................................     1
Master Servicing Fee........................................    49

                                                              PAGE
                                                              ----
Morgan......................................................    31
Mortgage....................................................    41
Mortgage Assets.............................................     1
Mortgage Loans..............................................     i
Mortgage Note...............................................    41
Mortgage pass-through certificate...........................    85
Mortgage Pool...............................................     1
Mortgage Pool Insurance Policy..............................     6
Mortgage Rate...............................................     5
Mortgage related securities.................................     8
Mortgaged Properties........................................    12
Mortgagor...................................................    10
NCUA........................................................    87
Net Liquidation Proceeds....................................    43
OID Regulations.............................................    66
Participant.................................................    31
Parties in Interest.........................................    85
Pass-through entity.........................................    82
Pass-through interest holder................................    80
Pass-Through Rate...........................................     5
Plans.......................................................     5
PMBS Agreement..............................................    20
PMBS Issuer.................................................    20
PMBS Servicer...............................................    20
PMBS Trustee................................................    20
Policy Statement............................................    87
Pool Insurer................................................    35
Pre-Funded Amount...........................................     1
Pre-Funding Account.........................................     8
Prepayment Assumption.......................................    66
Primary Insurer.............................................    46
Primary Mortgage Insurance Policy...........................    12
Principal Prepayments.......................................    29
Private Mortgage-Backed Securities..........................     i
Proposed Regulations........................................    83
PTE 83-1....................................................    85
Purchase Price..............................................    25
Qualified mortgage..........................................    70
Rating Agency...............................................     9
Record Date.................................................    26
Regular Certificates........................................    69
Regular interests...........................................    27
Relevant Depositary.........................................    31
Relief Act..................................................    61
REMIC.......................................................     8
REMIC Regulations...........................................    61
Reserve Fund................................................     6
Residual Certificates.......................................    69
Residual interests..........................................    27
Retained Interest...........................................    25

                                                              PAGE
                                                              ----
Rules.......................................................    31
Seller......................................................     i
Sellers.....................................................    12
Senior Certificates.........................................     4
Series......................................................     1
Significant value...........................................    78
Single Family Certificates..................................    85
SMMEA.......................................................     8
Special Hazard Insurance Policy.............................     6
Special Hazard Insurer......................................    36
Stripped ARM Obligations....................................    67
Stripped Bond Certificates..................................    65
Stripped bonds..............................................    65
Stripped Coupon Certificates................................    65
Stripped coupons............................................    65
Sub-Servicer................................................     1
Subordinated Certificates...................................     4
Subsequent Mortgage Assets..................................     1
Subsidiary REMIC............................................    70
Subsidy Account.............................................    23
Subsidy Loans...............................................    23
Subsidy Payments............................................    23
Surety Bond.................................................     7
Temporary Regulations.......................................    83
Terms and Conditions........................................    33
Title V.....................................................    61
Trust Fund..................................................     i
Trustee.....................................................     1
U.S. Person.................................................    69
Underwriter Exemption.......................................    86
Underwriter Exemptions......................................    86
VA..........................................................     2
VA Guaranty Policy..........................................    49
VA Insurance................................................     7
VA Loans....................................................    15

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             ---------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                 PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference.....................................      v
Summary of Terms of the Offered Certificates....    S-1
Risk Factors....................................   S-26
The Mortgage Loan Pool..........................   S-31
The Seller and the Master Servicer..............   S-42
Prepayment and Yield Considerations.............   S-46
Formation of the Trust Fund and Trust
  Property......................................   S-56
Description of the Certificates.................   S-56
Description of the Mortgage Loan Purchase
  Agreement.....................................  S-105
The Trustee.....................................  S-106
Certain Legal Aspects of the Mortgage Loans.....  S-107
Certain Federal Income Tax Consequences.........  S-110
State, Local and Other Taxes....................  S-113
ERISA Considerations............................  S-114
Use of Proceeds.................................  S-116
Legal Investment Considerations.................  S-117
Underwriting....................................  S-117
Legal Matters...................................  S-118
Certificate Rating..............................  S-118
Index of Principal Terms........................  S-119
Appendix A......................................    A-1

                      PROSPECTUS
Prospectus Supplement...........................     ii
Available Information...........................     ii
Reports to Certificateholders...................     ii
Incorporation of Certain Information by
  Reference.....................................     ii
Summary of Terms................................      1
Risk Factors....................................     10
The Trust Fund..................................     12
Use of Proceeds.................................     21
The Depositor...................................     21
Mortgage Loan Program...........................     22
Description of the Certificates.................     25
Credit Enhancement..............................     34
Yield and Prepayment Considerations.............     39
The Pooling and Servicing Agreement.............     40
Servicing and Other Compensation and Payment of
  Expenses......................................     49
Certain Legal Aspects of The Mortgage Loans.....     53
Certain Federal Income Tax Consequences.........     61
State, Local and Other Tax Considerations.......     84
ERISA Considerations............................     84
Legal Investment................................     87
Method of Distribution..........................     88
Legal Matters...................................     89
Financial Information...........................     89
Rating..........................................     89
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures......................   II-1
Index to Defined Terms..........................      i

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                                  $472,881,618

                                  FIRST UNION
                           RESIDENTIAL SECURITIZATION
                              TRANSACTIONS, INC.,
                                   Depositor

                                    MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-B

                           FIRST UNION NATIONAL BANK,
                          Seller, Master Servicer and
                              Trust Administrator
                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------
                    Underwriters of the Group 1 Certificates

                          FIRST UNION CAPITAL MARKETS

                              SALOMON SMITH BARNEY

                    Underwriters of the Group 2 Certificates

                          FIRST UNION CAPITAL MARKETS

                            PAINEWEBBER INCORPORATED
                                 July 24, 1998
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